Golden Share Mining Corporation
(A Mining Exploration Company)

Financial Statements
December 31, 2012 and 2011

Management's Report	2
Independent Auditors' report	3 - 4
Financial Statements
Statements of financial position	5
Statements of Comprehensive Loss	6
Statements of changes in Equity	7
Statements of cash flow	8
Notes to Financial Statements	9 - 39

Management's report

The financial statements of Golden Share Mining Corporation and the other financial information included in this annual report are Management's responsibility.

These financial statements and the other financial information have been prepared by Management in accordance with International Financial Reporting Standards.

The Audit Committee, which is composed of internal directors, meets with the external auditors to discuss matters relating to audit, internal control and financial information. The Committee also reviews the annual financial statements.

These financial statements have been audited by Raymond Chabot Grant Thornton LLP, chartered professional accountants, whose report indicating the scope of their audit and their opinion on the financial statements is presented hereafter.

The Board of Directors has approved the Company's financial statements, on the recommendation of the Audit Committee.

/S/ Philippe Giaro
President and CEO

/S/ Isabelle Gauthier
CFO

April 8, 2013

Golden Share Mining Corporation
Statements of Financial Position
(in Canadian dollars)

	Notes	2012-12-31	2011-12-31	2011-01-01
		$	$	$
ASSETS
Current
Cash		160,680	234,679	975,775
Guaranteed investment certificates	6	380,000	1,830,000
Other receivables	7	18,397	148,209	58,350
Advances to a shareholder company, SearchGold Resources Inc., without interest, payable on demand				19,708
Prepaid expenses		19,510	25,915	15,594
		578,587	2,238,803	1,069,427
Non-current
Property and equipment		1,754	2,924	642
Other long-term financial assets	8	149,000	24,000	60,000
Total assets		729,341	2,265,727	1,130,069

LIABILITIES AND EQUITY
LIABILITIES
Current
Trade and other payables	10	186,460	540,295	97,525
Other liabilities				116,607
Total liabilities		186,460	540,295	214,132

EQUITY
Share capital	11	16,610,112	16,549,862	10,001,523
Contributed surplus		5,977,009	5,780,080	2,601,649
Deficit		(22,027,240)	(20,602,510)	(11,721,235)
Accumulated other comprehensive loss		(17,000)	(2,000)	34,000
Total equity		542,881	1,725,432	915,937
Total liabilities and equity		729,341	2,265,727	1,130,069

The accompanying notes are an integral part of the financial statements.

These financial statements were approved and authorized for issue by the Board of Directors on April 8, 2013.

/S/ Philippe Giaro	/S/ Florent Baril
Director	Director

Golden Share Mining Corporation
Statements of Comprehensive Loss
For the years ended December 31, 2012 and 2011
(in Canadian dollars, except loss per share)

	Notes	2012	2011
		$	$

Exploration and evaluation expenditures	12	1,072,587	7,862,135
Administrative expenses	13	544,123	712,137
Losses from exchange differences		1,132	2,853
Gain on disposal of mining rights		(240,000)
Loss before tax		(1,377,842)	(8,577,125)
Tax income	15		116,607
Net Loss		(1,377,842)	(8,460,518)
Other comprehensive loss
Available-for-sale-financial assets
Net change in fair value		(15,000)	(36,000)
Total of other comprehensive loss for the year		(15,000)	(36,000)
Total comprehensive loss		(1,392,842)	(8,496,518)

Loss per share
Basic and diluted net loss per share	16	(0.01)	(0.09)

Weighted average number of common shares outstanding, basic and diluted	16	109,214,078	92,005,613

The accompanying notes are an integral part of the financial statements.

Golden Share Mining Corporation
Statements of Changes in Equity
For the years ended December 31, 2012 and 2011
(in Canadian dollars)

				Accumulated
				other
				comprehensive	Contributed		Total
	Notes	Share capital		loss	surplus	Deficit	Equity
		Number	$	$	$	$	$

Balance as at January 1, 2011
Balance, as previously reported		65,732,415	10,001,523	34,000	2,601,649	(6,042,655)	6,594,517
Changes in accounting policies (Note 3)						(5,678,580)	(5,678,580)
Balance as restated		65,732,415	10,001,523	34,000	2,601,649	(11,721,235)	915,937

Shares issued under a private investment	11.1	17,000,000	3,400,000				3,400,000
Shares issued under a flow-through investment	11.1	910,000	200,200				200,200
Shares issued for the acquisition of mining rights	12	22,315,000	3,677,225				3,677,225
Exercise of warrants		2,331,117	514,738		(145,712)		369,026
Exercise of share options		500,000	95,830		(42,830)		53,000
Warrants issued	11		(1,339,654)		2,954,520		1,614,866
Warrants issued to a broker	11				191,594	(191,594)
Equity instrument issue expense						(229,163)	(229,163)
Share-based payments	11 and 14				220,859		220,859
Transactions with owners		43,056,117	6,548,339	–	3,178,431	(420,757)	9,306,013
Net loss						(8,460,518)	(8,460,518)
Other comprehensive loss
Available-for-sale financial assets
Net change in fair value				(36,000)			(36,000)
Total comprehensive loss			–	(36,000)	–	(8,460,518)	(8,496,518)
Balance as at December 31, 2011		108,788,532	16,549,862	(2,000)	5,780,080	(20,602,510)	1,725,432

Balance as at January 1, 2012		108,788,532	16,549,862	(2,000)	5,780,080	(20,602,510)	1,725,432

Shares issued for the acquisition of mining rights	12	1,000,000	60,250				60,250
Share-based payments	11 and 14				150,041		150,041
Warrants extension	11.2				46,888	(46,888)
Transactions with owners		1,000,000	60,250	–	196,929	(46,888)	210,291
Net loss						(1,377,842)	(1,377,842)
Other comprehensive loss
Available-for-sale financial assets
Net change in fair value				(15,000)			(15,000)
Total comprehensive loss		–	–	(15,000)	–	(1,377,842)	(1,392,842)
Balance as at December 31, 2012		109,788,532	16,610,112	(17,000)	5,977,009	(22,027,240)	542,881

The accompanying notes are an integral part of the financial statements.

Golden Share Mining Corporation
Statement of Cash Flows
For the years ended December 31, 2012 and 2011
(in Canadian dollars)

	Notes	2012	2011
		$	$
OPERATING ACTIVITIES
Loss before tax		(1,377,842)	(8,577,125)
Adjustments
Share-based payments		150,041	220,859
Shares issued for the acquisition of mining rights		60,250	3,677,225
Warrants issued for the acquisition of mining rights			1,614,866
Gain of disposal of mining rights		(240,000)
Property and equipment depreciation		1,170	1,227
Changes in working capital items	18	(217,618)	342,590
Cash flows from operating activities		(1,623,999)	(2,720,358)

INVESTING ACTIVITIES
Property and equipment			(3,509)
Disposal of mining rigths		100,000
Guaranteed investment certificates		(350,000)	(2,330,000)
Disposal of guaranteed investment certificates		1,800,000	500,000
Advances to a shareholder company, SearchGold Resources Inc.			19,708
Cash flows from investing activities		1,550,000	(1,813,801)

FINANCING ACTIVITIES
Issuance of equity instruments			4,022,226
Equity instrument issue expense			(229,163)
Cash flows from financing activities		–	3,793,063
Net change in cash		(73,999)	(741,096)
Cash, beginning of year		234,679	975,775
Cash, end of year		160,680	234,679

The accompanying notes are an integral part of the financial statements.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

1.	NATURE OF OPERATIONS AND STATEMENT OF COMPLIANCE WITH IFRS

Golden Share Mining Corporation (hereinafter the "Company") specialize in the exploration of gold mining sites located in Canada.

Golden Share Mining Corporation shares are listed on the TSX Venture Exchange.

Golden Share Mining Corporation is incorporated under the Canada Business Corporations Act. Golden Share Mining Corporation headquartered is at 349 De Contrecœur Street, Montreal, Quebec, Canada, H1L 3Y4.

These financial statements have been prepared under International Financial Reporting Standards ("IFRS") .

2.	GOING CONCERN ASSUMPTION

The financial statements have been prepared on the basis of the going concern assumption, meaning the Company will be able to realize its assets and discharge its liabilities in the normal course of operations.

Given that the Company has not yet determined whether its mineral properties contain mineral deposits that are economically recoverable, the Company has not yet generated income nor cash flows from its operations. As at December 31, 2012, the Company has a deficit of $22,027,240 ($20,602,510 as at December 31, 2011) and a working capital of $392,127 ($1,698,508 as at December 31, 2011) which will not be sufficient to support the Company's needs for cash during the coming year. The Company will require additional funding to be able to advance and retain mining rigths interest and to meet ongoing requirements for general operations. These material uncertainties cast significant doubt regarding the Corporation’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional financing to further explore its mineral properties. Even if the Company has been successful in the past in doing so, there is no assurance that it will manage to obtain additional financing in the future.

The carrying amounts of assets, liabilities, revenues and expenses presented in the financial statements and the classification used in the statement of financial position have not been adjusted as would be required if the going concern assumption was not appropriate.

3.	CHANGE IN ACCOUNTING POLICY

Exploration and evaluation assets

During the year 2012, the Company retrospectively changed its accounting policy regarding exploration and evaluation expenditures in order to recognize these expenditures directly to net loss instead of capitalizing them as exploration and evaluation assets. Management believes that the new presentation provides a clearer picture of the expenses incurred by the Company as well as the nature of these expenses.

The retrospective application of this change decreased the value of exploration and evaluation assets by $13,442,995 and $5,678,580 at December 31, 2011 and January 1, 2011, respectively. Net earnings for the year ended December 31, 2011 decreased by $7,764,415, and deficit at January 1, 2011 increased by $5,678,580 reflecting the cumulative impact on net loss of prior periods. Basic and diluted net loss per share increased by $0.08 for the year ended December 31, 2011.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

3.	CHANGE IN ACCOUNTING POLICY (Continued)

Financial statement presentation

In May 2012, the International Accounting Standards Board (IASB) issued amendments to IAS 1 “Presentation of Financial Statements” from the Annual Improvements 2009-2011. These amendments require incremental disclosures regarding comparative information, retrospective restatement or reclassification or change in accounting policy. These amendments are effective for annual periods beginning on or after January 1, 2013, with earlier adoption permitted. The Company has elected to apply these amendments as of January 1, 2012. Accordingly, the disclosures required by these amendments have been incorporated into the Company’s Financial Statements.

Furthermore, expenses presentation was retroactively changed to a presentation by fonction. Management previously presented expenses by nature. Management believes that this new presentation provides a clearer picture of the expenses incurred by the Company.

4.	SUMMARY OF ACCOUNTING POLICIES

The significant accounting policies that have been applied in the preparation of these financial statements are summarized below.

4.1	Basis of consolidation

As at December 31, 2012, the financial statements include the accounts of the Company.

As at December 31, 2011, the financial statements include the accounts of the Company and its wholly-owned subsidiary, Nanoose Gold Limited until its dissolution on April 29, 2011. Transactions between January 1 and April 29, 2011 are immaterial.

Net earnings (loss) and other comprehensive loss of a subsidiary acquired or disposed of during the reporting period are recognized from the effective date of the acquisition, or up to the effective date of disposal, as applicable.

All transactions between the parent company and its subsidiary, balances, income and expenses are eliminated upon consolidation.

4.2	Functional and presentation currency and basis of evaluation

The financial statements are presented in Canadian dollars, which is also the functional currency of the company.

These financial statements are presented using the historical cost method, except for available -for-sale financial assets that are recognized at fair value through comprenhensive loss.

4.3	Financial instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred.

A financial liability is derecognized when it is extinguished, discharged, cancelled or when it expires.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

Financial assets and financial liabilities are measured initially at fair value plus transactions costs, except for financial assets and financial liabilities carried at fair value through net earnings (loss), which are measured initially at fair value.

Financial assets and financial liabilities are measured subsequently as described below.

Financial assets

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial recognition, these are measured at depreciated cost using the effective interest method, less provision for impairment. Discounting is omitted where the effect of discounting is immaterial. The Company's cash, guaranteed investment certificates, reimbursement of expenses receivable and interest receivable, fall into this category of financial instruments.

Available -for-sale financial assets

Available -for-sale financial assets are non-derivative financial assets that are either designated to this category or do not qualify for inclusion in any of the other categories of financial assets. The Company's available -for-sale financial assets include marketable securities in listed mining exploration companies.

Available -for-sale financial assets are measured at fair value. Net change in fair value is recognized in other comprehensive loss and reported under the reserve "Available -for-sale financial assets" in the accumulated other comprehensive loss in equity, except for impairment losses, which are recognized in the net earnings. When the asset is derecognized, the cumulated net change in fair value recognized in other comprehensive loss is reclassified to net earnings (loss) under "Loss on available -for-sale assets recycled in net earnings (loss)" if applicable and presented as a reclassification adjustment within other comprehensive loss.

Impairment charges are recognized in net earnings (loss) if applicable.

Reversals of impairment losses are recognized in other comprehensive loss.

Impairment of financial assets

All financial assets are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired.

Objective evidence of impairment could include:

  significant financial difficulty of the issuer or counterparty;
  default or delinquency in interest or principal payments;
  it becoming probable that the borrower will enter bankruptcy or financial reorganization.

Impairment charges are presented in net earnings (loss) within Administrative expenses, if applicable.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

Financial liabilities

The Company's financial liabilities include trade accounts and other payable.

Financial liabilities are measured subsequently at depreciated cost using the effective interest method.

All interest -related charges, if applicable, are reported under Finance costs.

4.4	Foreign currency translation

The monetary assets and liabilities in foreign currency are translated at the exchange rate in effect at the balance sheet date, whereas other assets and liabilities are translated at the exchange rate in effect at the transaction date. Revenues and expenses are translated at the average rate in effect during the year. Gains and losses are included in the earnings for the year.

4.5	Basic and diluted loss per share

Basic loss per share is calculated by dividing the loss attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share are calculated by adjusting the loss attributable to ordinary equity holders of the Company, and the weighted average number of common shares outstanding, for the effects of all dilutive potential common shares which include options and warrants. Dilutive potential common shares shall be deemed to have been converted into common shares at the beginning of the period or, if later, at the date of issue of the potential common shares.

For the periods presented, the diluted loss per share is equal to the basic loss per share of the anti-dilutive effect of the outstanding warrants and share options, as described in Notes 11 and 14 respectively.

4.6	Cash

The cash includes cash held for exploration expenses that represents the balance on flow-through financing not spent. According to the restrictions imposed by these financin g arrangements, the Company must dedicate these funds to the exploration and evaluation of mining properties.

4.7	Refundable Tax credits

The Company is entitled to a refundable tax credit on eligible exploration expenditures incurred by mining companies. Furthermore, the Company is entitled to a refundable credit on duties for losses under the Mining Duties Act. This refundable credit on duties for losses is applicable on eligible exploration costs incurred in the Province of Quebec.

These refundable tax credits are recognized against exploration and evaluation expenditures incurred.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

4.8	Exploration and evaluation expenditures

All of the Company's projects are currently in the exploration and evaluation phase.

Exploration and evaluation expenditures are costs incurred in the course of initial search of mineral deposits before the technical feasibility and commercial viability of the extraction have been demonstrated.

The costs directly related to the acquisition of the mineral property rights and the exploration expenditures incurred during the exploration and evaluation phase are expensed.

The Company will capitalize its exploration expenditures under property and equipment once technical feasibility and commercial viability of extracting a mineral resource are demonstrated.

To date, neither the technical feasibility nor the commercial viability of a mineral resource has been demonstrated.

Although the Company has taken steps to verify title to the mining properties in which it holds an interest, in accordance with industry practices for the current stage of exploration and development of such properties, these procedures do not guarantee the validity of the Company’s titles. Property titles may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

Disposal of interest in connection with the option agreement

On the disposal of interest in connection with the option agreement, the Company does not recognize expenses related to the exploration and evaluation performed on the property by the acquirer. In addition, the amounts received directly from the acquirer are recognized as a gain on the disposal of mining rights in net earning (loss).

4.9	Property and equipment

Property and equipment are recognized at cost less accumulated depreciation and accumulated impairment losses. Computer equipment is depreciated over 3 years.

4.10	Provisions, contingent liabilities and contingent assets

Provisions are recognized when present obligations as a result of a past event will probably lead to an outflow of economic resources from the Company and amounts can be estimated reliably. Timing or amount of the outflow may still be uncertain.

In those cases where the possible outflow of economic resources as a result of present obligations is considered improbable or remote, no liability is recognized, unless it was assumed in the course of a business combination.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Provisions are discounted when the time value of money is significant.

The Company’s operations are governed by government environment protection legislation. Environmental consequences are difficult to identify in terms of amounts, timetable and impact. As of the reporting date, management believes that the Company’s operations are in compliance with current laws and regulations. Site restoration costs currently incurred are negligible. When the technical feasibility and commercial viability of extracting a mineral resource have been demonstrated, a restoration provision will be recognized in the cost of the mining property when there is constructive commitment that has resulted from past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount of the obligation can be measured with sufficient reliability.

4.11	Income taxes

Generally, the tax expense recognized in net earnings (loss) comprises the amount of deferred tax and current tax not recognized in other comprehensive loss or directly in equity.

When the Company will have current income tax assets or liabilities, these will comprise those obligations to, or claims from, tax authorities relating to the current or prior reporting periods, that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from net earnings (loss) in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

However, since the Company is in the exploration phase and has no taxable income, tax expense recognized in net earnings (loss) is comprised only of deferred tax when applicable.

Deferred income taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. However, deferred tax is not provided on the initial recognition of goodwill, or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit. Deferred tax on temporary differences associated with investments in subsidiaries is not recognized if reversal of these temporary differences can be controlled by the Company and it is probable that reversal will not occur in the foreseeable future.

Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantively enacted by the end of the reporting period.

Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax liabilities are always provided for in full.

Deferred tax assets and liabilities are offset only when the Company has a right and intention to set off current tax assets and liabilities from the same taxation authority.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

Changes in deferred tax assets or liabilities are recognized as deferred income tax expense in net earnings (loss), except where they relate to items that are recognized in other comprehensive loss or directly in equity, in which case the related deferred tax is also recognized in other comprehensive loss or equity, respectively.

4.12	Equity

Share capital represents the amount received upon the share issuance. If shares are issued when options and warrants are exercized, the share capital account also comprises the compensation cost previously recognized in contributed surplus. In addition, if the shares are issued as part of an option agreement, the shares represent the number of shares issued for the acquisition of mining rights multiplied by the shares' fair value according to the quoted price on the day of signature of the agreement.

Unit placements

Proceeds from unit placements are allocated proportionately between common shares and warrants according to their respective fair values.

Flow-through placements

Issuance of flow-through shares represents in substance an issuance of common shares and the sale of the rights to tax deductions to the investors. When the flow-through shares are issued, the sale of the rights to tax deductions is deferred and recognized as other liabilities in the statement of financial position. The proceeds received from the issuance of flow-through shares are allocated between share capital and other liabilities using the residual method. Proceeds are first allocated to shares according to the quoted price of existing shares at the time of issuance and the residual value is allocated to other liabilities. The liability component recognized initially on the issuance of shares is reversed on renouncement of the rights to tax deductions to the investors and when eligible expenses are incurred and recognized in net earnings (loss) in reduction to deferred income tax expense.

Other elements of the share capital

Contributed surplus includes compensation expenses related to share options and warrants until such equity instruments are exercised.

Deficit includes all current and prior period losses and the share issue expenses net of any tax benefits on the earnings underlying these share issue expenses.

Accumulated other comprehensive loss includes the reserve " Available -for-sale Financial Assets" used to recognize the net change in fair value categorized in this reserve.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

4.13	Equity-settled share-based payments

The Company operates equity-settled share-based remuneration plans (share options plans) for its eligible directors, officers, employees and consultants. None of the Company's plans feature any options for a cash settlement. Occasionally, the Company issues warrants to brokers.

All goods and services received in exchange for the grant of any share-based payments are measured at their fair value unless that fair value cannot be estimated reliably. If the Company cannot reliably estimate the fair value of the goods or services received, the Company shall measure the fair value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees and others providing similar services, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.

Equity-settled share-based payments under Equity-settled share-based payments plans (except warrants to brokers) are ultimately recognized as an expense in the net earnings (loss) and the consideration is recognized as a credit to contributed surplus under Equity. Warrants issued to brokers are recognized as equity instrument issue costs and the consideration is recognized as a credit to contributed surplus under Equity.

If vesting periods or other vesting conditions apply, the expense is allocated over the vesting year, based on the best available estimate of the number of share options expected to vest. Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior period if the number of share options ultimately exercised are different to that estimated on vesting.

4.14	Segmental reporting

The Company presents and discloses segmental information based on information that is regularly reviewed by the chief operating decision -maker, i.e. the Chairman and the Board of Directors. Management currently identifies only one operating segment, that is the exploration and evaluation of mineral resources in Canada.

4.15	Existing standards that are not yet effective

At the date of authorisation of these financial statements, certain new standards, amendments and interpretations to existing standards have been published by the IASB but are not yet effective, and have not been adopted early by the Company

Management anticipates that all of the relevant pronouncements will be adopted in the Company's accounting policies for the first period beginning after the effective date of the pronouncement. Information on new standards, amendments and interpretations that are expected to be relevant to the Company’s financial statements is provided below. Certain other new standards and interpretations have been issued but are not expected to have a material impact on the Company's financial statements.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

4.	SUMMARY OF ACCOUNTING POLICIES (Continued)

Amendments to IAS 1, Presentation of financial statements

The Amendments to IAS 1 are effective for annual periods beginning on or after July 1, 2012 and require entities to group items presented in other comprehensive loss (OCI) into those that, in accordance with other IFRSs, will not be reclassified subsequently to net earnings (loss) and those that will be reclassified subsequently to net earnings (loss) when specific conditions are met. The existing option to present items of OCI either before tax or net of tax remains unchanged; however, if the items are presented before tax, then the amendments to IAS 1 require the tax related to each of the two groups of OCI to be shown separately. The Company’s management expects this will change the current presentation of items in other comprehensive loss, however, it will not offset the measurement or recognition of such items.

IFRS 9 Financial Instruments (effective beginning January 1, 2015)

The IASB aims to replace IAS 39 ‘Financial Instruments: Recognition and Measurement’ (IAS 39) in its entirety with IFRS 9. To date, the chapters dealing with recognition, classification, measurement and derecognition of financial assets and liabilities have been issued. These chapters will be effective for annual periods beginning on or after January 1, 2015. Chapters dealing with impairment methodology and hedge accounting are still being developed. Further, in November 2012, the IASB published an exposure draft in order to made limited modifications to IFRS 9’s financial asset classification model to address application issues. The Company's management have yet to assess the impact of this new standard on the Company's financial statements. However, Management does not expect to implement IFRS 9 until all of its chapters have been published and they can comprehensively assess the impact of all changes.

IFRS 13, Fair Value Measurement (effective beginning January 1, 2013)

IFRS 13 clarifies the definition of fair value and provides related guidance and enhanced disclosures about fair value measurements. It does not affect which items are required to be fair-valued. IFRS 13 applies prospectively for annual periods beginning on or after 1 January 2013. Management is in the process of reviewing its valuation methodologies for conformity with the new requirements and has yet to complete its assessment of their impact on the Company's financial statements.

5.	ESTIMATES, JUDGMENTS AND ASSUMPTIONS

When preparing the financial statements, management undertakes a number of judgments, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results can differ from the judgments, estimates and assumptions made by management, and will seldom equal the estimated results. Information about the significant judgments, estimates and assumptions that have the greatest impact on the recognition and measurement of assets, liabilities, income and expenses are discussed below.

Share-based payments

The estimation of share-based payment costs requires the selection of an appropriate valuation model and consideration as to the inputs necessary for the valuation model chosen. In the absence of its own share history, the Company used the share volatility of three companies with comparable activities and estimated the probable life of share options and warrants granted and the time of exercise of those share options and warrants. The model used by the Company is the Black-Scholes valuation model.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

6.	GUARANTEED INVESTMENT CERTIFICATES

	2012-12-31	2011-12-31
	$	$
Guaranteed investment certificate, prime less 1.80%		1,800,000
Guaranteed investment certificate, 1.75%, maturing in January 2013	30,000	30,000
Guaranteed investment certificate, prime less 1.95%, maturing in October 2013	350,000
	380,000	1,830,000

7.	OTHER RECEIVABLES

	2012-12-31	2011-12-31
	$	$
Reimbursement of expenses receivable		44,349
Goods and services tax receivable	17,056	98,116
Interest receivable	1,341	5,744
	18,397	148,209

8.	OTHER LONG-TERM FINANCIAL ASSETS

	2012-12-31	2011-12-31
	$	$
Marketable securities in listed mining exploration companies, at fair value
200,000 common shares of Vanstar Mining Resources Inc.	19,000	24,000
1,000,000 common shares of Vantex Resources Ltd.	130,000
	149,000	24,000

9.	CREDIT FACILITY

The Company has a credit card for a maximum authorized amount of $30,000 that bears interest at 18.40% annually, secured by a guaranteed investment certificate of $30,000. The balance, as at December 31, 2012, is $473 and is included under "Trade accounts and other payables. "

10.	TRADE AND OTHER PAYABLES

	2012-12-31	2011-12-31
	$	$
Trade accounts	184,294	374,927
Others	2,166	165,368
	186,460	540,295

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

11.	SHARE CAPITAL

11.1	Share Capital

The share capital of the company consists only of fully paid common shares and an unlimited number of common shares voting and participating, without par value

In April 2011, the Company completed a private placement for $3,400,000. The Company issued 17,000,000 common shares of the Company at a price of $0.20 per share and 17,000,000 warrants of the Company. Each warrant entitles the holder to subscribe to one common share of the Company at a price of $0.32 per share, valid for 24 months following the issue. An amount of $1,339,654 related to the warrants issued was applied to the contributed surplus.

In April 2011, the Company also completed a private placement for $200,200. The Company issued 910,000 flow-through shares of the Company at a price of $0.22 per share and 455,000 warrants of the Company. Each warrant entitles the holder to subscribe to one common share of the Company at a price of $0.32 per share, valid for 18 months following the issue. No value was attributed to warrants in relation with this placement.

11.2	Warrants

Outstanding warrants entitle their holder to subscribe to an equal number of common shares as follows:

		2012-12-31		2011-12-31
		Weighted		Weighted
	Number	average	Number	average
	of warrants	exercise price	of warrants	exercise price
		$		$
Balance, beginning of year	45,262,289	0.23	21,090,887	0.16
Issued			29,518,769	0.27
Exercised			(2,331,117)	0.16
Expired	(13,897,289)	0.16	(3,016,250)	0.21
Balance, end of year	31,365,000	0.26	45,262,289	0.23

During the year 2011, the Company granted 29,518,769 warrants including 1,218,769 broker warrants. The fair value of the broker warrants was estimated at $0.11 using the Black-Scholes model and based on the following weighted average assumptions:

2011-12-31

Weighted average price at the grant date	$0.22
Rate of return of dividends	- %
Expected average volatility	154%
Risk-free average interest rate	1.67%
Expected average life (years)	2.36
Weighted average exercise price	$0.17

The expected volatilit y was determined using the historical data of public companies from the same sector according to each grant period.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

11.	SHARE CAPITAL (Continued)

During the year 2011, the Company recognized $191,594 as equity instrument issue costs when the broker warrants were granted and this amount is recognized in contributed surplus. In addition, 2,331,117 warrants were exercised at prices ranging from $0.08 to $0.20 per warrant, of which $369,026 in cash consideration and $145,712 in reduction of contributed surplus

The number of outstanding warrants that could be exercised for an equal number of common shares is as follows:

Expiration date		2012-12-31		2011-12-31
	Number	Exercise price	Number	Exercise price
		$		$
April 7, 2012			1,300,000	0.25
May 7, 2012			1,630,000	0.15
May 7, 2012			45,000	0.10
May 17, 2012			500,000	0.15
May 17, 2012			50,000	0.10
July 19, 2012			240,000	0.15
September 30, 2012			456,500	0.10
September 30, 2012			5,590,000	0.15
October 8, 2012			358,363	0.10
October 8, 2012			2,666,835	0.15
October 20, 2012			54,600	0.22
October 20, 2012			455,000	0.32
October 25, 2012 (a)			2,500,000	0.18
October 28, 2012			471,100	0.15
October 28, 2012			79,891	0.23
April 20, 2013	17,000,000	0.32	17,000,000	0.32
April 20, 2013	1,020,000	0.20	1,020,000	0.20
June 29, 2013	10,845,000	0.20	10,845,000	0.20
October 25, 2015 (a)	2,500,000	0.10
	31,365,000		45,262,289

(a)

The Company extended the terms of the 2,500,000 warrants by another three years from October 25, 2012 to October 25, 2015. Also, the Company reduced the exercise price of the warrants of $0.18 to $0.10.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES

Exploration and evaluation expenditures are detailed as follows:

	2012-12-31	2011-12-31
	$	$
Quebec
Fortune Lake West	5,046	7,438
Chevrier Lake		104
Forsan	6,545	22,176
Malartic Lakeshore	2,877	248,785
Lutetium		6,711
Vent d'or		1,234
Lagavulin		1,084
	14,468	287,532
Ontario
Elwood		112,352
Pistol Lake	212,525	798,947
Berens River	167,673	216,788
Conacher	152,673	408,138
Band Ore	362,499	5,944,697
Larose	162,749	93,681
	1,058,119	7,574,603
Total exploration and evaluation expenditures	1,072,587	7,862,135

Fortune Lake West

The Company owns a 100% interest in a mining property consisting of 17 claims in Abitibi, in the province of Quebec.

These claims are subject to a net smelter royalty of 1.5% . An advance of $5,000 is payable annually since February 15, 2008 until the beginning of the commercial production.

On August 16, 2010, the Company signed an option agreement with Vanstar Mining Resources Inc. ("Vanstar") through which Vanstar can acquire, over a three-year period, a 70% interest in the property.

On July 14, 2011, Vanstar informed the Company of its intention to abandon the option.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

On November 7, 2012, the Company annouced the signature of a purchase and sale agreement with Vantex Resources Ltd ("Vantex") through which Vantex can acquire a 100% interest in the Lac Fortune West Gold Property. Vantex will complete the Lac Fortune West acquisition by paying Golden Share $100,000 in cash and issuing to Golden Share 1,000,000 common shares in Vantex's capital. Golden Share will also retain a 1% NSR in the Property.

As at December 31, 2012, the Company received the cash payment of $100,000 and the 1,000,000 commons shares of vantex for a total value of $140,000. An amount of $240,000 was recognize in net earnings under Gain on disposal of exploration and evaluation assets.

Chevrier Lake

The Compan y owns a 100% interest in a mining property consisting of 8 claims located in the township of Blondeau, in the province of Quebec.

These claims are subject to a net smelter royalty of 1.5% which may be redeemed for $1,000,000 if the property is brought into production.

Blondeau -Guillet

The Compan y owns a 50% interest in a mining property consisting of 155 claims which cover an area of 24.8 km2 located in the township of Blondeau, in the province of Quebec.

Following the acquisition of the 50% interest by the Company, the expenses incurred to further develop the property will be shared by the Company and Niogold Mining Corporation, based on the interest owned by each party.

The property is subject to net smelter royalties of 1% to 2%.

Forsan

The Compan y owns a 100% interest in a mining property consisting of 50 claims which cover an area of 8 km2 located in Vauquelin, in the province of Quebec.

Under the option agreement signed on October 5, 2007, an additional 400,000 common shares should be issued at any time in the event that measured and indicated resources representing 250,000 ounces of gold or more could be defined and validated and 400,000 additional common shares at any time in the event that measured and indicated resources representing 500,000 ounces of gold or more could be defined and validated.

The property is subject to a 2% net smelter return which the Company has the right to purchase for $1,000,000 per 1% net smelter return bracket.

Malartic Lakeshore

The Compan y owns a 100% interest in a mining property consisting of 26 claims which cover an area of 10 km2 located in Malartic, in the province of Quebec.

Under the option agreement signed on October 5, 2007, covering 22 claims, an additional 150,000 common shares should be issued at any time in the event that measured and indicated resources representing 250,000 ounces of gold or more could be defined and validated and 150,000 additional shares at any time in the event that measured and indicated resources representing 500,000 ounces of gold or more could be defined and validated.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

The property is subject to a 2% net smelter return which the Company has the right to purchase for $1,000,000 per 1% net smelter return bracket.

Lutetium

The Compan y owns a interest of 100% in a mining property consisting of 29 claims which cover an area of 17.3 km2 located in the townships of Wabassee and Kensington, in the province of Quebec.

The Company will not renew the mining rights upon expiration.

Vent D'Or

The Company had entered into an option agreement to acquire, over a two-year period, a 100% interest in a property composed of 29 claims which cover a total area of 16.2 km2 located in the townships of Druillettes and Hazeur, in the province of Quebec, for which it has decided to no longer pursue the development.

Lagavulin

The Compan y owns a 100% interest in 12 mining claims covering an area of 0.7 km2 located in Ham-North, in the province of Quebec.

The Company did not renew the mining rights upon expiration.

Elwood

The Compan y owns a 100% interest in a property consisting of 31 claims which cover a total area of 22.1 km2, located in the townships of Duckworth and Lamport in the province of Ontario.

The property is subject to a 2% net smelter return. The Company may, at any time, repurchase 1% of the net smelter return by paying the seller the amount of $1,000,000.

Pistol Lake

As at October 9, 2008, the Company entered into an option agreement, amended in 2012, to acquire, over a four-year period, a 100% interest in a property composed of 46 claims, located in the township of Hagey in the province of Ontario once all of the following conditions are met:

  By paying a total of $150,000, as $50,000 on the secondary anniversary date, $50,000 on the third anniversary date and $50,000 on the fourth anniversary date. Half of the third payment can be executed by the issuance of a number of common shares of the Company representing the amount of $25,000 according to market conditions at the time of the last instalment;

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

  By issuing a total of 300,000 of the Company's common shares, as 75,000 common shares upon signature and 75,000 common shares on the first, second and third anniversary dates;

  By incurring a total of $400,000 in exploration and evaluation expenses, as $100,000 on the first, second, third and fourth anniversary dates.

The vendor will retain a 3% net smelter return on the property. In the event that commercial production is started on the property, the Company will have the right to purchase a portion equal to a first third of the royalty for $500,000. Additionally, the Company will have the right to purchase a portion equal to a second third of the royalty for $1,000,000.

Following the acquisition of the 100% interest, the Company shall make an advance -royalty payment of $20,000 per year starting on the fifth anniversary date. Before the ninth anniversary date, the Company may elect to execute half of the payment in a number of common shares of the Company representing the amount of $10,000 according to the market conditions at such date.

In 2012, the Company has elected to pay the final payment by issuing 500,000 common shares of the Company for a total value of $25,000.

As at December 31, 2012, the Company has fulfilled all the conditions and is presently transferring the claims under its name.

The Company owns a 100% interest in 1 additional claim.

Berens River

The Berens River property results in the consolidation of two distinct claim blocks acquired under different terms.

In 2010, the Compan y first acquired an option agreement to acquire a 100% interest in one claim comprising 15 units for a total area of 2.4 km2 located 200 km north of Red Lake in Ontario once all of the following conditions are met:

  By paying a total of $480,000, as $20,000 upon signature, $20,000 75 days following the signature, $40,000 no later than February 15, 2011, $50,000 no later than February 15, 2012, $50,000 no later than February 15, 2013, $100,000 no later than February 15, 2014 and $200,000 no later than February 15, 2015.

  By issuing a total of 1,000,000 of the Company's common shares, as 200,000 common shares upon signature, 200,000 common shares no later than February 15, 2011, 100,000 common shares no later than February 15, 2012, 100,000 common shares no later than February 15, 2013, 200,000 common shares no later than February 15, 2014 and 200,000 common shares no later than February 15, 2015.

Following the acquisition of a 100% interest by Golden Share, the vendor will retain a 2% net smelter royalty on the property. The Company will have the right to purchase a portion equal to a half of the Royalty, for $2,000,000.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

As at December 31, 2012, the Company paid a total of $130,000 ($50,000 in 2012, $60,000 in 2011 and $20,000 in 2010) in cash and issued 500,000 (100,000 in 2012, 200,000 in 2011 and 200,000 in 2010) common shares of the Company for a total value of $83,500 ($8,500 in 2012, $34,000 in 2011 and $41,000 in 2010).

The Company also entered into an option agreement with Favourable Lake Gold Corp. to acquire, over a two-year period, a 100% interest in 20 claims for a total area of 35.2 km2 located in Setting Net Lake and North Trout Lake in north-western Ontario, at the following conditions:

  By paying a total of $50,000 as $7,500 upon signature, $7,500 on the date on which the Company and the Sandy Lake First Nation enter into a written agreement, $20,000 no later than the first anniversary date and $15,000 no later than the second anniversary date;

  By issuing a total of 500,000 common shares of the Company as 250,000 common shares of the Company no later than the first anniversary date and 250,000 common shares of the Company on the date on which the Company and the Sandy lake First Nation enter into a written agreement;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day ending three trading days before the later of (i) the first anniversary of the date of the period option agreement and (ii) the date on which Golden Share has made all cash payments and issued the initial 500,000 Common Shares mentioned above. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day ending three trading days before the later of (i) the second anniversary of the date of the period option agreement and (ii) the date on which Golden Share has made all cash payments and issued the initial 500,000 common shares mentioned above. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance.

An additional 500,000 common shares shall be issued in the event that measured and indicated resources representing 250,000 ounces of gold or more could be defined and validated or a total of 250,000 ounces of gold are produced by the Company.

An additional 1,000,000 common shares shall be issued in the event that measured and indicated resources representing 500,000 ounces of gold or more could be defined and validated or a total of 500,000 ounces of gold are produced by the Company.

As at December 31, 2012, the Compan y paid a total of $7,500 in cash and issued 250,000 common shares of the Company for a total value of $20,000.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

Conacher

In March 2011, the Company entered into an option agreement to acquire, over a two-year period, a 100% interest in the gold mining property Conacher composed of 9 claims located in north-western Ontario, at the following conditions:

  By paying a total of $48,500; as $8,500 upon signature, $15,000 on the first anniversary date and $25,000 on the second anniversary date;

  By issuing a total of 200,000 common shares of the Company, as 100,000 shares upon signature, 50,000 shares on the first anniversary date and 50,000 shares on the second anniversary date.

Following the acquisition of a 100% interest, the vendor will retain a 1% net smelter return on the property.

As at December 31, 2012, the Company paid a total of $23,500 ($15,000 in 2012 and $8,500 in 2011) in cash and issued 150,000 (50,000 in 2012 and 100,000 in 2011) common shares of the Company for a total value of $25,750 ($3,750 in 2012 and $22,000 in 2011).

Band Ore

In June 2011, the Company acquired Lake Shore Gold Corp.'s ("Lake Shore Gold") 100% interest in the Band Ore gold property ("Band Ore property"), composed of 28 mining claims located in the Shebandowan belt of north-western Ontario.

Under the terms of this acquisition, the Company issued to Lake Shore Gold 21,690,000 common shares of the Company and 10,845,000 common share purchase warrants, each entitling the holder to acquire one common share of the Company at a price of $0.20 during the 36-month period following its issuance.

The property is subject to a 1% net smelter return.

Following the acquisition, Lake Shore Gold held an approximately 19.99% ownership interest in the Company.

In 2011, the Company issued 21,690,000 common shares of the Company for a total value of $3,578,850 and issued 10,845,000 warrants for a total value of $1,614,866.

Larose

In December 2011, the Company entered into an option agreement to acquire, over a three-year period, a 50% interest in the gold mining property Larose composed of 16 claims located in the Shebandowan area of north-western Ontario, at the following conditions:

  By issuing a total of 200,000 common shares of the Company, as 100,000 shares upon signature and 100,000 shares on the first anniversary date;

  By incurring a total of $500,000 in exploration and evaluation expenses as $200,000 on the first anniversary date and $150,000 on the second and third anniversary dates.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

12.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

The vendor will retain a 3.5% net smelter return on the property, 1.5% of which can be bought back for the amount of $1,500,000 or $500,000 per each 0.5% increment. An advance royalty payment of $10,000 annually is also payable to the previous vendor.

Following the acquisition of the 50% interest by the Company, a joint venture will be formed to further develop the property.

On December 18, 2012, the Company signed an extension letter under which the exploration and evaluation expenditures are deferred by one year. Also, the Company will be responsable for 50% of the 2013 advance royalty payment of $10,000 due in June 2013.

As at December 31, 2012, the Company issued 200,000 (100,000 in 2012 and 100,000 in 2011) common shares of the Company for a total value of $12,000 ($3,000 in 2012 and $9,000 in 2011).

During 2012, the Company acquired a 100% interest in 2 claims.

13.	ADMINISTRATIVE EXPENSES BY NATURE

	2012-12-31	2011-12-31
	$	$
Salaries and benefits expenses	104,751	44,534
Consultants	62,441	188,758
Management fees		2,500
Professional services	136,035	216,433
Investor-related fees	141,106	141,807
Regulatory fees	48,359	98,165
Other expenses	81,801	77,075
Property and equipment depreciation	1,170	585
Expenses recovered	(31,540)	(57,720)
	544,123	712,137

14.	EMPLOYEE REMUNERATION

14.1	Employee benefits expense

Employee benefits expenses recognized for employee benefits are analyzed below:

	2012-12-31	2011-12-31
	$	$
Salaries and benefits	232,253	451,307
Share-based payments	87,599	32,101
	319,852	483,408

Salaries and benefits for an amount of $215,101 ($438,874 in 2011) was recognized under Exploration and evaluation expenditures.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

14.	EMPLOYEE REMUNERATION (Continued)

14.2	Share-based payments

The Company has adopted share-based payment plans under which members of the Board of Directors may award options for common shares to directors, officers, employees and consultants. The maximum number of shares issuable under the plans is 8,300,000.

The exercise price of each option is determined by the Board of Directors and cannot be less than the market value of the common shares on the day prior to the award, and the term of the options cannot exceed five years.

All share-based payments will be settled under equity instruments. The Company has no legal or constructive obligation to repurchase or settle the options in cash.

The Company's share options are as follows for the reporting periods presented:

		2012-12-31		2011-12-31
		Weighted		Weighted
	Number	average	Number	average
	of options	exercise price	of options	exercise price
		$		$
Balance, beginning of year	4,625,000	0.14	4,225,000	0.16
Granted	3,675,000	0.13	1,550,000	0.15
Exercised			(500,000)	0.11
Forfeited			(650,000)	0.35
Balance, end of year	8,300,000	0.13	4,625,000	0.14

Number of options exercisable	7,800,000	0.12	4,625,000	0.14

In 2011, the weighted average price of the share as at the exercise date was $0.20.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

14.	EMPLOYEE REMUNERATION (Continued)

During the year ended December 31, 2012, the Company granted 3,675,000 (1,550,000 in 2011) share options to consultants and officers. The weighted average fair value of $0.04 ($0.14 in 2011) was determined using the Black-Scholes option pricing model and based on the following weighted average assumptions:

	2012-12-31	2011-12-31

Weighted average price at the grant date	$0.06	$0.16
Rate of return of dividends	- %	- %
Expected average volatility	129%	151%
Risk-free average interest rate	1.29%	2.26%
Expected average life (years)	5 years	5 years
Weighted average exercise price	$0.04	$0.15

The expected volatility was determined using the historical data of public companies from the same sector according to each grant period.

During the year 2011, 500,000 share options were exercised at a weighted price of $0.11 per option for a total of $53,000 in cash and $42,830 in reduction of contributed surplus.

In total, an amount of $150,041 in employee remuneration and consultant expenses were included in net earnings (loss) for the year ended December 31, 2012 ($220,859 for the year ended December 31, 2011) and credited to Contributed surplus.

The table below summarizes the information related to share options:

		2012-12-31			2011-12-31
		Remaining			Remaining
Number	Weighted	contractual	Number	Weighted	contractual
of options	average	average	of options	average	average
outstanding	exercise price	life	outstanding	exercise price	life
	$	(years)		$	(years)
3,825,000	0.10	4.20	900,000	0.10	3.59
1,150,000	0.13	3.03	1,150,000	0.13	4.03
150,000	0.14	2.78	150,000	0.14	3.79
2,225,000	0.15	0.76	1,975,000	0.15	1.29
150,000	0.16	2.92	150,000	0.16	3.92
250,000	0.20	4.42
300,000	0.22	3.25	300,000	0.22	4.25
250,000	0.35	4.42
8,300,000	0.13	3.04	4,625,000	0.14	2.78

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

15.	INCOME TAXES

Major components of tax income

The major components of tax expense (income) are outlined below:

	31-12-2012	31-12-2011
	$	$
Deferred tax income
Origination and reversal of temporary differences	(318,480)	(2,358,274)
Changes in tax rate and tax laws	(77,122)	231,910
Prior period adjustments	(7,221)	(6,852)
Fiscal impact resulting from flow-through shares issuance	40,692	165,816
Reversal of other liabilities from flow-through shares issuance		(116,607)
Reversal of initial exemption recognition		1,005,290
Change from unrecognized timing differences	362,131	962,110
Total deferred tax income	–	(116,607)

The statutor y tax rate in 2012 is lower than the statutory tax rate in 2011 because of a change in the federal tax rate as of January 1, 2012.

Relationship between tax expense and accounting net earnings (loss)

The Company's expected tax rate is different from the combined federal and provincial income tax rate in Canada. This difference results from the following elements:

	31-12-2012	31-12-2011
	$	$
Expected tax recovery calculated using the combined federal and provincial income tax rate in Canada of 26.71% (28.33% in 2011).	(368,087)	(2,429,771)
Adjustments for the following items:
Impact of change in tax rates	(77,122)	231,910
Recognition of tax attributes not previously benefited	362,131	962,110
Fiscal impact resulting from flow-through shares issuance	40,692	165,816
Reversal of other liabilities from flow-through shares issuance		(116,607)
Reversal of initial exemption recognition		1,005,290
Non-deductible expenses and other	42,386	64,645
Deferred tax income	–	(116,607)

The variation of recognized amounts for 2011 arises from Other liabilities.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

15.	INCOME TAXES (Continued)

Deferred tax assets and liabilities

The Company has the following timing differences for which no deferred income tax has been recognized:

		2012-12-31		2011-12-31
	Federal	Provincial	Federal	Provincial
	$	$	$	$
Non-capital losses carried forward	3,596,003	3,334,027	3,033,469	2,771,920
Marketable securities	8,500	8,500	1,000	1,000
Equity instrument issuance costs	211,870	211,870	410,020	374,537
Exploration and evaluation expenditures	8,066,372	8,522,572	7,433,984	7,689,984
Property and equipment	5,605	5,605	4,435	4,435
	11,888,350	12,082,574	10,882,908	10,841,876

The ability to realize the tax benefits is dependent upon a number of factors, including the future profitability of operations. Deferred tax assets are recognized only to the extent that it is probable that sufficient taxable profits will be available to allow the asset to be recovered. Accordingly, no deferred tax assets have been recognized, these deferred tax assets not recognized equal an amount of $3,188,354 as at December 31, 2012 ($2,824,219 as at December 31, 2011).

The Company has the following non-capital losses which are available to reduce income taxes in future periods, for which no deferred tax asset has been recognized in the consolidated statement of financial position, that can be carried over the following years:

	Federal	Provincial
	$	$
2027	166,890	142,963
2028	845,658	767,855
2029	472,923	408,079
2030	753,594	739,001
2031	794,403	774,153
2032	562,535	501,976
	3,596,003	3,334,027

16.	LOSS PER SHARE

The calculation of basic loss per share is based on the loss for the period divided by the weighted average number of shares in circulation during the period. In calculating the diluted loss per share, potential common shares such as share options and warrants have not been included as they would have the effect of decreasing the loss per share. Decreasing the loss per share would be antidilutive. Details on share options and warrants issued that could potentially dilute earnings per share in the future are provided in Notes 11 and 14.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

17.	FINANCIAL ASSETS AND LIABILITIES

Categories of financial assets and liabilities

The carrying amounts and fair values of financial instruments presented in the statement of financial position are as follows:

			2012-12-31		2011-12-31
		Carrying	Fair	Carrying	Fair
	Notes	amount	value	amount	value
		$	$	$	$
Financial assets
Loans and receivables
Cash		160,680	160,680	234,679	234,679
Guaranteed investment certificates	6	380,000	380,000	1,830,000	1,830,000
Reimbursement of expenses receivable				44,349	44,349
Interest receivable	7	1,341	1,341	5,744	5,744
Available-for-sale financial assets
Other long-term financial assets	8	149,000	149,000	24,000	24,000
Financial liabilities
Financial liabilities measured at depreciated cost
Trade and other payables	10	186,460	186,460	540,295	540,295

The carrying value of cash, guaranteed investment certificates, reimbursement of expenses receivable, interest receivable and trade accounts and other payables are considered to be a reasonable approximation of fair value because of the short-term maturity of these instruments.

See Note 4.3 for a description of the accounting policies for each category of financial instruments. A description of the Company's risk management objectives and policies for financial instruments is provided in Note 21.

Financial instruments measured at fair value

The following presents financial assets and liabilities measured at fair value in the consolidated statement of financial position in accordance with the fair value hierarchy. This hierarchy groups financial assets and liabilities into three levels based on the significance of inputs used in measuring the fair value of the financial assets and liabilities. The fair value hierarchy has the following levels:

  Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities;
  Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and
  Level 3: inputs for the assets or liabilities that are not based on observable market data.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

17.	FINANCIAL ASSETS AND LIABILITIES (Continued)

The level within which the financial asset or liability is classified is determined based on the lowest level of significant input to the fair value measurement.

Marketable securities in listed mining exploration companies measured at fair value in the consolidated statement of financial position as at December 31, 2012 and 2011 are classified in Level 1.

There have been no significant transfers between Levels in the reporting periods.

18.	ADDITIONAL INFORMATIONS – CASH FLOWS

The changes in working capital items are detailed as follows:

	2012-12-31	2011-12-31
	$	$
Other receivables	129,812	(89,859)
Prepaid expenses	6,405	(10,321)
Trade and other payables	(353,835)	442,770
	(217,618)	342,590

Additional disclosures regarding cash flows that did not result in a cash outflow:

	2012-12-31	2011-12-31
	$	$
Other long-term financial assets
Marketable securities received on disposal of mining rights	140,000
Equity instrument issue expense
Warrants issued to the broker		191,594
Capital share
Warrants issued at the time of issuance of equity instruments		2,992,256
Exercise of share options		42,830
Exercise of warrants		145,712

19.	RELATED PARTY TRANSACTIONS

The Company's related parties include its joint key management personnel.

Unless otherwise stated, none of the transactions incorporated special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

19.	RELATED PARTY TRANSACTIONS (Continued)

19.1	Transactions with key management personnel

Remuneration of key management personnel, that is, the President, the Vice President of Exploration, the Vice President of Finance and the members of the Board of Directors includes the following expenses:

	2012-12-31	2011-12-31
	$	$
Management fees		2,500
Exploration and evaluation expenses	217,904	247,731
Professional services	52,703	94,826
Investors related fees	54,000	55,000
Total remuneration	324,607	400,057

During the reporting periods, key management personnel did not exercise any share options.

20.	CAPITAL MANAGEMENT POLICIES AND PROCEDURES

The Company’s capital management objectives are:

  to ensure the Company’s ability to continue as a going concern;
  to increase the value of the Company's assets; and
  to provide an adequate return to owners of the parent company.

These objectives will be achieved by identifying the right exploration projects, adding value to these projects and ultimately taking them through to production and cash flow, either with partners or by the Company's own means.

The Company monitors capital on the basis of the carrying amount of equity. Capital for the reporting periods under review is summarized in the statement of changes in equity.

The Company is not exposed to any externally imposed capital requirements except when the Company issues flow-through shares for which an amount should be used for exploration work. See all the details in Notes 11.1 and 22.

The Company sets the amount of capital in proportion to its overall financing structure, i.e. equity and financial liabilities. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may return capital to shareholders, issue new shares, or sell assets to reduce debt. When financing conditions are not optimal, the Company may enter into option agreements or other solutions to continue its activities or may slow its activities until conditions improve.

No changes were made in the objectives, policies and processes for managing capital during the reporting periods.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

21.	FINANCIAL INSTRUMENT RISKS

The Company is exposed to various risks in relation to financial instruments. The Company's financial assets and liabilities by category are summarized in Note 17. The main types of risks the Company is exposed are market risk, credit risk and liquidity risk. The Company does not use financial assets for speculative purposes.

No changes were made in the objectives, policies and processes related to financial instrument risk management during the reported periods.

The most significant financial risks to which the Company is exposed are described below.

21.1	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. The Company is exposed to the following three type of market risks: currency risk, interest risk and other price risk.

Currency risk

Currency risk is the risk that the faire value or future cash flows of a financial instrument will fluctuate because of changes in foreign currency rates.

The Company is exposed to currency risk as a result of its transactions denominated in foreign currency. As at December 31, 2012 and 2011, there were no trade and others payables denominated in foreign currency.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

As at December 31, 2012, the Company has guaranteed investment certificates that bear variable interest rates.

Based on the balances outstanding as at December 31, 2012 and 2011, a 1% increase (decrease) in the interest rate index would have no significant impact on earnings.

Other price risk

The Company is exposed to fluctuation in the market prices of its investments in a listed mining company. The fair value of the investments in a listed company represents the maximum exposure to credit risk. As at December 31, 2012 and 2011, the Company considers that the price risk is negligible given the number of marketable securities owned and the value of these securities.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

21.	FINANCIAL INSTRUMENT RISKS (Continued)

21.2	Credit risk

Credit risk is the risk that another party to a financial instrument will cause a financial loss for the Company by failing to discharge an obligation.

The Company's maximum exposure to credit risk is limited to the carrying amount of financial assets at the reporting date, as summarized below:

	2012-12-31	2011-12-31
	$	$
Cash	160,680	234,679
Reimbursement of expenses receivable		44,349
Interest receivable	1,341	5,744
Carrying amounts	162,021	284,772

The Company has no trade accounts. The receivables are mainly reimbursement of expenses receivable and interest receivable and consequently the credit risk exposure is considered immaterial. The Company continuously monitors defaults of counterparties. No impairment loss has been recognized in the periods presented.

The Company's management considers that all the above financial assets that are not impaired or past due for each of the reporting dates under review are of good credit quality.

None of the Company's financial assets are secured by collateral or other credit enhancements.

The credit risk regarding cash is considered to be negligible because the counterparties are reputable banks with an investment grade external credit rating.

21.3	Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset.

Liquidity risk management serves to maintain a sufficient amount of cash and to ensure that the Company has financing sources such as private and public investments for a sufficient amount.

Over the past period, the Company has financed its exploration expense commitments, its working capital requirements and acquisitions through private and flow-through financings.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

21.	FINANCIAL INSTRUMENT RISKS (Continued)

The Company's liabilities have contractual maturities as summarized below:

	Within three months
	2012-12-31	2011-12-31
	$	$
Trade and other payables	186,460	540,295

22.	CONTINGENCIES

The Company is partially financed through the issuance of flow-through shares and in accordance with the tax rules relating to this type of financing, the Company has committed to carrying out mining exploration work.

Moreover, these tax rules set deadlines for carrying out the exploration work no later than the first of the following dates:

  Two years following the flow-through placements;
  One year after the Company has renounced the tax deductions relating to the exploration work.

Commitments to carry out exploration work that are not respected are subject to a combined tax rate of 20% (Canada and Quebec) .

However, there is no guarantee that these operating expenses will be eligible as exploration expenses in Canada, even if the Company has committed to taking all means necessary in this regard. The refusal of certain expenses by taxation authorities could have negative tax repercussions for investors.

The Company has renounced $200,200 in tax deductions in 2012. The Company fulfilled all of its commitments.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

23.	COMMITMENTS

The Company has entered into option agreements on its mining properties, which may require future cash payments, issuance of shares and exploration and evaluation expenses in order to acquire interest in certain properties. The following is a schedule of future obligations required annually:

				Exploration
		Cash	Issuance	and evaluation
		payment	of shares	expenditures
		$		$
2013	Berens River	25,000	734,920
	Berens River extension (a)	30,000	750,000
	Conacher	12,500	550,000
		67,500	2,034,920	–

2014	Berens River	100,000	200,000
	Berens River extension (a)		3,000,000
	Larose			93,570
		100,000	3,200,000	93,570

2015	Berens River	200,000	200,000
	Berens River extension (a)		3,000,000
	Larose			150,000
		200,000	3,200,000	150,000

(a) The Company may elect to, at its sole discretion, make a cash payment of $150,000 in lieu of the issuance of 3,000,000 common shares of the Company.

24.	SUBSEQUENTS EVENTS

On January 3, 2013, the Company has amended the terms of an option agreement originally assigned to it by Nanoose Gold Limited for the Berens River property. Under the terms of the original agreement, no later than February 15, 2013 each of the two optionors was to receive $25,000 in cash and 50,000 common shares from the Company. Under the terms of the amended agreement, one of the two optionors has agreed to instead receive $12,500 in cash and 327,777 common shares of the Company.

On January 14, 2013, the Company has amended the terms of an option agreement originally assigned to it by Nanoose Gold Limited for the Berens River property. Under the terms of the original agreement, no later than February 15, 2013 each of the two optionors was to receive $25,000 in cash and 50,000 common shares from the Company. Under the terms of the amended agreement, one of the two optionors has agreed to instead receive $12,500 in cash and 407,143 common shares of the Company.

Golden Share Mining Corporation
Notes to Financial Statements
(in Canadian dollars)

24.	SUBSEQUENTS EVENTS

On February 4, 2013, the Company announced that it has amended the terms of an option agreement originally signed on the Conacher property. Under the terms of the original agreement, no later than March 7, 2013, the optionor was to receive $25,000 in cash and 50,000 common shares of the Company. Under the terms of the amended agreement, the optionor has agreed to instead receive $12,500 in cash and 550,000 common shares.

On Februar y 6, 2013, the Company amended the terms of Favourable Lake Gold option agreement. Under the terms of the amended agreement, the Company can acquire a 100% in the property over 26 months by meeting the following conditions:

  By paying a total of $37,500 as $7,500 upon signature, $15,000 on or before the earlier of February 28, 2013 or the date on which the Company and the Sandy lake First Nation enter into a written agreement and $15,000 on or before December 16, 2013 which is the second anniversary date.

  By issuing a total of 1,000,000 common shares of the Company as 250,000 common shares of the Company no later than the first anniversary date and 750,000 common shares of the Company on or before the earlier of February 28, 2013 or on the date on which the Company and the Sandy lake First Nation enter into a written agreement;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day period ending on the earlier of February 28, 2014 or on the date on which the Company and the Sandy lake First Nation enter into a written agreement. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day period ending on or before the second anniversary of the date of the period option agreement. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance.

MANAGEMENT DISCUSSION AND ANALYSIS
FOR THE YEAR ENDED DECEMBER 31, 2012
DATED APRIL 8, 2013

SCOPE OF MD&A AND NOTICE TO INVESTORS

This Management's Discussion & Analysis ("MD&A") of Golden Share Mining Corporation (« Golden Share » or the « Company ») discusses the operating results, financial situation and cash flows for the year ended December 31, 2012. These financial statements are in Canadian dollars and have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

The Company’s shares are listed for trading on the TSX Venture Exchange under the trading symbol GSH. Additional information on Golden Share can be found on SEDAR (www.sedar.com) and on Golden Share’s web site (www.goldenshare.com).

FORWARD LOOKING STATEMENTS

Except for historical information, this document contains forward-looking statements relating to, among other things, regulatory compliance, and the sufficiency of current working capital, the estimated cost and availability of funding for the acquisition of properties and the continued exploration and development thereof. Such statements reflect current views of Golden Share with respect to future events and are subject to certain risks, uncertainties and assumptions. Estimates provided for 2012 and beyond are based on assumptions of future events and actual results could vary significantly from these estimates. The reader is cautioned that assumptions used in the preparation of such information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company.

OVERVIEW

A variety of issues including sovereign debts crisis, political turmoil in the Middle East, rising production costs for gold miners and worldwide depletion of easily accessible resources continue to support the gold price thereby validating the strategy of Golden Share to develop a vibrant portfolio of resource and blue-sky projects in Northern Quebec and Ontario in Canada. While signs of an economic recovery made investors less adverse to risk since the beginning of the year and resulted in gold experiencing some selling pressure, the fundamentals sustaining the price of the yellow metal remain very much intact.

In 2012 Golden Share was active mostly in Ontario on three projects, Shebandowan, Berens River and Larose.

Golden Share’s 2012 Shebandowan summer program further extended new areas of potential mineralization with recently recognized multi-kilometer major alteration zones. Surface mapping, prospecting and channel sampling generated 157 surface rock samples with surface assays yielding results of up to 26.40 g/t Au. Test surveys for specific geochemical and geophysical work were also executed. In August 2012, Golden Share announced the staking of two distinct blocks thereby increasing the total surface area of the Shebandowan Project to 78.1 km². In February 2013, the Company completed its last option payments and therefore now owns a 100 % interest in the Shebandowan Project. Further securing this important asset, Golden Share filed assessment work representing a total of $2,350,000 in exploration expenditures with Ontario’s Ministry of Northern Development and Mines in the fourth quarter of 2012.

In July 2012, Golden Share filed a NI 43-101 compliant technical report on the Berens River project, while in September 2012, a third meeting was held in Red Lake with the Sandy Lake First Nation during which Golden Share submitted a proposal for a Memorandum of Understanding. In March 2013, the Company received the Exploration Permits relating to Ontario’s new Mining Act. Such permits have a period of validity of three years and notably allow the execution of standard core diamond drilling. Golden Share remains involved in ongoing discussions with the Sandy Lake First Nation to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

Golden Share’s 2012 Larose summer program highlighted the presence of parallel structures to the main Larose shear zone and surface mapping and prospecting generated 407 surface rock samples with surface assays yielding results of up to 2.24 g/t Au. SRK Consulting (Canada) Inc. performed structural geology investigations of stripped outcrops and available drill core. During the course of the summer program, the Larose property was enlarged to 34.2 km² by the staking of two additional claims.

On the Quebec front, the Lac Fortune West property was sold to Vantex Resources Ltd for $100,000 in cash and 1,000,000 common shares in Vantex’s capital while Golden Share retained a 1% NSR in the property.

Throughout the year, Golden Share also maintained significant visibility in existing markets while developing new frontiers with road shows, one on ones and follow-ups in Vancouver, Toronto, Montreal, London, Brussels, Luxembourg, Paris and Geneva while new contacts have been developed in New York, Dubai and Doha. Notably, Golden Share announced in November 2012 that following an analyst visit in July 2012, VSA Capital Limited of London, UK, had initiated coverage for Golden Share.

ONTARIO – SHEBANDOWAN AREA

Golden Share considers that the southern part of Northwestern Ontario is increasingly being recognized as an emerging gold province. In the Fort Frances area, Rainy River Resources has so far defined 8 M oz Au in Indicated and Inferred Resources on their Rainy River Project. In the Atikokan area, Osisko Mining Corporation acquired Brett Resources Inc. following the discovery of the 10.52 M oz Au Hammond Reef deposit.

The Shebandowan greenstone belt lies at the eastern end of this prolific province and is the object of intensifying exploration.

In February 2013, Moss Lake Gold Mines Ltd. announced a material increase in resource estimates at its 100%-owned Moss Lake gold deposit located 100 km west of Thunder Bay with Indicated Resources of about 40 Mt at 1.1 g Au/t (about 1.4 M oz Au) and additional Inferred Resources of about 50 Mt at 1.1 g Au/t or (about 1.7 M oz Au).

In December 2011, Foundation Resources Inc. reported a NI 43-101 compliant resource estimate of 763,276 ounces of gold in the Inferred category and 96,400 ounces of gold in the Indicated category on the Osmani deposit located 15 km west of Golden Share’s Shebandowan Project (The mineral resources were developed on two parallel gold bearing zones at a gold cut-off grade of 0.40 g/t Au, and contain Indicated Resources of about 3.5 Mt at 0.85 g/t Au and Inferred Resources totaling 30.5 Mt at 0.78 g/t Au).

SHEBANDOWAN PROJECT

The Shebandowan Gold Project is located 70 km west of Thunder Bay, Ontario, Canada, in the Shebandowan greenstone belt and is serviced by a railroad line, a high tension power line and the Trans-Canada highway all providing excellent infrastructure to the project.

Following the signature in June 2011 of a definitive purchase agreement to acquire Lake Shore Gold Corp.’s (“Lake Shore Gold”) 100% interest in the Band Ore Gold property, Golden Share now controls 21 km of strike length along the northern part of the Shebandowan belt highlighted by two advanced gold targets: Pistol Lake JF’s West zone (150,699 oz Au Inferred Resource*) and the Band Ore deposit (251,271 oz Au in historical resources within two principal zones**). The Conacher property, acquired in early March 2011, ties in both the Pistol Lake and Band Ore properties in one cohesive land package. The resulting property is referred to as the “Shebandowan Gold Project”. Recent direct claim staking by Golden Share has increased the total area of the project to 78.1 km².

* 2,857,200 MT @ 1.64 g/t Au at 1.00 g/t Au cut off - established in 2010
** These estimates were executed prior to the introduction of National Instrument 43-101; hence they should be treated as historical data and therefore not be relied upon.

Acquisition terms

The Shebandowan Gold Project comprises the Pistol Lake, Conacher and Band Ore properties which have been acquired under different terms.

Pistol Lake

The Pistol Lake property is located 80 km west of the city of Thunder Bay, consists in 47 claims (36 unpatented and 11 patented claims) and covers a total area of 53.5 km².

In October 2012, Golden Share executed the final property payments and all work commitments have now been realized. The Pistol Lake property is therefore now under a 100% ownership by Golden Share.

The Vendor retains a 3% Royalty (the “Royalty”) and Golden Share has the right to purchase a portion equal to a first third of the Royalty for $500,000 (1% Royalty). Additionally, Golden Share also has the right to purchase a portion equal to a second third of the Royalty for $1,000,000 (1% Royalty). The Vendor will thereafter retain the final third of the Royalty (1% Royalty).

Moreover, Golden Share shall make the Vendor annual advance-royalty payments for a total sum of $20,000 per year. Such yearly advance-royalty payments will be payable each future anniversary date starting on the 5th anniversary date of signature of the agreement. Such payments are to be deducted from any Royalty payments to be made to the Vendor as defined above. Before the 9th anniversary date of signature of the agreement, Golden Share may elect, at its sole discretion, to execute half of the yearly $20,000 payments by the issuance of a number of common shares representing the sum of $10,000 according to the market price at such date.

Conacher

The Conacher property is located 70 km west of the city of Thunder Bay, consists in 9 claims and covers a total area of 8.8 km².

In February 2013, Golden Share executed the final property payments and all work commitments have now been realized. The Conacher property is therefore now under a 100% ownership by Golden Share. The vendor retains a 1% Net Smelter Return on the property.

Band Ore

The Band Ore property is located 65 km west of the city of Thunder Bay, consists in 28 claims (11 unpatented and 17 patented claims) and covers a total area of 5 km².

In June 2011, the Company signed the definitive agreement to acquire Lake Shore Gold’s 100% interest in the Band Ore property against the issuance of 21.69 million common shares of Golden Share representing 19.9 per cent of the outstanding shares, as well as warrants to acquire an additional 10,845,000 common shares of Golden Share (representing 9 per cent of the outstanding shares on a partially diluted basis) at an exercise price of $0.20 per common share during the 36-month period following its issuance. The June 2011 definitive agreement also specifies that:

  So long as Lake Shore Gold’s ownership interest is above 9.9%, Lake Shore Gold will have the right to participate in Golden Share’s future financings in proportion to Lake Shore Gold’s pro rata share for a period of five years, so as to maintain the percentage interest in Golden Share. In the event Lake Shore Gold’s ownership decreases below 9.9% this right will cease.

  For a period of five years, Lake Shore Gold will have the right to increase its shareholding in Golden Share to up to 30% by purchasing additional shares from Golden Share in a private placement using the 20 day Volume Weighted Average Price of the Golden Share shares at that time.

  Lake Shore Gold will retain a 1% Net Smelter Return Royalty (“NSR”) on all minerals produced from the Band Ore property.

  Lake Shore Gold will have the right to nominate one director to the board of Golden Share as long as Lake Shore Gold’s interest in Golden Share stays at or above 9.9%.

  Golden Share agrees to incur a minimum of $250,000 in exploration expenditures on the Band Ore property within the two years following the signature of the agreement.

Geological setting

The Shebandowan Gold Project is located in the Shebandowan greenstone belt, a classic Archean sequence exhibiting strong similarities to the Hemlo, Timmins, Kirkland Lake and Val d'Or gold camps both in geological and tectonic evolution. The belt contains east trending mafic to intermediate metavolcanics consisting of basalt, andesite and dacite flows and tuffs with minor felsic volcanilastics and metasediments underlying the Shebandowan Lake area. Gabbro, peridotite and feldspar (+/- quartz) porphyry sills and plugs intrude the metavolcanics.

In 1994 government geologists first coined the term “Matawin Gold Belt (MGB)” to describe the 75 km long, six kilometres wide geological structure that contains more than 75 gold occurrences, including the Band Ore deposits. Gold mineralization in the MGB shows a close spatial association between Timiskaming type alkalic metavolcanics and intrusives in contact with Archean greenstones and metasedimentary units.

A great number of gold occurrences with assays up to 124.80 g/t Au are recorded on the Shebandowan Gold Project over a great variety of geological settings. These gold occurrences are at various stages of development and offer great exploration potential for additional discoveries. The current focus of the project, and presently the most advanced area, is the Pistol Lake-Band Ore trend highlighted by two advanced gold targets:

  Pistol Lake JF’s West zone: 150,699 oz Au Inferred Resource*.

  Band Ore deposit: 251,271 oz Au in historical resources within two principal zones (706,000 tonnes at a grade of 6.86 g/t Au** in the Main zone and 616,000 tonnes at a grade of 4.83 g/t Au** in the #4 zone).

Exploration history

On Pistol Lake, the most advanced historical exploration was performed by Chabela Resources in the late 1980’s which carried out the bulk of the historical diamond drilling used by Golden Share for the calculation of NI 43-101 resources on the JF West Zone. On the Conacher property, the most systematic historical work completed was performed by Noranda Exploration in the early 1980’s and a follow-up drilling program by North Coast Industries was executed towards the end of the decade. The main historical milestones for the Band Ore’s past exploration history can be summarized as follows:

  1936-1945 : Gold was first reported on the Rochon-Maney Mining Syndicate forming the Mud River Property which was transferred and optioned to several companies that executed trenching, stripping and diamond drilling,
  1946 : Band Ore Mines Ltd was incorporated and drilled 68 holes (11,277 m),
  1974 : Bonnacord Exploration Limited optioned the property and conducted a feasibility study and bulk sampling (results unavailable),
  1980 : Watts Griffis and McOuat report for property,
  1980-1982 : Mattagami Lake Exploration drilled 36 holes (6,170 m) and executed the following surveys : IP/Res (114 km), VLF (44 km), Mag (131 km), HEM (19 km),
  1982 : Noranda Exploration Co Ltd (Norex) drilled 31 holes (3,758 m), executed 18 trenches (1,463 m) and carried out humus and soil geochemistry,
  1995 : Band-Ore - 1 drill hole (213 m),
  2003 : Staccato - 7 drill holes (1,848 m) IP/Res testing, resampling of some trenches.

Golden Share exploration history

2008

An initial 2008 exploration program comprising systematic compilation, prospecting, geological mapping, channel sampling and a first limited diamond drilling program was executed by Golden Share on three important areas of the property, the JF West Zone, the Calchris Zone and the Contact Zone. The program highlighted the potential of the virtually unexplored Contact Zone on the property and confirmed the importance of the JF West system.

2009

The 2009 program was aimed at evaluating the mineralization hosted in the Shebandowan Felsic Intrusive Complex (“SFIC”). Surface field reconnaissance was executed in the fall 2009 prior to a short drilling campaign. The main trench was mapped over 160 m across the Martin Bay zone and exposes strongly altered monzonite hosting trace to 5% pyrite. Several quartz vein networks have been recognized in association with the altered system, the main ones being the historical “Haines vein” with grades of up to 25.50 g/t Au in the vein and wall rock and the new GSH vein with grades of up to 12.25 g/t Au also in the vein and wall rock. A total of 9 holes for 537 m were drilled principally on the Martin Bay Zone of the SFIC and showed anomalous gold values.

2010

In Q2 2010, a NI 43-101 compliant resource calculation was released on the JF West Zone. The work was executed by InnovExplo, a Val d’Or based geological and mining consulting group, to establish a geological model for the mineralization and to confirm the presence of sufficient mineral resources to justify further exploration work by Golden Share.

Based on InnovExplo’s recommendation, a cut-off grade of 2.00 g/t Au was used, which results in an Inferred Resource of 851,000 metric tonnes grading 2.62 g/t Au for a total of 71,700 ounces of gold on the JF West zone. When a cut-off of 1.00 g/t Au is used, an Inferred Resource of 2,857,200 metric tonnes grading 1.64 g/t Au containing a total of 150,700 ounces of gold is obtained.

	Inferred Resource
Cut-Off grade	Metric	Grade	Ounces
g/t Au	Ton (t)	g/t Au	Au
1.00	2,857,200	1.64	150,699
2.00	851,000	2.62	71,685
3.00	290,800	3.59	33,587
4.00	89,100	4.65	13,338
5.00	37,400	5.78	6,937

*Notes: Golden Share owns a 100% option for the Pistol Lake property. Mineral Resources are not Mineral Reserves having demonstrated economic viability. Results are presented undiluted and in-situ. The estimate includes 7 gold-bearing zones and covers the Pistol Lake project area over 1,250 meters E-W, 500 meters N-S, and from an elevation of 0 to -150m. The cut-off grade must be re-evaluated in light of current market conditions (gold price, exchange rates and mining cost). InnovExplo is not aware of any environmental, permitting, legal, taxation, socio-political, marketing or other relevant issue that could materially affect the Mineral Resource estimate. Composites were taken on zones within the mineralized envelopes (composite = 1 meter). Calculations are based on metric units / Ounce (troy) = Metric tonne x Grade / 31.10348. The number of tonnes was rounded off to the closest hundred. All differences in totals are due to rounding.

The geological interpretation of the mineralized zones was entirely redone by Pierre-Luc Richard, P.Geo., and Carl Pelletier, P.Geo. The geological model and current resource estimate demonstrate that the JF West contains at least seven (7) continuous mineralized lenses in close proximity (5 to 25 m), having a minimum width of 1.5 m and a length between 360 and 1,250 m. The geological continuity of each lens was determined from section to section using gold values, lithologies and alteration facies from 47 diamond drill holes.

The mineralized zones are characterized by intense alteration and the development of quartz veins and breccia zones in the hanging wall (HW1 zone) and in the footwall (FW1 to FW3 zones) of a geological structure consisting in a quartz feldspar porphyry hosted in mafic volcanic units. Three additional mineralized zones are hosted in the quartz feldspar porphyry (P1 to P3 zones).

The current resource estimate is based on a small number of drill holes and as a result, the current Mineral Resource Estimate can only be classified as Inferred Resources. A fixed density of 2.70 g/cm³ was used. High grade capping was done on the raw data and established at 10 g/t Au. The sections were generated using Gemcom software version 6.2.1. Each lens was linked in three dimensions to form 3D solids.

The 2010 Mineral Resource Estimate was based mostly on historical information and was performed using all available results by Pierre-Luc Richard, B.Sc., P.Geo., and Carl Pelletier, B.Sc., P.Geo., both independent Qualified Persons as defined in National Instrument 43-101. The full NI 43-101 technical Report is available on www.sedar.com.

2011

A thorough exploration program was executed on the Shebandowan Gold Project and comprised systematic compilation, geological mapping and sampling, prospecting, selected ground geophysics, channel sampling and diamond drilling. This is the first time in the region’s history that such a cohesive and unified land package has been established and the initial strategic steps comprised surface geology and sampling with geological traverses executed at a spacing of 100 m. One of the overall objectives of the 2011 campaign has been to harmonize, refine and update the geological data base while at the same time maximising the relocalizing and the discovery of historical and new mineralized surface showings with the ultimate objective to increase the existing resources.

The following describes the systematic approach of the 2011 program.

May 2011 / logistics for project start-up

  Fully functional year-round 20 man camp on Trans-Canada highway,
  Establishment of integrated data management with ArcGis / Geotic data base systems.

June 2011 / initiation of surface mapping and prospecting program

  529 km of traverses completed and 2,367 surface rock samples collected.

August – September 2011 / trenching

  18 trenches excavated (7 on the Band Ore Main Zone, 3 on the Band Ore western extensions / Hag Lake area and 8 on the eastern extension of Pistol Lake) and 798 channel samples.

October – November 2011 / line cutting and ground geophysics

  31 km on Pistol Lake and 17 km on Band Ore / ground magnetometer survey and detailed IP chargeability and resistivity surveys, including Insight sections array over specific chosen areas.

October – December 2011 / first phase diamond drilling

  15 diamond drill holes (“DDH”) totaling 3,075 m (5 DDH on Band Ore Main Zone, 1 DDH on Band Ore Zone N°4, 1 DDH on Band Ore - Conacher western extension and 8 DDH on Pistol Lake) for a total 2,958 individual core samples (2,692 m sampled) analyzed with full Au + 35 element package and 435 QA/QC samples.

Band Ore area trenching and drilling results

The work program on the Band Ore target demonstrated the existence of four anastomosing sub-parallels pyrite-bearing shear zones exposed over a width of 30 m and over a strike length of 500 m between trenches A, B and D on Band Ore Main Zone. High grade results of 23.90 g/t Au over 1 m, 12.85 g/t Au over 1 m and 12.05 g/t Au over 1 m were obtained by Golden Share in the central cores of the pyrite bearing shears.

Drilling Highlights:

The Band Ore first pass drilling program consisted in five holes totalling 749 m on the Band Ore Main target and one hole totalling 443 m on the Band Ore Zone N°4 target. The drill intercepts highlights for this program on the Main South Zone and on the Upper Main Zone are :

  BO-11-01 : 17.85 g/t Au over 2.70 m from 33.00 to 35.70 m
  BO-11-05 : 18.27 g/t Au over 2.70 m from 117.60 to 120.30 m
  BO-11-01 : 2.80 g/t Au over 5.50 m from 62.50 to 68.00 m
  BO-11-03 : 1.70 g/t Au over 10.80 m from 102.60 to 113.40 m

The Main South Zone and the Upper Main Zone are all part of the Band Ore Main Zone system. All zones are open on strike and below 150 m vertical depth and within 500 m from Trans-Canada highway.

Pistol Lake area trenching and drilling results

The 2011 work program on Pistol Lake shows the presence of the 3 km long auriferous Pistol Lake Corridor with trench GSH-11-14 highlighting a direct extension to the east of the JF West resource area.

Trench GSH-11-14 shows a major 37 m wide shear zone containing intrusive xenoliths hosted in highly altered volcanic rocks. Trench GSH-11-14 yielded a weighted average grade of 0.90 g/t Au over a width of 28 m from 66 channels in the immediate eastern extension of the JF West Zone (included in 0.68 g/t Au over 36 m, calculated from 86 channels sampled along 85.2 linear meters). Individual grades obtained for the channels vary between trace and 4.61 g/t Au.

Results of trenches located in the eastern extension of the Pistol Lake corridor comprise 1.03 g/t Au over 1 m, 0.82 g/t Au over 1 m, 0.25 g/t Au over 1 m (GSH-11-09); 0.16 g/t Au over 1 m and 0.11 g/t Au over 1 m (GSH-11-10) and; 0.14 g/t Au over 1 m (GSH-11-13).

Drilling highlights:

The Pistol Lake first pass drilling program consisted in eeight holes totaling 1,362 m with four holes targeting the trench GSH-11-14 discovery. Additionally, a three hole, north-south, geological cross section 150 m east of the JF West resource area was also drilled while one hole was drilled within the inferred resource to fill an information gap. The following compilation table of drilling results highlights significant mineralized intervals above 0.50 g/t Au.

DDH	From	To	Length Au (g/t)

PL-11-14	14.45	20.90	6.45 m	1.28
PL-11-15	124.91	126.91	2.00 m	0.64
PL-11-15	248.00	254.07	6.07 m	0.92
PL-11-15	266.00	268.00	2.00 m	0.59
PL-11-15	287.60	288.60	1.00 m	0.68
PL-11-15	345.50	345.80	0.30 m	2.22
PL-11-15	440.00	441.00	1.00 m	0.51
PL-11-16	53.00	61.00	8.00 m	0.59
PL-11-16	71.00	72.00	1.00 m	2.67
PL-11-17	33.50	43.00	9.50 m	0.79
Including	40.00	40.70	0.70 m	5.03
PL-11-17	61.00	62.00	1.00 m	0.64
PL-11-18	14.61	47.20	32.59 m	0.54
PL-11-19	43.80	44.55	0.75 m	1.48
PL-11-20	10.00	11.00	1.00 m	0.73
PL-11-20	33.00	34.00	1.00 m	0.84
PL-11-20	87.30	89.00	1.70 m	1.10
PL-11-21	22.50	30.50	8.00 m	0.51
Including	27.50	28.50	1.00 m	3.07
PL-11-21	35.50	36.50	1.00 m	1.07

Additionally, the 2011 program was very effective in opening up new areas of potential mineralization notably in the middle of the strategic Pistol Lake - Band Ore trend (“PLBO”) where the compilation, geological mapping and drilling outline the 4 km long auriferous Conacher corridor potentially representing the western extension of Band Ore Zone N°4. Highlights include:

  Two sub parallel trends are identified within this corridor, the Fogen-Conacher (“FC”) trend to the north and the Zone 4-Conacher (“Z4C”) trend to the south,

  The FC trend is highlighted by an historical drill intercept of 1.03 g/t Au over 12 m,

  The Z4C trend is highlighted by an historical drill intercept of 0.92 g/t Au over 1.5 m in the west part, an historical drill intercept of 0.32 g/t Au over 65.07 m associated with a gold humus anomaly in the central part and Band Ore’s Zone N°4 to the east,

  Golden Share’s drill hole CO-11-01 confirms the mineralization of the Z4C trend with drill intercepts of 1.36 g/t Au over 3.40 m (including 5.06 g/t Au over 0.56 m) and 0.26 g/t Au over 16.70 m in a very strongly schistosed and altered rock package.

2012

In March 2012, an eight hole, second pass, drilling program totalling 1,203 m was executed on the Band Ore Main target to test additional IP anomalies identified during Golden Share’s 2011 geophysical survey. These anomalies are located in the volcanic rocks hosting the Main Zone porphyry and have confirmed positive for gold mineralization, thereby further strengthening the model of several anastomosing sub-parallels pyrite-bearing shear zones. This second pass drilling program was highlighted by results from IP anomaly # 3 in the Eastern Main South Zone (west extension of 17.85 g/t Au over 2.70 m in BO-11-01) :

  BO-12-10 : 7.21 g/t Au over 2.00 m from 48.00 to 50.00 m (550 m west of BO-11-01)
  BO-12-08 : 1.38 g/t Au over 1.00 m from 36.85 to 37.85 m (1,000 m west of BO-11-01)

Golden Share’s 2012 summer program on the Shebandowan project focused on the recently recognized major alteration zones of the PLBO with the objective to open up the mineralization on strike with the known resource areas. Recent surface work comprised :

  Detailed geological mapping,
  Prospecting and verifications (137 surface rock samples collected),
  Re-opening of ancient trenches (20 channel samples collected),
  0.33 km of MMI line testing (52 MMI samples collected at four specific depths),
  6.73 km of VLF line testing.

Four sectors yielded positive results :

  On the new July zone several shear zones, up to 8 m in width, were identified in a 120 m wide package of strongly deformed and altered felsic to mafic volcanics. The rocks display carbonate, hematite and sericite alteration and 5 samples yielded results above 0.15 g/t Au with a maximum value of 1.52 g/t Au.

  On the Calvert zone angular surface float samples yielding results of up to 26.40 g/t Au prompted the re-opening of an ancient trench. A sigmoidal quartz vein hosted in the sheared and locally silicified intrusive was exposed over widths up to 50 cm. Channel samples within the vein and its immediate wall rock yielded steady anomalous gold values peaking at 1.06 g/t Au over 1.40 m while individual grab samples of the vein yielded results of up to 1.65 g/t Au.

  On the Pistol Lake Eastern extension, surface outcrop sampling from 0.5 to 2.5 km east of the JF West zone demonstrated the continuation of alteration zones and a total of 5 samples yielded results above 0.15 g/t Au with a maximum value of 1.26 g/t Au. The mineralization is hosted in two different rock types, carbonatized mafic volcanics and a bleached feldspar porphyry. In both cases the rock sequence hosts stockworks of up to 10% quartz veinlets and locally up to 5% pyrite.

  Finally, in the Hag Lake area, detailed resampling yielded results of 2.79 and 4.94 g/t Au associated with a cross structure in sheared mafic volcanics. This specific sampling was aimed at verifying the importance of low angle “Riedel” type structures in the control of the mineralization as this phenomenon could have regional implications on the localization of higher grade zones along the known mineralized corridors.

A follow-up fall campaign was executed in September and October targeting the main mineralized corridors within the PLBO. Geological mapping, outcrop chip and channel sampling as well as several soil geochemical surveys were executed.

Recent developments

During Q1 2013, Golden Share executed the final property payments on the Conacher property and all work commitments have now been realized. The Shebandowan Project is therefore now under a 100% ownership by Golden Share. Further securing this important asset, Golden Share filed assessment work representing a total of $2,350,000 in exploration expenditures with Ontario’s Ministry of Northern Development and Mines in the fourth quarter of 2012.

All regulatory documentation relating to Ontario’s new Mining Act was filed by Golden Share in Q4 2012 for the Shebandowan project and the Company received the corresponding Exploration Permit in early March 2013. Such permit has been issued with a period of validity of three years, cover early higher impact exploration activities and notably allow the execution of standard core diamond drilling. Golden Share remains involved in ongoing discussions with the Aboriginal communities in the area of the project to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

LAROSE PROPERTY

The Larose property is located 100 km west of the city of Thunder Bay, Ontario, Canada. It consists in 18 claims covering a total area of 34.2 km².

Acquisition terms

In December 2011, Golden Share entered into an option agreement with Viking Gold Exploration Inc. (“Viking”) to acquire a 50% interest in the Larose gold property over three years by meeting the following conditions:

  By issuing Viking a total of 200,000 Golden Share shares; 100,000 shares upon signature and 100,000 shares on the first anniversary date;

  By incurring a total of $500,000 in exploration expenditures; $200,000 the first year, $150,000 in the second and $150,000 in the third year.

Following the acquisition of a 50% interest by Golden Share, a joint venture (JV) will be formed between Viking and Golden Share to further develop the property. A 3.5% NSR is payable to previous owners, 1.5% of which can be bought back for the sum of $500,000 per each 0.5% increment, or $1,500,000 for the 1.5% NSR.

Viking acquired Larose from Freewest Resources Canada Inc. (“Freewest”), now Cliffs Chromite Ontario Inc., in 2012. Viking is a technically focused exploration company with Dr. John Hansuld and Mr. Mackenzie Watson holding key positions, respectively Chairman and Strategic Advisor. Mr. Watson was awarded Canada's Prospector of the Year Award in 1991 for his participation in the discovery of a number of deposits in Canada. Dr. Hansuld was named "Mining Man of the year" in 1988 by "The Northern Miner", "Developer of the Year" in 1989 by the PDAC and was inducted into the Canadian Mining Hall of Fame in January 2012.

Geological setting

Larose is situated in the western portion of the Shebandowan belt, approximately 40 km west of Golden Share’s Shebandowan project. The property is mostly underlain by metasedimentary rocks of the Quetico sub-province, mainly greywacke and argillite, which have been intruded by various plutonic rocks with the most prominent of these in the area being the Moss Lake and Obadinaw syenite stocks. Gold mineralization is associated with the Larose shear zone (“LSZ”), a major northeast trending shear up to 25 m wide, that can be identified across the entire property over 9 km and which has so far been systematically traced through surface exposures over 4 km.

The LSZ hosts quartz veins, stockworks and sulphide disseminations in altered greywacke which show very high gold grades locally. Previous operator Freewest reported grades up to 371.9 g/t Au from surface rock sampling on the P1 trench. Freewest executed surface programs comprising prospecting, mapping, surface geophysics and trenching from 2003 to 2004. Limited diamond drilling showed gold mineralization to be persistent at depth with intercepts such as 8.74 g/t Au over 2 m and 1.95 g/t Au over 5 m.

Exploration history

This being a recent acquisition, the Company has not yet executed significant work on the property. Relatively little historical work has been executed as this property lies just west of the Shebandowan greenstone belt volcano-sedimentary package, within the Quetico sediments.

The main historical milestones for the Larose property‘s past exploration history can be summarized as follows:

  1999 - Noranda Exploration conducts till sampling in the area and gets anomalous gold results near Larose.

  2003 - R. Kwiatkowski samples rusty schist yielding very anomalous gold grades and recorded as the original discovery of the Larose showing. In the same year an option agreement is signed with Freewest Resources Canada Inc..

  2003 - Freewest Resources Canada Inc. conducts prospecting, line cutting, geochemical soil sampling, ground geophysics (magnetic and induced polarization) and trenching.

  2003/2004 - Freewest Resources Canada Inc. executes two short diamond drilling programs totaling 2,742 m on selected targets of the LSZ while continuing to explore the property by direct or indirect methods.

The sedimentary rock package and the association of the gold with syenitic type intrusives are very reminiscent of the Malartic and Timmins mining camps.

Golden Share exploration history

Golden Share executed a fall 2011 campaign comprising geological reconnaissance, outcrop sampling, channel sampling, 73 km of line cutting and a ground magnetometer survey over the freshly cut grid. Highlights for this recent campaign are provided by channel sampling on the P1 trench located within the central part of the LSZ and which yielded 45.93 g/t Au over 3.1 m and 54.21 g/t Au over 1.4 m. The mineralization is hosted in sheared, very fine grained metasediments showing local sericitization, silicification and carbonatization and quartz veinlets containing up to 20% sphalerite, 10% pyrite and 2% galena.

The 2012 summer surface exploration focused mainly on the 2011 freshly cut grid that covers the southern, yet unexplored, 4 km strike length of the Larose Shear Zone (“LSZ”). Other targets also being investigated on the property in parallel were :

1.	Parallel shears to the LSZ,
2.	Soil geochemical anomalies from Freewest,
3.	Pressure shadows and dilational jogs in the southwestern extension of the Obadinaw pluton.

The following highlights are reported :

  A total of 72.6 km of lines was prospected and mapped for a total of 622 new outcrops for a total of 407 surface rock samples collected.

  In the south western part of the property, the LSZ is hosted by metasedimentary rocks and shows a thickness between 5 and 15 m. A total of 3 samples yielded results above 0.15 g/t Au with a maximum value of 1.14 g/t Au.

  Two new shear zones parallel to the LSZ were also identified, the Tribute Shear Zone (“TRSZ”) and the Lys Shear Zone (“LYSZ”) :

The TRSZ is located to the northwest and is well defined over a strike length of 2.5 km (with a possible 6.5 km). The observed alteration is also similar to that of the LSZ and feldspar porphyry intrusives have been identified within the TRSZ. A total of 6 samples yielded results above 0.15 g/t Au with a maximum value of 2.24 g/t Au.

The LYSZ is located to the southeast and has so far been defined over a 300 m strike length. One gold value of 0.18 g/t Au has been recorded so far.

A total of 2 claims (21 units) covering a surface area of approximately 3.64 km² have been staked by Golden Share to secure the northeastern extension of the TRSZ were gold values of up to 2.24 g/t Au were obtained.

SRK Consulting (Canada) Inc. (« SRK ») was mandated to perform structural geology investigations of stripped outcrops and available drill core on the Larose property. SRK’s preliminary conclusions are :

  Gold mineralization at Larose is associated with stockworks of quartz pyrrhotite ± pyrite ± sphalerite ± chalcopyrite veinlets hosted within strongly foliated metagreywacke or feldspar porphyry dykes.

  The deformed character of auriferous stockwork veins and veinlets suggests that the auriferous veins were introduced before or during deformation in the LSZ.

  The LSZ is a high strain corridor of variable dip angles characterized by strongly foliated rocks. Kinematic indicators suggest both strike-slip (sinistral) movement and dip-slip (northwest over southeast) movement.

  Three-dimensional analysis using Leapfrog indicates that the auriferous zone in the Larose Trench is offset to the southeast relative to the auriferous zone in the P1 Trench. Such an offset may be related to late faults or may alternatively indicate the occurrence of multiple “stacked” auriferous zones.

Recent developments

Viking and Golden Share have agreed to modify their original agreement. Golden Share will notably not be required to incur exploration expenditures of $150,000 in the second year of the option as originally agreed, though it will be required to keep the claims in good standing and any expenditures incurred will be applied against its $500,000 total work commitment. Golden Share has issued its second tranche of 100,000 common shares to Viking and has agreed to pay in June 2013, 50% of the $10,000 advance royalty payment due. The option agreement has been extended by one additional year under these revised terms.

ELWOOD PROPERTY

The Elwood property is located 70 km west of the city of Thunder Bay, Ontario, Canada. It consists in 31 mining titles covering 36.8 km².

Acquisition terms

The Elwood property results in the consolidation of two contiguous claim blocks acquired under different terms.

The Elwood “Main” property consists in 21 mining titles covering 22.1 km². The terms of the original option agreement were modified in May 2009 and in May 2011 Golden Share executed the final property payments and all work commitments have now been realized. The Elwood Main property is therefore now under a 100% ownership by Golden Share.

The Elwood “West” property comprises 10 mining titles for a total surface area of 14.7 km² and is directly adjoining the Elwood “Main” Property on its western boundary. It was acquired by acquired by direct staking in 2008. Golden Share also holds a 100% interest in the Elwood West property.

As a result of the May 2009 addendum with the Vendor of the Elwood Main property, Golden Share granted a 2% NSR on its Elwood West property. Moreover, an additional 300,000 shares can be issued to the Vendor at any time in the event that measured and indicated resources representing a metal content of 500,000 ounces of gold or more can be defined on the Elwood or Elwood West Property; a first tranche of 150,000 shares would be issued when a first threshold of 250,000 ounces of gold is achieved.

Geological setting

Elwood is located south of the synvolcanic Shebandowan Felsic Intrusive Complex and shows several important, undeveloped gold showings associated with granodiorite dykes and/or sills hosted in a typical volcanic sequence. It also covers the western extension of the Peewatai granodiorite which is host to the mineralized Penziwol area. A large structure termed the Tinto Lake Fault Zone, a north-easterly trending structure interpreted to be a splay off of the regional-scale Crayfish Creek Fault, transects the western corner of the Elwood Property.

Golden Share exploration history

A thorough initial 2008 exploration program comprising systematic compilation, ground geophysics, prospecting, geological mapping, channel sampling and a first diamond drilling program was executed by Golden Share and highlighted the U Zone as an important target. A 485 m, first pass, 6 diamond drill hole program, yielded the following highlights :

  EL-08-01: 2.38 g/t Au over 8.30 m from 17.00 m to 25.30 m

  including 14.97 g/t Au over 1 m from 18.00 to 19.00 m

  EL-08-02: 0.60 g/t Au over 7.45 m from 35.90 m to 43.35 m

  including 1.56 g/t Au over 1 m from 35.90 to 36.90 m

In December 2010, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to follow-up on the initial drilling. Insight Geophysics Inc. executed an Insight Section Array / Tuned Gradient Array induced polarisation and resistivity survey over 5 line km to cover the U Zone and its immediate extensions. The survey demonstrated a very good correlation between zones of intense auriferous quartz veining and higher resistivity measurements. The IP survey confirmed the vertical extension of the mineralized system at depth and outlined drill targets associated with resistivity highs characteristic of quartz veining with associated chargeability anomalies.

In November 2011, one drill hole executed by Golden Share on the U zone failed to return significant results. Additional drilling had been planned at the time but the program had to be shortened for logistical reasons.

ONTARIO – RED LAKE AREA

BERENS RIVER PROPERTY

The Berens River property is located 200 km north of the city of Red Lake, Ontario, Canada in the Favourable Lake Greenstone Belt of Northwestern Ontario. Winter road access is possible from Red Lake, Ontario. The property can also be reached by float and ski plane services operating out of Red Lake. It consists in 21 unpatented mining claims covering 37.6 km².

Acquisition terms

The Berens River property results in the consolidation of two distinct claim blocks acquired under different terms.

In October 2010, Golden Share first acquired the past-producing Berens River Mine through a one to one share exchange with Nanoose Gold Limited, a private Canadian Company, resulting in Golden Share issuing 5,000,000 common shares. Additionally, Golden Share has taken over the commitments to the Property Optionors and will pay a total of $480,000 cash and issue a total of 1,000,000 Shares over a five year period. A 2% NSR is also payable to the Optionors.

In December 2011, Golden Share then secured the land package surrounding the past-producing Berens River Mine by entering into an option agreement with Favourable Lake Gold, a private Canadian company, to acquire a 100% interest in 20 unpatented claims. Golden Share can acquire this 100% interest over two years for a cash compensation of $50,000 upon the achievement of certain milestones and by issuing to the vendor a maximum of 8,000,000 of the Company's common shares (500,000 shares upon the achievement of certain milestones, a maximum of 3,000,000 shares on the first anniversary date, a maximum of 3,000,000 shares on the second anniversary date; all share issuances being conditional to the achievement of certain milestones. Additionally, the Company can issue a maximum of 1,500,000 additional shares upon reaching certain production milestones). The two 3,000,000 shares payment on the first and second anniversary dates can be replaced by cash payments.

As at December 31, 2012, the Company paid a total of $137,500 ($57,500 in 2012, $60,000 in 2011 and $20,000 in 2010) in cash and issued 750,000 (350,000 in 2012, 200,000 in 2011 and 200,000 in 2010) common shares of the Company for a total value of $103,500 ($28,500 in 2012, $34,000 in 2011 and $41,000 in 2010).

Geological setting

The geology of the area consists of a sequence of folded Archean metavolcanic and metasedimentary rocks which have been intruded by gabbro and granitoid masses.

The Berens River Mine gold-silver mineralized system present on the Berens River Mine claim comprises 10 recognized strongly silicified hydrothermally altered zones (historically called “Veins”) developed in steeply dipping, fracture-shear-fault systems with a general strike of 110° and a 75° dip towards the SSW that cross-cut the stratigraphy at a high angle. The zones vary in thickness from 15 cm to 4.50 m and show lateral extents of up to several hundred meters. Past exploration efforts have concentrated on only two of these Veins; the N°1 Vein system, site of the former Berens River Mine, and the nearby N°3 Vein system.

The past producing Berens River Mine was operated by a subsidiary of Newmont Mining from 1939 to 1948 and produced 158,000 ounces of gold and 5.8 million ounces of silver as well as 1.7 million pounds of zinc and 6.1 million pounds of lead. The historical production originates from the N°1 Vein, one of the ten veins recognized on the Property and the only one having undergone mining. The N°1 Vein was mined by shaft N°1 which was sunk to a depth of 990 m although no production has been recorded below the 518 m level. A second shaft was sunk to a depth of 232 m on the N°3 Vein but has not yet entered into production.

Several historical, non NI 43-101 compliant resource estimates, have been completed on the N°3 Vein and the most recent and conservative estimate executed in 1989 by Watts, Griffis, McOuat Ltd. outlined a mineral inventory of 43,000 ounces of gold and 981,000 ounces of silver above the 300 m level (174,000 tonnes at a grade of 7.72 g/t Au and 175.22 g/t Ag***). No resource calculation has ever been executed on the other Berens River veins.

*** These estimates were executed prior to the introduction of National Instrument 43-101; hence they should be treated as historical data and therefore not be relied upon.

The land position surrounding the past-producing Berens River Mine claim consists in two discrete blocks:

Berens Extension (15 contiguous claims)

  Direct eastern extensions to the Berens River Mine vein system with historical drilling intercepts up to 29.79 g/t Au and 30.10 g/t Ag over 2.50 m (DDH N87-2 – Vein 3 extension).

  Direct southeastern extension of the Berens River Mine ”en echelon” vein system (Veins 6, 9, 13, 14, 15, 16, 17 and 18).

  Several historical Au, Ag, Pb and Zn mineralized occurrences located approximately 2 km to the northeast of the Berens River Mine associated with a major northwest trending fault (Oliver, South Trout Lake, Patnora, Gold Hill N°1, Lewis and Henderson).

Berens South (5 claims)

  Several historical Au and Ag mineralized occurrences located about 10 km to the southeast of the Berens River Mine and notably the Younge occurrence with reported historical channel sampling of up to 135.09 g/t Au and 89.14 g/t Ag over 0.50 m.

Golden Share exploration history

In the fall of 2010 a surface program executed by Golden Share consisted in geological mapping and prospecting with the objective to sample all accessible veins to validate the historical surface data as well as confirm the blue-sky potential of the property. A team of three geologists was on site to maximize surface work and a total of 61 surface rock samples weighting 1 to 3 kg were collected with geological hammers. Highlights of this program include :

  Vein N°1 returned grades of up to 7.53 g/t Au (0.24 oz/t Au) in a quartz-sulphide assemblage containing up to 5-10% chalcopyrite, 1-3% pyrite and 55-60% sphalerite and galena. Silver and base metal grades of up to 1,130 g/t Ag (36.3 oz/t Ag), 15% Zn and 3.8% Pb were also obtained.

  Vein N°3 returned grades of up to 31.88 g/t Au (1.02 oz/t Au) in a quartz-sulphide assemblage containing up to 2-5% chalcopyrite, 2-5 % pyrite and 20% sphalerite. Silver and base metal grades of up to 547 g/t Ag (17.6 oz/t Ag), 15.1 % Zn and 7.4% Pb were also obtained.

  Vein N°19 yielded the highest grades with up to 37.71 g/t Au (1.21 oz/t Au), shows a similar composition to veins N°1 and N°3 and is part of a volcanic hosted quartz stockwork. Silver grades of up to 1,630 g/t Ag (52.4 oz/t Ag) were also obtained.

Immediately following the surface program, a mandate was given to InnovExplo, a Val d’Or based geological and mining consulting group, for the realization of a thorough compilation of all previous drilling and underground data on the Berens River Mine claim. The results were released in May 2011 and can be summarized as follows.

Extension at depth

Vein N°3 has been investigated by 121 diamond drill holes (“DDH”) for a total of 13,753 m and bottom historical diamond drill holes on two of the main sections show the mineralization to widen and to remain open at depth :

- 10.16 g/t Au and 178.20 g/t Ag over 10.50 m (DDH GZ-82-225-05, 525 m vertical depth).

- 9.26 g/t Au and 145.03 g/t Ag over 14.06 m (DDH G-15, 260 m vertical depth).

Vein N°19 has only been investigated by 13 diamond drill holes for a total of 1,400 m and the compilation also highlights its potential below current historical drilling as one of the two bottom holes on the main historical section yielded the following results:

- 24.26 g/t Au and 678.06 g/t Ag over 1.85 m (DDH 15-12, 475 m vertical depth).

Vein N°1 has been investigated by more than 70 historical diamond drill holes for an approximate total in excess of 12,831 m. All the historic production from the Berens River Mine originated from Vein N°1 and comprised 560,607 tons of ore processed at a rate of 250 tons per day producing a total of 157,696 ounces of gold, with an average mill grade of 9.6 g/t gold. All the data available with regards to shafts 1 and 2 and mine openings were transformed into a 3D model. However, there is a great uncertainty on the placement in space of the openings with respect to the drill hole locations.

The compilation was nevertheless able to demonstrate that in the area of shaft N°1, the main ore zone plunged approximately 70° to the SE with ore shoots within Vein N°1 being from 18 to 106 m in strike length, showing widths between 1 and 5 m and variable vertical extents between 25 and 150 m. The mineralization on Vein N°3, in the shaft N°2 area, appears to have the same geometry.

High grade near surface mineralization

While the previous section enhances the potential of the mineralization at depth, only drill intersections over 1 m along the drill core were reported. Historical reports however show some very high grade near surface intersections up to 246.65 g/t Au over 0.42 m as demonstrated by the following table.

Hole number	From	To	m	Au oz/t	Au g/t
N87-25	92.66	93.16	0.50	1.08	33.59
Z-150-16	16.05	16.55	0.50	1.04	32.35
Z-150-19	39.63	40.13	0.50	1.43	44.48
Z-150-21	52.82	53.32	0.50	1.43	44.48
Z-225-28	8.67	9.23	0.56	7.47	232.34
	9.23	9.83	0.60	1.92	59.72
Z-225-42	10.12	10.62	0.50	1.45	45.10
	10.62	11.12	0.50	2.29	71.23
Z-225-66	88.36	88.64	0.28	1.28	39.81
Z-225-67	21.59	21.89	0.30	1.38	42.92
Z-225-94	72.32	72.87	0.55	2.01	62.52
	74.82	75.17	0.35	1.14	35.46
Z-225-97	3.86	4.28	0.42	7.93	246.65
Z-225-98	6.54	7.04	0.50	5.75	178.85

Statistics on historical data

InnovExplo’s compilation work also yielded the following statistics :

A total of 45,754 m of drilling has been executed over the entire history of the Berens River property out of which 8,864 m was drilled in the early years prior to 1938.

The 36,890 m drilled since 1938 represents 344 DDH which can be allocated as follows :

Vein N°1 = more than 70 DDH for an approximate total in excess of 12,831 m
Vein N°3 = 121 DDH for a total of 13,753 m
Vein N°19 = 13 DDH for a total of 1,400 m
Remaining veins = 132 DDH for a total of 20,791 m

Detailed drill logs with geological descriptions available for 137 DDH totalling 17,035 m.

Detailed drill logs with assays and geological descriptions are available for 42 DDH totalling 8,985 m.

Limitations of historical data

The historical information is fragmentary and incomplete. This strongly affects the ability to execute a NI 43-101 compliant resource calculation with the currently available information. Most of the historic information has to be verified especially in the case of high-grade intersections, this includes underground information. The location of the drill holes and the shaft and drift locations must be rectified possibly through more accurate surveying of key features. This verification will lead to the completion of an accurate 3D model. Historic soil geochemistry should also be considered as a starting point for identifying potential gold bearing veins that may increase the mineral resources of the property.

Vein N°3 holds the potential for mineable resources and should be the object of the emphasis for the verification of historic information and drilling follow-up.

Geological Model

InnovExplo agrees with historic hypotheses of a caldera formation with post volcanic plutonic activity reactivating the vein system resulting in an epithermal type deposit. Various indicators point towards a low-sulphidation epithermal model. However, the presence of iron formations, garnet-chlorite-actinolite and quartz-sericite alteration along with greenschist to amphibolite alteration indicates a hydrothermal alteration associated with a VMS model. It is possible that the Berens River deposit represents a complex ensemble of both VMS environment and with superimposition of an epithermal deposit due to the possible transition from the stratiform volcano to a caldera system.

NI 43-101 report

InnovExplo Inc. was again mandated in April 2012 to complete an evaluation of the project and execute a technical Report in compliance with Regulation 43-101/NI 43-101 and Form 43-101F1 on the Berens River property.

In early July 2012, Golden Share announced the filing of the technical Report which confirms the potential for epithermal and VMS deposits and indicates a potential for future production. The Report also notes that a large part of the property is still at an early stage of exploration and has the potential for further discoveries.

The authors recommend an initial two-phase program. Phase 1 would consist in diamond drilling targeting the high grade mineralization on veins 3, 10 and 19 while Phase 2 would comprise prospecting, whole rock geochemistry and geological mapping, particularly on the new claims acquired in 2011.

The full 43-101 technical Report is available on www.sedar.com.

Sandy Lake First Nation

The Berens River project is located on the Sandy Lake First Nation traditional territory. Golden Share held a first introductory meeting in February 2011 with the Sandy Lake First Nation. During the month of November 2011, Golden Share held a second meeting with the Chief and Council of the Sandy Lake First Nation to advance discussions for the establishment of a constructive relationship for the future while preserving heritage, culture and traditions of the Sandy Lake First Nations Community.

A third meeting was held in Red Lake in September 2012 during which the Sandy Lake First Nation representatives confirmed the endorsement of a gradual approach that would be implemented in stages according to the phases of development of the project. Golden Share provided the Sandy Lake representatives with a proposal for a Memorandum of Understanding that would guide all parties through the first exploration phase in a spirit of mutual respect, ongoing dialogue and regular interaction.

Recent developments

All regulatory documentation relating to Ontario’s new Mining Act was filed by Golden Share in Q4 2012 for the Berens River project and the Company received the corresponding Exploration Permit in early March 2013. Such permit has been issued with a period of validity of three years, cover early higher impact exploration activities and notably allow the execution of standard core diamond drilling. Golden Share remains involved in ongoing discussions with the Sandy Lake

First Nation to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

QUEBEC – VAL D’OR - ROUYN-NORANDA AREA

MALARTIC LAKESHORE PROPERTY

The Malartic Lakeshore property is located 20 km west of the town of Val d’Or, Quebec, Canada. It consists in 26 claims for a total property surface area of 10 km².

Acquisition terms

In October 2009, Golden Share executed the final property payments and all work commitments have now been realized. The Malartic Lakeshore property is therefore now under a 100% ownership by Golden Share.

Geological setting

The property is located on the Norbenite-Marbanite shear zone host of the Kiena Mine currently operated by Wesdome and of the past producing Norlartic and Marban mines located 6 km to the east. The property is also strategically located between Agnico Eagle’s new Lapa mine, located 5 km to the west, and Osisko’s Canadian Malartic project located 6 km due south. To the east of Malartic Lakeshore, NioGold Mining Corporation is developing its Marban block in partnership with Aurizon Mines Ltd. Historical production from the Norlartic, Kierens and Marban past producing mines amounted to 600,000 ounces of gold. In September 2012, NioGold announced an updated mineral resource estimate for the Marban deposit. Based on a cut-off grade of 0.35 grams of gold per tonne and a high value capping of 25 grams of gold per tonne, the in-pit mineral resource is estimated at 20,700,000 tonnes at 1.58 grams of gold per tonne or 1,053,000 ounces of gold in the measured and indicated category plus at 3,780,000 tonnes at 1.60 grams of gold per tonne or 194,000 ounces of gold in the inferred category.

Golden Share exploration history

A thorough 2008 exploration program comprising systematic compilation, mechanical stripping and a first diamond drilling program highlighted the RLM prospect as a 320 m long structure up to 50 m wide consisting in a network of over 25 individual gold bearing veins up to 1.10 m in width. This RLM target sits right on the Norbenite-Marbanite shear and is the first one developed systematically by Golden Share. The mechanical stripping yielded channel samples up to 90.88 g/t Au over 1.32 m (including 178.00 g/t Au over 0.67 m) and the first drilling campaign yielded the following highlights :

ML-08-23 : 15.27 g/t Au over 1.20 m from 76.40 to 77.60 m
included in 2.59 g/t Au over 8.40 m from 75.60 to 84.00 m
ML-08-28 : 123.50 g/t Au over 0.50 m from 24.30 to 24.80 m
included in 39.84 g/t Au over 1.60 m from 24.30 to 25.90 m

A second drill program was executed in the spring of 2009 and consisted in eighteen holes totalling 1,396 m. Nine new holes were drilled and nine of the drill holes executed by Golden Share in 2008 were lengthened to investigate the mineralized system at greater depths.

The auriferous Zone 66, recognized over a width 27 m, was intersected in ML-08-11 at a vertical depth of 185 m to the north-east of the RLM prospect. It consists in sheared basalt hosting 5 to 15% quartz-calcite veinlets mineralized with 1 to 2% pyrite. In hole ML-08-11 Zone 66 is especially well mineralized with sulphides over an interval of 6.95 m, from 269.15 m to 276.10 m, comprising five quartz veins ranging in width from 0.45 to 1.30 m each and containing 8% pyrite, 4% chalcopyrite and up to 1% galena. Zone 66 is anomalous in gold with grades of up to 1.19 g/t Au over 0.55 m from 255.35 to 255.90 m. Four additional anomalous intervals of 0.31, 0.33, 0.53 and 0.56 g/t Au over up to 2.60 m were also obtained.

Following this second drill program, and in order to refine drill targets, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to execute an Insight Section Array / Tuned Gradient Array induced polarisation and resistivity survey over 7.2 line km to cover the RLM prospect and its immediate extensions Deeper drill targets associated with resistivity highs characteristic of quartz veining were outlined with a positive chargeability signature.

A third drill program was executed in the fall of 2009 for a total core length of 888 m and consisted in two deep holes drilled to transect the entire RLM shear zone and reach depths where resistivity and chargeability anomalies are best developed.

The highlight of the program was hole ML-09-41, drilled on section 1230E to a depth of 471 m, that intersected Zone 66 over a down hole length of 18 m at a 400 m vertical depth similar. The mineralization comprises 75 % quartz veins up to 1.45 m in width containing up to 7% pyrite, chalcopyrite and galena with strongly anomalous gold values. A 0.70 m quartz vein assayed 2.88 g/t Au over 0.80 m in the hanging wall of Zone 66 at a down hole depth of 396 m.

The results of the fall 2009 drill program clearly demonstrate the intensification and widening of the mineralization at depth and validate the results of the IP survey. Moreover, the mineralization is in all points similar to what was observed in our shallow drilling on the RLM prospect where Golden Share reported grades of up to 123.50 g/t Au.

A fourth, 1,233 m, diamond drilling program on the Malartic Lakeshore property was executed in Q2 2011 and the following highlights are reported :

  ML-11-42 – total length 528 m : The hole was a 90m step out from hole ML-09-41 to intersect Zone 66 towards the southeast. A one meter pyrite bearing vein was intersected around 420 m. Zone 66 was reportedly intersected over an 8 m width at the targeted depth from 483.5 to 491.5 m. It displays good shearing with approximately 20% quartz veins up to 30 cm in width and low sulfide content.

  ML-11-43 – total length 513 m : The hole targeted a flexure in the main RLM corridor, one of the SRK Consulting (Canada) Inc. hypotheses to be verified. A 17 m shear zone with quartz veins in excess of 3 m and showing up to 2-3% pyrite, trace chalcopyrite and trace galena was intersected from 231 to 248 m. Schistosity measurements show a very high angle to core axis.

  ML-11-44 – total length 192 m : The hole targeted an IP anomaly associated with a mafic-intermediate volcanic contact. The target was reached and pyrite bearing felsic volcanics and sediments were intersected near the bottom of the hole.

FORSAN PROPERTY

The Forsan property is located 45 km east of the town of Val d’Or, Quebec, Canada. It consists in 50 claims for a total property surface area of 8 km².

Acquisition terms

Following discussions with the owner, the original option agreement has been modified on September 26, 2009. In the original option agreement, Golden Share had to pay a sum of $50,000 on the second anniversary of the agreement. In the amended option agreement, Golden Share has now instead paid a sum of $12,500 and issued 312,500 common shares of Golden Share to the owner.

Following these payments and the issuance of 400,000 additional common shares, a condition from the original option agreement, Golden Share has now fulfilled all the conditions of the option and therefore owns 100 % of the Forsan property.

Geological setting

The rocks of the Forsan property consist in a thick volcanic sequence comprising mostly mafic agglomerates and mafic tufs. The units show an east-west strike and a northerly dip. A sub parallel porphyric intrusive with a north-eastern dip, hosting some minor, sub-concordant, granodiorite injections, transects the volcanic sequence. A 50 m wide, northeast trending, diabase dyke cuts the property in an oblique direction. The Pershing batholith contact cuts the north-eastern border of the property. Favourable structures (quartz veins, shear zones, faults) as well as competent host rocks (quartz feldspar porphyry) are present on the property.

The property is situated at the south-eastern extremity of the Abitibi greenstone belt in the Val d'Or geological formation. The Forsan property is located 6 km north-east of the Chimo past producing mine and 10 km south-west of Blue Note Mining’s Croinor project. The property sits on the end of the prolific Cadillac break, in east-west second and third order structures, and at the intersection with strongly developed north-east lineaments in a setting similar to that of the Val d’Or area.

Golden Share exploration history

A thorough 2008 exploration program comprising systematic compilation, mechanical stripping and a first diamond drilling program outlined two new mineralized area, the Forsan Southwest Zone (“FSZ”) and the Forsan East Zone (“FEZ”) located respectively south-west and east of the Main mineralized zone (“FMZ”).

A second drill program was executed in the spring of 2009 and consisted mainly in nine short vertical holes totalling 454 m and targeting the FEZ. An intersection of 56.86 g/t Au over 4.00 m from 42.00 to 46.00 m (including 226.00 g/t over 1.00 m) was obtained in hole GSH-09-18.

At the level of hole GSH-09-18, the FEZ is described as a 4 meter wide zone hosting 12% quartz-pyrite-tourmaline veins with individual veins up to 0.20 m thick. The zone is located at the contact between a tuffaceous unit and a felsic porphyry dyke and contains 2 to 5 % pyrite with trace chalcopyrite. Fine grained visible gold was observed in association with the higher grade section of the interval.

In the fall 2009 a 43-101 compliant resource calculation was released on the FMZ. The work was executed by InnovExplo, a Val d’Or based geological and mining consulting group, to establish a geological model for the mineralization and to confirm the presence of sufficient mineral resources to justify further exploration work by Golden Share.

Based on InnovExplo’s recommendation, a cut-off grade of 2.50 g/t Au was used, which results in an Inferred Resource of 132,000 metric tonnes grading 3.52 g/t Au for a total of 15,000 ounces of gold on the FMZ. When a cut-off of 1.00 g/t Au is used, an Inferred Resource of 536,500 metric tonnes grading 2.03 g/t Au containing a total of 35,000 ounces of gold is obtained thereby validating the historical data for the FMZ.

	Inferred Resource
Cut-Off grade	Metric	Grade	Ounces
g/t Au	Ton (t)	g/t Au	Au
1.0	536,500	2.03	34,981
1.5	322,600	2.57	26,650
2.0	203,100	3.07	20,026
2.5	132,000	3.52	14,936
3.0	85,000	3.95	10,810

*Notes: Golden Share owns 100% of the Forsan property. Mineral Resources are not Mineral Reserves having demonstrated economic viability. Results are presented undiluted and in-situ. The estimate includes 4 gold-bearing zones and covers the Forsan project area over 450 meters NW-SE, 200 meters NE-SW, and from an elevation of 0 to -225m. The cut-off grade must be re-evaluated in light of current market conditions (gold price, exchange rates and mining cost). InnovExplo is not aware of any environmental, permitting, legal, taxation, socio-political, marketing or other relevant issue that could materially affect the Mineral Resource estimate.

The geological interpretation of the mineralized zones was entirely redone by Bruno Turcotte, P.Geo., and Donald Gervais, P.Geo., using a set of sections looking towards an azimuth of N335o.

The geological model and current resource estimate demonstrate that the FMZ contains at least four (4) continuous mineralized lenses having a minimum width of 2.2 m corresponding to the necessary minimum for an open-pit operation or underground bulk mining. In order to confirm the historical data, two verification drill holes were executed by Golden Share during the spring 2009 drill campaign; they also provided material for density measurements. InnovExplo considers this estimate to be reliable, rigorous, based on quality data and in conformity to CIM standards and guidelines for reporting mineral resources and reserves.

One of the most important findings of the resource estimate on Forsan is the definition of geological continuity at N115°. This observation further reinforces the significance of the FEZ located 600 m south-east of the FMZ where an intersection of 56.86 g/t Au over 4.00 m was obtained.

The 2009 Mineral Resource Estimate was performed by Bruno Turcotte, M.Sc., P.Geo., and Donald Gervais, B.Sc., P. Geo., under the supervision of Carl Pelletier, B.Sc., P.Geo., using all available results. The work performed on the Forsan property has been executed under the supervision of Mrs. Laurence Huss, M.Sc., P. Geo., and Golden Share’s Vice-President Exploration.

The full 43-101 technical Report is available on www.sedar.com.

A short 546 m follow-up diamond drilling program was executed in Q3 2010 and consisted in four holes, two holes on the Forsan Main Zone (“FMZ”) for total of 330 m and two holes on the Forsan East Zone (“FEZ”) for a total of 216 m.

Hole GSH-10-29 drilled to investigate the FEZ at greater depths, identified a new mineralized zone hosting 15% quartz-pyrite-tourmaline veins with individual veins up to 0.25 m thick and containing traces of pyrite and chalcopyrite. This new zone returned 3.38 g/t Au over 3.70 m from 118.00 to 121.70 m and includes 6.62 g/t Au over 1.00 m. Additional points of interest comprise :

  This new zone is located immediately below the 2009 discovery of hole GSH-09-18 which had intersected 56.86 g/t Au over 4.00 m from 42.00 to 46.00 m including 226.00 g/t over 1.00 m.

  This new zone shows similar mineralization to the 2009 high grade FEZ discovery with an array of pyrite and chalcopyrite bearing quartz-tourmaline veins.

  The new zone is part of a broader mineralized interval reporting 0.62 g/t Au over 25,70 m and showing sustained gold impregnation including a significant number of intersections above 0.50 g/t Au.

This latest finding is particularly significant in the light of the recently recognized viability of lower grade models in a high price gold environment and comes as an added bonus to the high grade mineralization already observed on the FEZ.

In December 2010, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to execute an Insight Section Array / Tuned Gradient Array induced polarisation and a resistivity survey over the FEZ in order to refine drill targets which now comprise both high grade gold mineralization and broad, lower grade envelopes of gold impregnation.

LAC FORTUNE WEST AND BELLETERRE PROPERTIES

Acquisition terms

In December 2007, the Company entered into an agreement with the company SearchGold Resources Inc. (« SearchGold ») under which it acquired the Fortune Lake West and the Belleterre properties in exchange of 8,479,993 common shares evaluated at $0.30 per share.

LAC FORTUNE WEST PROPERTY

The property is located approximately 25 km west of the town of Rouyn-Noranda in the Abitibi area of Northwestern Quebec, Canada. It is easily accessible by national road 117 which passes just south of the property.

Golden Share entered into a purchase and sale agreement with Vantex Resources Ltd (“Vantex”) dated November 2nd, 2012 through which Vantex acquired a 100% interest in the Lac Fortune West property by paying Golden Share $100,000 in cash and issuing to Golden Share 1,000,000 common shares in Vantex’s capital. Golden Share retained a 1% NSR in the property.

Lac Fortune West is directly adjoining Vantex’s Galloway project where several gold targets are being developed, and notably the recent Moriss discovery which returned 8.21 g/t Au over 22.50 m to a depth of 106 m in initial Vantex drilling. In August 2012, Vantex announced a drill intercept of 59.51 g/t Au over 6.20 m to a depth of 64.20 m in the N1 zone which is part of the Moriss discovery. In October 2012, mining executive and investor Rob McEwen increased his stake in Vantex by 500,000 shares bringing his total investment to 7.8 million shares or about 12% of the company.

BELLETERRE PROPERTY

The property is located approximately 2.5 km to the west of the town of Belleterre in the Témiscamingue area of Northwestern Quebec, Canada. It is easily accessible by national road 382 which crosses the property. The consolidation of Niogold’s Blondeau-Guillet property with the Chevrier Lake property creates a substantial 163 claim package (the « Belleterre » project) allowing the implementation of a regional exploration approach to the area.

Original pre-2007 acquisition terms

The Belleterre property results in the consolidation of two contiguous claim blocks acquired under different terms.

The Blondeau-Guillet property consists in 155 claims. In June 2006, SearchGold entered into an option agreement with Niogold Mining Corporation to acquire a 70% interest in the Property in order to consolidate a position in an area which bears an undeveloped potential. This option was transferred to Golden Share in connection with the agreement with SearchGold. As of today, Golden Share holds a 50% in the Blondeau-Guillet property and intends to remain at this level.

The Lac Chevrier property consists in 8 claims. This property was transferred to Golden Share in connection with the agreement with SearchGold. As of today, Golden Share holds a 100% interest in the Lac Chevrier property.

Geological context and previous wok

The known auriferous veins of the north-east sector of the Belleterre project are part of a high grade mineralization system associated with a granite-volcanic contact which is characterized by pyrite-chalcopyrite-galena-sphalerite-gold bearing quartz veins. The past-producing Belleterre mine is located 5 km east of the property boundary. Previous work by SearchGold included a drill program totaling of 13 short holes drilled to test the continuity and grade of the known auriferous veins of the north-east sector over a strike length of 250 m and at a maximum vertical depth of 65 m. The program returned encouraging gold grades at depth with intersections of 18.21 g/t Au over 0.33 m and 16.81 g/t Au over 0.40 m. A follow-up drill program failed to provide wider intercepts but outlined strike extensions for the mineralization. Many sectors of the property remain to be investigated.

All of Golden Share’s exploration programs are executed under the supervision of Mrs. Laurence Huss, M.Sc., P. Geo., and Golden Share’s Vice-President Exploration. Laurence Huss is a Qualified Person as defined in National Instrument 43-101. Philippe Giaro, P.Geo., President and CEO of Golden Share Mining Corporation, also acts as Qualified Person for Golden Share.

FINANCIAL INFORMATION

CHANGE IN ACCOUNTING POLICY

During the year 2012, the Company retrospectively changed its accounting policy regarding exploration and evaluation expenditures in order to recognize these expenditures directly to net loss instead of capitalizing them as exploration and evaluation assets. Management believes that the new presentation provides a clearer picture of the expenses incurred by the Company as well as the nature of these expenses.

The retrospective application of this change decreased the value of exploration and evaluation assets by $13,442,995 and $5,678,580 at December 31, 2011 and January 1, 2011, respectively. Net earnings for the year ended December 31, 2011 decreased by $7,764,415, and deficit at January 1, 2011 increased by $5,678,580 reflecting the cumulative impact on net loss of prior periods. Basic and diluted net loss per share increased by $0.08 for the year ended December 31, 2011.

RESULTS:

Net loss for the year ended December 31, 2012 amounts to $1,377,842 ($0.01 per share) compared to $8,460,518 ($0.09 per share) for the year ended December 31, 2011.

The variation between the two periods is due to the following important variations:

Exploration and evaluation expenditures

For the year ended December 31, 2012, the Company incurred exploration expenditures totaling $1,072,587 compared to $7,862,135 for the same period in 2011. The difference between the two periods is mainly due to the acquisition of the Band Ore property.

Administrative expenses

The table below details the amounts included in Administrative expenses:

	2012	2011
	$	$
Salaries and benefits expenses	104,751	44,534
Consultant	62,441	188,758
Management fees		2,500
Professional services	136,035	216,433
Investors related fees	141,106	141,807
Regulatory fees	48,359	98,165
Other expenses	81,801	77,075
Property and equipment depreciation	1,170	585
Expenses recovered	(31,540)	(57,720)
Total	544,123	712,137

Salaries and other employee benefits expenses:

The increase of $60,217 is mainly related to share-based payment. The share-based payment is established based on the vesting period on which the options are acquired, the number of stock option issued and finally the strike price. During the year 2012, 1,975,000 stock options were granted compare to 250,000 for the same period in 2011.

Consultants:

The decrease of $126,317 is related to share-based payment. The share-based payment is established based on the vesting period on which the options are acquired, the number of stock options issued and finally the strike price. During the year 2012, 1,700,000 stock options were granted compare to 1,250,000 stock options for the same period in 2011.

Professional services

The decrease of $80,398 is related to decreases of $42,123 in fees paid to the CFO, $12,658 in audit fees related to the IFRS transition, $10,416 in legal fees due to the acquisition of Band Ore and financing finalized in 2011 and $15,201 in other professional fees.

Regulatory fees

The decrease of $49,806 is due to the Band Ore acquisition and to the financings finalized in 2011.

Expenses recovered

During the year 2012, the Company charged the salary of one of its geologists whose services were made available to a mineral exploration company. The company also billed to a supplier, accommodation costs for its drillers during the drilling campaign on the Band Ore project.

Tax income

According to the provisions of tax legislation relating to flow-through shares, the Company has to transfer its right to tax deductions for expenses related to exploration activities to the benefit of the investors. When the Company has fulfilled its obligation to transfer its rights, which happen when the Company has incurred eligible expenditures and when the Company has renounced to its rights to tax deductions, a deferred tax liability is recognized for the taxable temporary difference that arises from the difference between the carrying amount of eligible expenditures capitalized as an asset and its tax base.

A deferred taxation income of $116,607 was recognized in 2011. No deferred taxation was recognized in 2012 because the Company had already fulfilled its commitments as at December 31, 2011, in relation with its flow-through investments.

Other comprehensive loss

The Company's available-for-sale financial assets include marketable securities in listed mining exploration companies.

Available-for-sale financial assets are measured at fair value. Net change in fair value is recognized in other comprehensive income and reported within the available-for-sale reserve within equity. When the asset is derecognized, the cumulative gain or loss recognized in other comprehensive income is reclassified to profit or loss in Finance income or Finance costs if applicable and presented as a reclassification adjustment within other comprehensive income.

The Company recognized a decrease in fair value of $15,000 in 2012 compared to $36,000 in 2011.

CASH FLOW AND FUTURE PERSPECTIVE

As of December 31, 2012, the Company had a cash position of $160,680 as well as a guaranteed investment certificates for $380,000.

The Company has to make total cash payment of $367,500 as $67,500 in 2013, $100,000 in 2014 and $200,000 in 2015, incur $243,570 in exploration and evaluation expenditures as $93,570 in 2014 and $150,000 in 2015 and issue a total of 8,434,920 common shares of the company to fulfill its commitments related to its properties agreements.

The Company has sufficient working capital to cover its administrative costs. However, The Company will have to obtain more cash through financings to assure the future development of its mining properties, its future administrative costs and properties commitments.

OUTSTANDING SHARE DATA

As of December 31, 2012, the company had 109,788,532 shares issued and outstanding with a paid in value of $16,610,112 as well as 8,300,000 stock options and 31,365,000 warrants.

The authorized share capital of the Company consists of an unlimited number of shares and of which 111,823,842 were outstanding as of the date hereof.

RELATED PARTY TRANSACTIONS

The Company's related parties include its joint key management and members of the Board of Directors.

Unless otherwise stated, none of the transactions incorporated special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

The Company concluded the following transactions for the year ended December 31, 2012:

President

Exploration and evaluation expenditures for a total amount of $109,999 were billed by a company controlled by the President.

CFO

Professional services for a total amount of $52,703 were charged.

Vice-President Exploration

An annual salary of $100,800 was paid to the Vice-president exploration and recognized in exploration and evaluation expenditures.

Director

Fees for an amount of $54,000 were paid to a director for investor related fees.

CHOSEN ANNUAL INFORMATION (IN THOUSAND OF $)

	2012	2011	2010
Net loss	1 378	8 461	2 457
Basic and diluted net loss per share	0.01	0.09	0.06
Total assets	729	2 266	1 130
Long term debt	N/A	N/A	N/A
Dividend per share	N/A	N/A	N/A

QUARTERLY RESULTS TREND (IN THOUSAND OF $)

	2012				2011
	Dec	Sept	June	March	Dec	Sept	June	March
Revenues	-	-	-	-	-	-	-	-
Net loss	23	349	433	573	1 199	817	5 929	516
Basic and diluted net loss per share	0.000	0.003	0.004	0.005	0.01	0.007	0.07	0.008

ESTIMATES, JUDGMENTS AND ASSUMPTIONS

When preparing the financial statements, management undertakes a number of judgments, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results are likely to differ from the judgments, estimates and assumptions made by management, and will seldom equal the estimated results.

A detailed summary of the entire Company’s significant accounting policies and the estimates derived there from is included in Note 4 to the Annual Financial Statements for the year ended December 31, 2012.

Information about the significant judgments, estimates and assumptions that have the most significant effect on the recognition and measurement of assets, liabilities, income and expenses are discussed below:

Share-based payments

The estimation of share-based payment costs requires the selection of an appropriate valuation model and consideration as to the inputs necessary for the valuation model chosen. In the absence of its own share history, the Company used the share volatility of three estimated companies with comparable activities and estimated the probable life of stock options and warrants granted and the time of exercise of those stock options and warrants. The model used by the Company is the Black-Scholes valuation model.

RISKS

All of the resource properties in which the Company has are at the exploration stage only and are without a known body of commercial ore or minerals. Substantial expenditures are required for our exploration programs and the development of reserves. In the absence of cash flow from operations, the Company relies on capital markets to fund its exploration and evaluation activities.

Capital market conditions and other unforeseeable events may impact the Company’s ability to finance and develop its projects.

While discovery of reserves may result in substantial rewards, few exploration properties ultimately evolve into producing mines. Major expenditures are required to identify, confirm reserves and to construct mining and processing facilities. It is impossible to know whether the Company’s current exploration programs will ultimately result in a profitable commercial mining operation.

A number of factors determine the economic viability of a property. They include the size of the deposit; the quantity, quality and average unit of the reserves; the proximity of the deposit to existing infrastructure; the estimated development and operating costs; the financing costs and the project cash flows; the prevailing prices and markets and the competitive nature of the industry. Also of key importance are governmental regulations, including those relating to taxes, royalties, land use, the environment, and interests and socio-economic impacts on affected communities.

In addition, although the Company has taken steps to verify that it holds good title to its mineral properties, there can be no guarantee that the Company’s title may not be subject to unregistered prior agreements, encumbrances or adverse regulatory requirements. The consequences of these risks cannot be accurately predicted, but any combination of them may impair the development of a deposit or render it uneconomic.

The Company intends to continue the evaluation and exploration of its properties subject to the availability of financing on acceptable terms. The Company intends to finance these activities either through existing financial resources or through additional equity or quasi-equity financing. However, there can be no assurance that the Company will be able to raise such additional equity.

Additional information on the Company can be found on SEDAR (www.sedar.com).

MANAGEMENT RESPONSIBILITY WITH REGARDS TO FINANCIAL INFORMATION

Management is accountable for the Company’s financial statements and any information included in this annual report.

The Financial Statements were prepared compliant to the International Financial Reporting Standards (“IFRS”). These statements include certain amounts based on estimates and assumptions. Management established these amounts in a reasonable way to make sure that the financial statements reflect the situation accurately, with all important matters. The financial information presented anywhere else in the annual report complies with the financial statements. .

The management of Golden Share Mining Corporation

Golden Share Mining Corporation
(A Mining Exploration Company)

Interim Financial Statements
for the three-month periods ended
March 31, 2013 and 2012

Interim Financial Statements
Statements of financial position	2
Statements of Comprehensive Loss	3
Statements of changes in Equity	4
Statements of cash flow	5
Notes to Financial Statements	6 - 12

STATEMENT CONCERNING THE INTERIM FINANCIAL STATEMENTS

Management has compiled the unaudited interim financial statements as at March 31, 2013 and for the three-month periods ended March 31, 2013 and 2012. The statements have not been audited or reviewed by the corporation's auditors or any other firm of chartered accountants.

Golden Share Mining Corporation
Statements of Financial Position
(in canadian dollars)

	Notes	2013-03-31	2012-12-31
		(Unaudited)	(Audited)
		$	$
ASSETS
Current
Cash		59,692	160,680
Investment certificates		305,000	380,000
Other receivables		13,864	18,397
Prepaid expenses		13,464	19,510
		392,020	578,587
Non-current
Property and equipment		1,462	1,754
Other long-term financial assets		99,000	149,000
Total assets		492,482	729,341

LIABILITIES AND EQUITY
LIABILITIES
Current
Trade and other payables	3	199,666	186,460
Total liabilities		199,666	186,460

EQUITY
Capital share	4.1	16,711,858	16,610,112
Contributed surplus		5,980,228	5,977,009
Deficit		(22,332,270)	(22,027,240)
Accumulated other comprehensive loss		(67,000)	(17,000)
Total equity		292,816	542,881
Total liabilities and equity		492,482	729,341

The accompanying notes are an integral part of the interim financial statements.

These interim financial statements were approved and authorized for issue by the Board of Directors on April 30, 2013.

/S/ Philippe Giaro	/S/ Florent Baril
Director	Director

Golden Share Mining Corporation
Statements of Comprehensive Loss
For the three-month periods ended March 31, 2013 and 2012
(in canadian dollars, except loss per share)

(Unaudited)

	Notes	2013-03-31	2012-03-31
		$	$

Exploration and evaluation expenditures	5	210,982	466,420
Administrative expenses	6	94,048	106,880
Net Loss		(305,030)	(573,300)
Other comprehensive loss
Available-for-sale-financial assets
Net change in fair value		(50,000)	16,000
Total of other comprehensive loss		(50,000)	16,000
Total comprehensive loss		(355,030)	(557,300)

Loss per share
Basic and diluted net loss per share		(0.003)	(0.005)

Weighted average number of common share outstanding basic and diluted		110,984,457	108,850,070

The accompanying notes are an integral part of the interim financial statements.

Golden Share Mining Corporation
Statements of Changes in Equity
For the three-month periods ended March 31, 2013 and 2012
(in canadian dollars)

(Unaudited)

				Accumulated
				other
				comprehensive	Contributed		Total
	Notes	Share capital		loss	surplus	Deficit	Equity
		Number	$	$	$	$	$

Balance at January 1, 2012		108,788,532	16,549,862	(2,000)	5,780,080	(20,602,510)	1,725,432

Shares issued for the acquisition of mining rights		150,000	12,250				12,250
Transactions with owers		150,000	12,250	–	–	–	12,250
Loss of the period						(573,300)	(573,300)
Other comprehensive loss
Available-for-sale financial assets
Net change in fair value				16,000			16,000
Total comprehensive loss		–	–	16,000	–	–	16,000
Balance at March 31, 2012		108,938,532	16,562,112	14,000	5,780,080	(21,175,810)	1,180,382

Balance at January 1, 2013		109,788,532	16,610,112	(17,000)	5,977,009	(22,027,240)	542,881

Shares issued for the acquisition of mining rights	4.1	2,034,920	101,746				101,746
Share-based payments					3,219		3,219
Transactions with owners		2,034,920	101,746	–	3,219	–	104,965
Loss of the period						(305,030)	(305,030)
Other comprehensive loss
Available-for-sale financial assets
Net change in fair value				(50,000)			(50,000)
Total comprehensive loss		–	–	(50,000)	–	–	(50,000)
Balance at March 31, 2013		111,823,452	16,711,858	(67,000)	5,980,228	(22,332,270)	292,816

The accompanying notes are an integral part of the interim financial statements.

Golden Share Mining Corporation
Statements of Cash Flows
For the three-month periods ended March 31, 2013 and 2012
(in canadian dollars)

(Unaudited)

	Notes	2013-03-31	2012-03-31
		$	$
OPERATING ACTIVITIES
Loss before tax		(305,030)	(573,300)
Adjustments
Share-based payments		3,219
Shares issued for the acquisition of mining rights		101,746	12,250
Property and equipment depreciation		292	292
Changes in working capital items	8	23,785	(76,319)
Cash flows from operating activities		(175,988)	(637,077)

INVESTING ACTIVITIES
Disposal of guaranteed investment certificates		75,000	600,000
Cash flows from investing activities		75,000	600,000
Net change in cash		(100,988)	(37,077)
Cash, beginning of period		160,680	234,679
Cash, end of period		59,692	197,602

The accompanying notes are an integral part of the interim financial statements.

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

1.	NATURE OF OPERATIONS

Golden Share Mining Corporation (hereinafter the "Company") specialize in exploration of gold mining sites located in Canada.

Golden Share Mining Corporation's shares are listed on the TSX Venture Exchange.

Golden Share Mining Corporation is incorporated under the Canada Business Corporations Act. The address of Golden Share Mining Corporation registered office and its principal place of business is 349 De Contrecœur street, Montreal, Quebec, Canada, H1L 3Y4.

The present interim financial statements have been prepared under International Financial Reporting Standards ("IFRS") .

2	STATEMENT OF COMPLIANCE

These unaudited interim financial statements have been prepared using accounting policies consistent with International Financial Reporting

Standards ("IFRS") and in accordance with IAS 34 Interim Financial Reporting. The unaudited interim financial statements do not include all of the information required for full annual financial statements, and should be read in conjuction with the annual financial statements for the year ended December 31, 2012, as they follow the same accounting policies and methods of application, unless otherwise indicated.

3.	TRADE AND OTHER PAYABLES

	2013-03-31	2012-12-31
	(Unaudited)	(Audited)
	$	$

Trade accounts	191,664	184,294
Others	8,002	2,166
	199,666	186,460

4.	SHARE CAPITAL

4.1	Share Capital

The share capital of the company consists only of fully paid common shares and an unlimited number of common shares voting and participating, without par value.

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

4.	SHARE CAPITAL (Continued)

4.2	Warrants

Outstanding warrants entitle their holder to subscribe to an equal number of common shares as follows:

		2013-03-31		2012-12-31
		(Unaudited)		(Audited)
		Weighted		Weighted
	Number	average	Number	average
	of warrants	exercise price	of warrants	exercise price
		$		$
Balance, beginning of period	31,365,000	0.26	45,262,289	0.23
Expired			(13,897,289)	0.16
Balance, end of period	31,365,000	0.26	31,365,000	0.26

The number of outstanding warrants that could be exercised for an equal number of common shares is as follows:

Expiration date		2013-03-31		2012-12-31
		(Unaudited)		(Audited)
	Number	Exercise price	Number	Exercise price
		$		$
April 20, 2013 (b)	17,000,000	0.32	17,000,000	0.32
April 20, 2013 (b)	1,020,000	0.20	1,020,000	0.20
June 29, 2013	10,845,000	0.20	10,845,000	0.20
October 25, 2015 (a)	2,500,000	0.10	2,500,000	0.10
	31,365,000		31,365,000

(a)

The Company extended the terms of the 2,500,000 warrants by another three years from October 25, 2012 to October 25, 2015. Also, the Company reduced the exercise price of the warrants of $0,18 to $0,10.

(b)	These warrants have expired on April 20, 2013.

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

5.	EXPLORATION AND EVALUATION EXPENDITURES

Exploration and evaluation expenditures are detailed as follows

	2013-03-31	2012-03-31
	(Unaudited)	(Unaudited)
	$	$
Quebec
Fortune Lake West		5,000
Forsan	3,320
Malartic Lakeshore	3,320
	6,640	5,000
Ontario
Elwood	138
Pistol Lake	14,748	80,992
Berens River	121,302	62,752
Conacher	55,456	53,919
Band Ore	12,698	263,757
	204,342	461,420
Total exploration and evaluation expenditures	210,982	466,420

Berens River

On January 3, 2013, the Company has amended the terms of an option agreement originally assigned to it by Nanoose Gold Limited for the Berens River property. Under the terms of the original agreement, no later than February 15, 2013 each of the two optionors was to receive $25,000 in cash and 50,000 common shares from the Company. Under the terms of the amended agreement, one of the two optionors has agreed to instead receive $12,500 in cash and 327,777 common shares of the Company.

On January 14, 2013, the Company has amended the terms of an option agreement originally assigned to it by Nanoose Gold Limited for the Berens River property. Under the terms of the original agreement, no later than February 15, 2013 each of the two optionors was to receive $25,000 in cash and 50,000 common shares from the Company. Under the terms of the amended agreement, one of the two optionors has agreed to instead receive $12,500 in cash and 407,143 common shares of the Company.

On February 6, 2013, the Company amended the terms of Favourable Lake Gold option agreement. Under the terms of the amended agreement, the Company can acquire a 100% in the property over 26 months by meeting the following conditions:

  By paying a total of $37,500 as $7,500 upon signature, $15,000 on or before the earlier of February 28, 2013 or the date on which the Company and the Sandy lake First Nation enter into a written agreement and $15,000 on or before December 16, 2013 which is the second anniversary date.

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

5.	EXPLORATION AND EVALUATION EXPENDITURES (Continued)

  By issuing a total of 1,000,000 common shares of the Company as 250,000 common shares of the Company no later than the first anniversary date and 750,000 common shares of the Company on or before the earlier of February 28, 2013 or on the date on which the Company and the Sandy lake First Nation enter into a written agreement;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day period ending on the earlier of February 28, 2014 or on the date on which the Company and the Sandy lake First Nation enter into a written agreement. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance;

  By issuing, subject to certain conditions, such further number of common shares equal to the lesser of 3,000,000 common shares or $150,000 divided by the volume weighted average trading price of the common shares on the TSXV for the five trading day period ending on or before the second anniversary of the date of the period option agreement. The Company may elect to, at its sole discretion, to make a cash payment of $150,000 in lieu of that issuance.

During the three-month period ended March 31, 2013, the Company paid an amount of $55,000 and issued 1,484,920 common share of the company for a total value of $74,246.

Conacher

On February 4, 2013, the Company announced that it has amended the terms of an option agreement originally signed on the Conacher property. Under the terms of the original agreement, no later than March 7, 2013, the optionor was to receive $25,000 in cash and 50,000 common shares of the Company. Under the terms of the amended agreement, the optionor has agreed to instead receive $12,500 in cash and 550,000 common shares.

During the three-month period ended March 31, 2013, the Company paid an amount of $12,500 and issued 550,000 common share of the company for a total value of $27,500.

6.	ADMINISTRATIVE EXPENSES BY NATURE

	2013-03-31	2012-03-31
	(Unaudited)	(Unaudited)
	$	$
Salaries and benefits expenses	905	15,952
Consultants	3,219
Professional services	48,266	57,164
Investor-related fees	10,627	33,395
Regulatory fees	12,393	14,954
Other expenses	18,663	16,534
Property and equipment depreciation	292	292
Losses (gains) from exchange differences	(317)	129
Expenses recovered		(31,540)
	94,048	106,880

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

7.	EMPLOYEE REMUNERATION

7.1	Share-based payments

The Company has adopted share-based payment plans under which members of the Board of Directors may award options for ordinary shares to directors, officers, employees and consultants. The maximum number of shares issuable under the plans is 8,300,000.

The exercise price of each option is determined by the Board of Directors and cannot be less than the market value of the ordinary shares on the day prior the award, and the term of the options cannot exceed five years.

All share-based payments will be settled in equity. The Company has no legal or constructive obligation to repurchase or settle the options in cash.

The Company's share options are as follows for the reporting periods presented:

			2013-03-31			2012-12-31
			(Unaudited)			(Audited)
			Weighted			Weighted
	Number		average	Number		average
	of options		exercise price	of options		exercise price
		$			$
Balance, beginning of period	8,300,000		0.13	4,625,000		0.14
Granted				3,675,000		0.13
Balance, end of period	8,300,000		0.13	8,300,000		0.13

Number of options exercisable	8,300,000		0.13	7,800,000		0.13

During the year ended December 31, 2012, the Company granted 3,675,000 stock options to consultants and officers. The weighted average fair value of $0.04 was determined using the Black-Scholes option pricing model and based on the following weighted average assumptions:

2012-12-31
(Audited)

Weighted average price at the grant date	0.06
Rate of return of dividends	- %
Expected average volatility	129%
Risk-free average interest rate	1.29%
Expected average life (years)	5 years
Weighted average exercise price	0.13

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

7.	EMPLOYEE REMUNERATION (Continued)

The expected volatility was determined using the historical data of public companies from the same sector according to each grant period.

In total, an amount of $3,219 ($nil for the three-month period ended March 31, 2012) in consultant expenses were included in net earnings (loss) for the three-month period ended March 31, 2013.

The table below summarizes the information related to stock options:

		2013-03-31			2012-12-31
		(Unaudited)			(Audited)
		Remaining			Remaining
Number	Weighted	contractual	Number	Weighted	contractual
of options	average	average	of options	average	average
outstanding	exercise price	life	outstanding	exercise price	life
	$	(years)		$	(years)
3,825,000	0.10	3.95	3,825,000	0.10	4.20
1,150,000	0.13	2.78	1,150,000	0.13	3.03
150,000	0.14	2.54	150,000	0.14	2.78
2,225,000	0.15	0.51	2,225,000	0.15	0.76
150,000	0.16	2.67	150,000	0.16	2.92
250,000	0.20	4.18	250,000	0.20	4.42
300,000	0.22	3.01	300,000	0.22	3.25
250,000	0.35	4.18	250,000	0.35	4.42
8,300,000	0.13	2.80	8,300,000	0.13	3.04

8.	ADDITIONAL INFORMATIONS – CASH FLOWS

The changes in working capital items are detailed as follows:

	2013-03-31	2012-03-31
	(Unaudited)	(Audited)
	$	$
Other receivables	4,533	6,129
Prepaid expenses	6,046	8,144
Trade and other payables	13,206	(90,592)
	23,785	(76,319)

Golden Share Mining Corporation
Notes to Consolidated Financial Statements
(in canadian dollars)

9.	RELATED PARTY TRANSACTIONS

The Company's related parties include its joint key management personnel and members of the Board of Directors.

Unless otherwise stated, none of the transactions incorporated special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

9.1.	Transactions with key management personnel

Remuneration of key management personnel, that is, the President, the Vice President of Exploration, the Vice President of Finance and the members of the Board of Directors includes the following expenses:

	2013-03-31	2012-03-31
	(Unaudited)	(Audited)
	$	$
Salaries and benefits	18,681	31,161
Exploration and evaluation expenditures	23,990	29,545
Professional services	10,916	18,458
Investors-related fees	9,000	15,000
Total remuneration	62,587	94,164

During the reporting periods, key management personnel did not exercise any stock options.

10.	COMMITMENTS

The Company has entered into option agreements on its mining properties, which may require future cash payments, issuance of shares and exploration and evaluation expenditures in order to acquire interest in certain properties. The following is a schedule of future obligations required annually:

				Exploration
		Cash	Issuance	and evaluation
		payment	of shares	expenditures
		$		$

2014	Berens River	100,000	200,000
	Berens River extension (a)		3,000,000
	Larose			93,570
		100,000	3,200,000	93,570

2015	Berens River	200,000	200,000
	Berens River extension (a)		3,000,000
	Larose			150,000
		200,000	3,200,000	150,000

(a) The Company may elect to, at its sole discretion, make a cash payment of $150,000 in lieu of the issuance of 3,000,000 common shares of the Company.

MANAGEMENT DISCUSSION AND ANALYSIS
FOR THE FIRST QUARTER ENDING
MARCH 31, 2013
DATED APRIL 30, 2013

SCOPE OF MD&A AND NOTICE TO INVESTORS

This Management's Discussion & Analysis ("MD&A") of Golden Share Mining Corporation (« Golden Share » or the « Company ») discusses the operating results, financial situation and cash flows for the three-month period ended March 31, 2013. These interim financial statements are in Canadian dollars and have been prepared in accordance with International Financial Reporting Standards (“IFRS”).

The Company’s shares are listed for trading on the TSX Venture Exchange under the trading symbol GSH. Additional information on Golden Share can be found on SEDAR (www.sedar.com) and on Golden Share’s web site (www.goldenshare.com).

FORWARD LOOKING STATEMENTS

Except for historical information, this document contains forward-looking statements relating to, among other things, regulatory compliance, and the sufficiency of current working capital, the estimated cost and availability of funding for the acquisition of properties and the continued exploration and development thereof. Such statements reflect current views of Golden Share with respect to future events and are subject to certain risks, uncertainties and assumptions. Estimates provided for 2013 and beyond are based on assumptions of future events and actual results could vary significantly from these estimates. The reader is cautioned that assumptions used in the preparation of such information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company.

OVERVIEW

A variety of issues including sovereign debts crisis, political turmoil in the Middle East, rising production costs for gold miners and worldwide depletion of easily accessible resources continue to support the gold price thereby validating the strategy of Golden Share Mining Corporation (« Golden Share » or the « Company ») to develop a vibrant portfolio of resource and blue-sky projects in Northern Quebec and Ontario in Canada.

The most severe plunge since 1980 in the price of gold around mid-April saw the yellow metal reach multi year lows of around $1,320 per ounce. While financially traded gold suffered heavily, it is interesting to note that the US Mint keeps having to shut down as it cannot keep up with demand for Gold and Silver Eagles while some of the biggest bullion dealers in the UK are unable to physically delivery any metal. Gold's steep decline has also set off a big buying boom in Asia where some areas have run out of retail gold bars for the month of April. Simultaneously, some major gold producers are promoting the use of all-in costs of producing an ounce of gold rather than cash costs. Such costs include by-product cash costs, sustaining capital, corporate general and administrative expenses and exploration expense. Estimates show the average all-in cost of production implies that a breakeven gold price for the sector is about $1,200 to $1,400 per ounce.

2

From a strict geological perspective, it is worth mentioning that Natural Resource Holding Ltd., a holding company focused on the acquisition, development and ownership of natural resource assets with favorable long-term fundamentals, reports there are only 439 gold deposits that meet the industry perceived economic threshold of 1 million ounces on Earth today. Out of those 439 deposits, 189 are operating mines currently producing at average gold grade of 1.06 g/t while 250 are undeveloped deposits with an average gold grade of 0.66 g/t Au. When it is further recognized that the largest undeveloped deposits face significant permitting headwinds and may not become mines for 10, 20 and even 30 years, the absolute disconnect between the geological reality and the current financial aberrations become flagrantly obvious.

Golden Share takes a long term view to the situation and has kept grooming its two flagship projects, two key large scale land packages in two Canadian emerging gold belts. Shebandowan, 70 km west of Thunder Bay, shows significant early stage gold resources and Berens River, 200 km north of Red Lake, hosts a high grade gold and silver past producer. The first quarter of 2013 having shown no signs of positive turn around in our junior resource sector, several decisive corporate actions have been taken to optimally position the Company in the current environment:

  Working with all stakeholders for the renegotiation of option agreement terms,
  Cutting management salaries and reducing all expenses,
  Securing the Shebandowan project by completing 100% acquisition terms and filing assessment work in excess of $2,000,000,
  Maintaining sufficient visibility in existing markets while developing new frontiers,
  Reviewing all strategic options.

On the regulatory front, Golden Share has received its new Ontario Mining Act Ontario Exploration Permits in early March 2013 for Berens River and Shebandowan. We remain involved in ongoing discussions with the Aboriginal communities in the areas of both projects to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

We continue to review all alternative strategic options for our assets to enhance shareholder value and to provide optimal development alternatives considering the currently very challenging market conditions prevailing in the junior resource sector.

ONTARIO – SHEBANDOWAN AREA

Golden Share considers that the southern part of Northwestern Ontario is increasingly being recognized as an emerging gold province. In the Fort Frances area, Rainy River Resources has so far defined 8 M oz Au in Indicated and Inferred Resources on their Rainy River Project. In the Atikokan area, Osisko Mining Corporation acquired Brett Resources Inc. following the discovery of the 10.52 M oz Au Hammond Reef deposit.

The Shebandowan greenstone belt lies at the eastern end of this prolific province and is the object of intensifying exploration.

In February 2013, Moss Lake Gold Mines Ltd. announced a material increase in resource estimates at its 100%-owned Moss Lake gold deposit located 100 km west of Thunder Bay with Indicated Resources of about 40 Mt at 1.1 g Au/t (about 1.4 M oz Au) and additional Inferred Resources of about 50 Mt at 1.1 g Au/t or (about 1.7 M oz Au).

In December 2011, Foundation Resources Inc. reported a NI 43-101 compliant resource estimate of 763,276 ounces of gold in the Inferred category and 96,400 ounces of gold in the Indicated category on the Osmani deposit located 15 km west of Golden Share’s Shebandowan Project (The mineral resources were developed on two parallel gold bearing zones at a gold cut-off grade of 0.40 g/t Au, and contain Indicated Resources of about 3.5 Mt at 0.85 g/t Au and Inferred Resources totaling 30.5 Mt at 0.78 g/t Au).

3

SHEBANDOWAN PROJECT

The Shebandowan Gold Project is located 70 km west of Thunder Bay, Ontario, Canada, in the Shebandowan greenstone belt and is serviced by a railroad line, a high tension power line and the Trans-Canada highway all providing excellent infrastructure to the project.

Following the signature in June 2011 of a definitive purchase agreement to acquire Lake Shore Gold Corp.’s (“Lake Shore Gold”) 100% interest in the Band Ore Gold property, Golden Share now controls 21 km of strike length along the northern part of the Shebandowan belt highlighted by two advanced gold targets: Pistol Lake JF’s West zone (150,699 oz Au Inferred Resource*) and the Band Ore deposit (251,271 oz Au in historical resources within two principal zones**). The Conacher property, acquired in early March 2011, ties in both the Pistol Lake and Band Ore properties in one cohesive land package. The resulting property is referred to as the “Shebandowan Gold Project”. Recent direct claim staking by Golden Share has increased the total area of the project to 78.1 km².

* 2,857,200 MT @ 1.64 g/t Au at 1.00 g/t Au cut off - established in 2010
** These estimates were executed prior to the introduction of National Instrument 43-101; hence they should be treated as historical data and therefore not be relied upon.

Acquisition terms

The Shebandowan Gold Project comprises the Pistol Lake, Conacher and Band Ore properties which have been acquired under different terms.

Pistol Lake

The Pistol Lake property is located 80 km west of the city of Thunder Bay, consists in 47 claims (36 unpatented and 11 patented claims) and covers a total area of 53.5 km².

In October 2012, Golden Share executed the final property payments and all work commitments have now been realized. The Pistol Lake property is therefore now under a 100% ownership by Golden Share.

The Vendor retains a 3% Royalty (the “Royalty”) and Golden Share has the right to purchase a portion equal to a first third of the Royalty for $500,000 (1% Royalty). Additionally, Golden Share also has the right to purchase a portion equal to a second third of the Royalty for $1,000,000 (1% Royalty). The Vendor will thereafter retain the final third of the Royalty (1% Royalty).

Moreover, Golden Share shall make the Vendor annual advance-royalty payments for a total sum of $20,000 per year. Such yearly advance-royalty payments will be payable each future anniversary date starting on the 5th anniversary date of signature of the agreement. Such payments are to be deducted from any Royalty payments to be made to the Vendor as defined above. Before the 9th anniversary date of signature of the agreement, Golden Share may elect, at its sole discretion, to execute half of the yearly $20,000 payments by the issuance of a number of common shares representing the sum of $10,000 according to the market price at such date.

Conacher

The Conacher property is located 70 km west of the city of Thunder Bay, consists in 9 claims and covers a total area of 8.8 km².

In February 2013, Golden Share executed the final property payments and all work commitments have now been realized. The Conacher property is therefore now under a 100% ownership by Golden Share. The vendor retains a 1% Net Smelter Return on the property.

4

Band Ore

The Band Ore property is located 65 km west of the city of Thunder Bay, consists in 28 claims (11 unpatented and 17 patented claims) and covers a total area of 5 km².

In June 2011, the Company signed the definitive agreement to acquire Lake Shore Gold’s 100% interest in the Band Ore property against the issuance of 21.69 million common shares of Golden Share representing 19.9 per cent of the outstanding shares, as well as warrants to acquire an additional 10,845,000 common shares of Golden Share (representing 9 per cent of the outstanding shares on a partially diluted basis) at an exercise price of $0.20 per common share during the 36-month period following its issuance. The June 2011 definitive agreement also specifies that:

  So long as Lake Shore Gold’s ownership interest is above 9.9%, Lake Shore Gold will have the right to participate in Golden Share’s future financings in proportion to Lake Shore Gold’s pro rata share for a period of five years, so as to maintain the percentage interest in Golden Share. In the event Lake Shore Gold’s ownership decreases below 9.9% this right will cease.

  For a period of five years, Lake Shore Gold will have the right to increase its shareholding in Golden Share to up to 30% by purchasing additional shares from Golden Share in a private placement using the 20 day Volume Weighted Average Price of the Golden Share shares at that time.

  Lake Shore Gold will retain a 1% Net Smelter Return Royalty (“NSR”) on all minerals produced from the Band Ore property.

  Lake Shore Gold will have the right to nominate one director to the board of Golden Share as long as Lake Shore Gold’s interest in Golden Share stays at or above 9.9%.

  Golden Share agrees to incur a minimum of $250,000 in exploration expenditures on the Band Ore property within the two years following the signature of the agreement.

Geological setting

The Shebandowan Gold Project is located in the Shebandowan greenstone belt, a classic Archean sequence exhibiting strong similarities to the Hemlo, Timmins, Kirkland Lake and Val d'Or gold camps both in geological and tectonic evolution. The belt contains east trending mafic to intermediate metavolcanics consisting of basalt, andesite and dacite flows and tuffs with minor felsic volcanilastics and metasediments underlying the Shebandowan Lake area. Gabbro, peridotite and feldspar (+/- quartz) porphyry sills and plugs intrude the metavolcanics.

In 1994 government geologists first coined the term “Matawin Gold Belt (MGB)” to describe the 75 km long, six kilometres wide geological structure that contains more than 75 gold occurrences, including the Band Ore deposits. Gold mineralization in the MGB shows a close spatial association between Timiskaming type alkalic metavolcanics and intrusives in contact with Archean greenstones and metasedimentary units.

A great number of gold occurrences with assays up to 124.80 g/t Au are recorded on the Shebandowan Gold Project over a great variety of geological settings. These gold occurrences are at various stages of development and offer great exploration potential for additional discoveries. The current focus of the project, and presently the most advanced area, is the Pistol Lake-Band Ore trend highlighted by two advanced gold targets:

5

  Pistol Lake JF’s West zone: 150,699 oz Au Inferred Resource*.

  Band Ore deposit: 251,271 oz Au in historical resources within two principal zones (706,000 tonnes at a grade of 6.86 g/t Au** in the Main zone and 616,000 tonnes at a grade of 4.83 g/t Au** in the #4 zone).

Exploration history

On Pistol Lake, the most advanced historical exploration was performed by Chabela Resources in the late 1980’s which carried out the bulk of the historical diamond drilling used by Golden Share for the calculation of NI 43-101 resources on the JF West Zone. On the Conacher property, the most systematic historical work completed was performed by Noranda Exploration in the early 1980’s and a follow-up drilling program by North Coast Industries was executed towards the end of the decade. The main historical milestones for the Band Ore’s past exploration history can be summarized as follows:

  1936-1945 : Gold was first reported on the Rochon-Maney Mining Syndicate forming the Mud River Property which was transferred and optioned to several companies that executed trenching, stripping and diamond drilling,
  1946 : Band Ore Mines Ltd was incorporated and drilled 68 holes (11,277 m),
  1974 : Bonnacord Exploration Limited optioned the property and conducted a feasibility study and bulk sampling (results unavailable),
  1980 : Watts Griffis and McOuat report for property,
  1980-1982 : Mattagami Lake Exploration drilled 36 holes (6,170 m) and executed the following surveys : IP/Res (114 km), VLF (44 km), Mag (131 km), HEM (19 km),
  1982 : Noranda Exploration Co Ltd (Norex) drilled 31 holes (3,758 m), executed 18 trenches (1,463 m) and carried out humus and soil geochemistry,
  1995 : Band-Ore - 1 drill hole (213 m),
  2003 : Staccato - 7 drill holes (1,848 m) IP/Res testing, resampling of some trenches.

Golden Share exploration history

2008

An initial 2008 exploration program comprising systematic compilation, prospecting, geological mapping, channel sampling and a first limited diamond drilling program was executed by Golden Share on three important areas of the property, the JF West Zone, the Calchris Zone and the Contact Zone. The program highlighted the potential of the virtually unexplored Contact Zone on the property and confirmed the importance of the JF West system.

2009

The 2009 program was aimed at evaluating the mineralization hosted in the Shebandowan Felsic Intrusive Complex (“SFIC”). Surface field reconnaissance was executed in the fall 2009 prior to a short drilling campaign. The main trench was mapped over 160 m across the Martin Bay zone and exposes strongly altered monzonite hosting trace to 5% pyrite. Several quartz vein networks have been recognized in association with the altered system, the main ones being the historical “Haines vein” with grades of up to 25.50 g/t Au in the vein and wall rock and the new GSH vein with grades of up to 12.25 g/t Au also in the vein and wall rock. A total of 9 holes for 537 m were drilled principally on the Martin Bay Zone of the SFIC and showed anomalous gold values.

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2010

In Q2 2010, a NI 43-101 compliant resource calculation was released on the JF West Zone. The work was executed by InnovExplo, a Val d’Or based geological and mining consulting group, to establish a geological model for the mineralization and to confirm the presence of sufficient mineral resources to justify further exploration work by Golden Share.

Based on InnovExplo’s recommendation, a cut-off grade of 2.00 g/t Au was used, which results in an Inferred Resource of 851,000 metric tonnes grading 2.62 g/t Au for a total of 71,700 ounces of gold on the JF West zone. When a cut-off of 1.00 g/t Au is used, an Inferred Resource of 2,857,200 metric tonnes grading 1.64 g/t Au containing a total of 150,700 ounces of gold is obtained.

Inferred Resource
Cut-Off grade	Metric	Grade	Ounces
g/t Au	Ton (t)	g/t Au	Au
1.00	2,857,200	1.64	150,699
2.00	851,000	2.62	71,685
3.00	290,800	3.59	33,587
4.00	89,100	4.65	13,338
5.00	37,400	5.78	6,937

*Notes: Golden Share owns a 100% option for the Pistol Lake property. Mineral Resources are not Mineral Reserves having demonstrated economic viability. Results are presented undiluted and in-situ. The estimate includes 7 gold-bearing zones and covers the Pistol Lake project area over 1,250 meters E-W, 500 meters N-S, and from an elevation of 0 to -150m. The cut-off grade must be re-evaluated in light of current market conditions (gold price, exchange rates and mining cost). InnovExplo is not aware of any environmental, permitting, legal, taxation, socio-political, marketing or other relevant issue that could materially affect the Mineral Resource estimate. Composites were taken on zones within the mineralized envelopes (composite = 1 meter). Calculations are based on metric units / Ounce (troy) = Metric tonne x Grade / 31.10348. The number of tonnes was rounded off to the closest hundred. All differences in totals are due to rounding.

The geological interpretation of the mineralized zones was entirely redone by Pierre-Luc Richard, P.Geo., and Carl Pelletier, P.Geo. The geological model and current resource estimate demonstrate that the JF West contains at least seven (7) continuous mineralized lenses in close proximity (5 to 25 m), having a minimum width of 1.5 m and a length between 360 and 1,250 m. The geological continuity of each lens was determined from section to section using gold values, lithologies and alteration facies from 47 diamond drill holes.

The mineralized zones are characterized by intense alteration and the development of quartz veins and breccia zones in the hanging wall (HW1 zone) and in the footwall (FW1 to FW3 zones) of a geological structure consisting in a quartz feldspar porphyry hosted in mafic volcanic units. Three additional mineralized zones are hosted in the quartz feldspar porphyry (P1 to P3 zones).

The current resource estimate is based on a small number of drill holes and as a result, the current Mineral Resource Estimate can only be classified as Inferred Resources. A fixed density of 2.70 g/cm³ was used. High grade capping was done on the raw data and established at 10 g/t Au. The sections were generated using Gemcom software version 6.2.1. Each lens was linked in three dimensions to form 3D solids.

The 2010 Mineral Resource Estimate was based mostly on historical information and was performed using all available results by Pierre-Luc Richard, B.Sc., P.Geo., and Carl Pelletier, B.Sc., P.Geo., both independent Qualified Persons as defined in National Instrument 43-101. The full NI 43-101 technical Report is available on www.sedar.com.

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2011

A thorough exploration program was executed on the Shebandowan Gold Project and comprised systematic compilation, geological mapping and sampling, prospecting, selected ground geophysics, channel sampling and diamond drilling. This is the first time in the region’s history that such a cohesive and unified land package has been established and the initial strategic steps comprised surface geology and sampling with geological traverses executed at a spacing of 100 m. One of the overall objectives of the 2011 campaign has been to harmonize, refine and update the geological data base while at the same time maximising the relocalizing and the discovery of historical and new mineralized surface showings with the ultimate objective to increase the existing resources.

The following describes the systematic approach of the 2011 program.

May 2011 / logistics for project start-up

  Fully functional year-round 20 man camp on Trans-Canada highway,
  Establishment of integrated data management with ArcGis / Geotic data base systems.

June 2011 / initiation of surface mapping and prospecting program

  529 km of traverses completed and 2,367 surface rock samples collected.

August – September 2011 / trenching

  18 trenches excavated (7 on the Band Ore Main Zone, 3 on the Band Ore western extensions / Hag Lake area and 8 on the eastern extension of Pistol Lake) and 798 channel samples.

October – November 2011 / line cutting and ground geophysics

  31 km on Pistol Lake and 17 km on Band Ore / ground magnetometer survey and detailed IP chargeability and resistivity surveys, including Insight sections array over specific chosen areas.

October – December 2011 / first phase diamond drilling

  15 diamond drill holes (“DDH”) totaling 3,075 m (5 DDH on Band Ore Main Zone, 1 DDH on Band Ore Zone N°4, 1 DDH on Band Ore - Conacher western extension and 8 DDH on Pistol Lake) for a total 2,958 individual core samples (2,692 m sampled) analyzed with full Au + 35 element package and 435 QA/QC samples.

Band Ore area trenching and drilling results

The work program on the Band Ore target demonstrated the existence of four anastomosing sub-parallels pyrite-bearing shear zones exposed over a width of 30 m and over a strike length of 500 m between trenches A, B and D on Band Ore Main Zone. High grade results of 23.90 g/t Au over 1 m, 12.85 g/t Au over 1 m and 12.05 g/t Au over 1 m were obtained by Golden Share in the central cores of the pyrite bearing shears.

Drilling Highlights:

The Band Ore first pass drilling program consisted in five holes totalling 749 m on the Band Ore Main target and one hole totalling 443 m on the Band Ore Zone N°4 target. The drill intercepts highlights for this program on the Main South Zone and on the Upper Main Zone are:

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  BO-11-01 : 17.85 g/t Au over 2.70 m from 33.00 to 35.70 m
  BO-11-05 : 18.27 g/t Au over 2.70 m from 117.60 to 120.30 m
  BO-11-01 : 2.80 g/t Au over 5.50 m from 62.50 to 68.00 m
  BO-11-03 : 1.70 g/t Au over 10.80 m from 102.60 to 113.40 m

The Main South Zone and the Upper Main Zone are all part of the Band Ore Main Zone system. All zones are open on strike and below 150 m vertical depth and within 500 m from Trans-Canada highway.

Pistol Lake area trenching and drilling results

The 2011 work program on Pistol Lake shows the presence of the 3 km long auriferous Pistol Lake Corridor with trench GSH-11-14 highlighting a direct extension to the east of the JF West resource area.

Trench GSH-11-14 shows a major 37 m wide shear zone containing intrusive xenoliths hosted in highly altered volcanic rocks. Trench GSH-11-14 yielded a weighted average grade of 0.90 g/t Au over a width of 28 m from 66 channels in the immediate eastern extension of the JF West Zone (included in 0.68 g/t Au over 36 m, calculated from 86 channels sampled along 85.2 linear meters). Individual grades obtained for the channels vary between trace and 4.61 g/t Au.

Results of trenches located in the eastern extension of the Pistol Lake corridor comprise 1.03 g/t Au over 1 m, 0.82 g/t Au over 1 m, 0.25 g/t Au over 1 m (GSH-11-09); 0.16 g/t Au over 1 m and 0.11 g/t Au over 1 m (GSH-11-10) and; 0.14 g/t Au over 1 m (GSH-11-13).

Drilling highlights:

The Pistol Lake first pass drilling program consisted in eight holes totaling 1,362 m with four holes targeting the trench GSH-11-14 discovery. Additionally, a three hole, north-south, geological cross section 150 m east of the JF West resource area was also drilled while one hole was drilled within the inferred resource to fill an information gap. The following compilation table of drilling results highlights significant mineralized intervals above 0.50 g/t Au.

DDH	From	To	Length Au (g/t)

PL-11-14	14.45	20.90	6.45 m	1.28
PL-11-15	124.91	126.91	2.00 m	0.64
PL-11-15	248.00	254.07	6.07 m	0.92
PL-11-15	266.00	268.00	2.00 m	0.59
PL-11-15	287.60	288.60	1.00 m	0.68
PL-11-15	345.50	345.80	0.30 m	2.22
PL-11-15	440.00	441.00	1.00 m	0.51
PL-11-16	53.00	61.00	8.00 m	0.59
PL-11-16	71.00	72.00	1.00 m	2.67
PL-11-17	33.50	43.00	9.50 m	0.79
Including	40.00	40.70	0.70 m	5.03
PL-11-17	61.00	62.00	1.00 m	0.64
PL-11-18	14.61	47.20	32.59 m	0.54
PL-11-19	43.80	44.55	0.75 m	1.48
PL-11-20	10.00	11.00	1.00 m	0.73
PL-11-20	33.00	34.00	1.00 m	0.84
PL-11-20	87.30	89.00	1.70 m	1.10
PL-11-21	22.50	30.50	8.00 m	0.51
Including	27.50	28.50	1.00 m	3.07
PL-11-21	35.50	36.50	1.00 m	1.07

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Additionally, the 2011 program was very effective in opening up new areas of potential mineralization notably in the middle of the strategic Pistol Lake - Band Ore trend (“PLBO”) where the compilation, geological mapping and drilling outline the 4 km long auriferous Conacher corridor potentially representing the western extension of Band Ore Zone N°4. Highlights include:

  Two sub parallel trends are identified within this corridor, the Fogen-Conacher (“FC”) trend to the north and the Zone 4-Conacher (“Z4C”) trend to the south,

  The FC trend is highlighted by an historical drill intercept of 1.03 g/t Au over 12 m,

  The Z4C trend is highlighted by an historical drill intercept of 0.92 g/t Au over 1.5 m in the west part, an historical drill intercept of 0.32 g/t Au over 65.07 m associated with a gold humus anomaly in the central part and Band Ore’s Zone N°4 to the east,

  Golden Share’s drill hole CO-11-01 confirms the mineralization of the Z4C trend with drill intercepts of 1.36 g/t Au over 3.40 m (including 5.06 g/t Au over 0.56 m) and 0.26 g/t Au over 16.70 m in a very strongly schistosed and altered rock package.

2012

In March 2012, an eight hole, second pass, drilling program totalling 1,203 m was executed on the Band Ore Main target to test additional IP anomalies identified during Golden Share’s 2011 geophysical survey. These anomalies are located in the volcanic rocks hosting the Main Zone porphyry and have confirmed positive for gold mineralization, thereby further strengthening the model of several anastomosing sub-parallels pyrite-bearing shear zones. This second pass drilling program was highlighted by results from IP anomaly # 3 in the Eastern Main South Zone (west extension of 17.85 g/t Au over 2.70 m in BO-11-01) :

  BO-12-10 : 7.21 g/t Au over 2.00 m from 48.00 to 50.00 m (550 m west of BO-11-01)
  BO-12-08 : 1.38 g/t Au over 1.00 m from 36.85 to 37.85 m (1,000 m west of BO-11-01)

Golden Share’s 2012 summer program on the Shebandowan project focused on the recently recognized major alteration zones of the PLBO with the objective to open up the mineralization on strike with the known resource areas. Recent surface work comprised :

  Detailed geological mapping,
  Prospecting and verifications (137 surface rock samples collected),
  Re-opening of ancient trenches (20 channel samples collected),
  0.33 km of MMI line testing (52 MMI samples collected at four specific depths),
  6.73 km of VLF line testing.

Four sectors yielded positive results :

  On the new July zone several shear zones, up to 8 m in width, were identified in a 120 m wide package of strongly deformed and altered felsic to mafic volcanics. The rocks display carbonate, hematite and sericite alteration and 5 samples yielded results above 0.15 g/t Au with a maximum value of 1.52 g/t Au.

  On the Calvert zone angular surface float samples yielding results of up to 26.40 g/t Au prompted the re-opening of an ancient trench. A sigmoidal quartz vein hosted in the sheared and locally silicified intrusive was exposed over widths up to 50 cm. Channel samples within the vein and its immediate wall rock yielded steady anomalous gold values peaking at 1.06 g/t Au over 1.40 m while individual grab samples of the vein yielded results of up to 1.65 g/t Au.

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  On the Pistol Lake Eastern extension, surface outcrop sampling from 0.5 to 2.5 km east of the JF West zone demonstrated the continuation of alteration zones and a total of 5 samples yielded results above 0.15 g/t Au with a maximum value of 1.26 g/t Au. The mineralization is hosted in two different rock types, carbonatized mafic volcanics and a bleached feldspar porphyry. In both cases the rock sequence hosts stockworks of up to 10% quartz veinlets and locally up to 5% pyrite.

  Finally, in the Hag Lake area, detailed resampling yielded results of 2.79 and 4.94 g/t Au associated with a cross structure in sheared mafic volcanics. This specific sampling was aimed at verifying the importance of low angle “Riedel” type structures in the control of the mineralization as this phenomenon could have regional implications on the localization of higher grade zones along the known mineralized corridors.

A follow-up fall campaign was executed in September and October targeting the main mineralized corridors within the PLBO. Geological mapping, outcrop chip and channel sampling as well as several soil geochemical surveys were executed.

During Q1 2013, Golden Share executed the final property payments on the Conacher property and all work commitments have now been realized. The Shebandowan Project is therefore now under a 100% ownership by Golden Share. Further securing this important asset, Golden Share filed assessment work representing a total of $2,350,000 in exploration expenditures with Ontario’s Ministry of Northern Development and Mines in the fourth quarter of 2012.

All regulatory documentation relating to Ontario’s new Mining Act was filed by Golden Share in Q4 2012 for the Shebandowan project and the Company received the corresponding Exploration Permit in early March 2013. Such permit has been issued with a period of validity of three years, cover early higher impact exploration activities and notably allow the execution of standard core diamond drilling. Golden Share remains involved in ongoing discussions with the Aboriginal communities in the area of the project to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

LAROSE PROPERTY

The Larose property is located 100 km west of the city of Thunder Bay, Ontario, Canada. It consists in 18 claims covering a total area of 34.2 km².

Acquisition terms

In December 2011, Golden Share entered into an option agreement with Viking Gold Exploration Inc. (“Viking”) to acquire a 50% interest in the Larose gold property over three years by meeting the following conditions:

  By issuing Viking a total of 200,000 Golden Share shares; 100,000 shares upon signature and 100,000 shares on the first anniversary date;
  By incurring a total of $500,000 in exploration expenditures; $200,000 the first year, $150,000 in the second and $150,000 in the third year.

Following the acquisition of a 50% interest by Golden Share, a joint venture (JV) will be formed between Viking and Golden Share to further develop the property. A 3.5% NSR is payable to previous owners, 1.5% of which can be bought back for the sum of $500,000 per each 0.5% increment, or $1,500,000 for the 1.5% NSR.

Viking acquired Larose from Freewest Resources Canada Inc. (“Freewest”), now Cliffs Chromite Ontario Inc., in 2012. Viking is a technically focused exploration company with Dr. John Hansuld and Mr. Mackenzie Watson holding key positions, respectively Chairman and Strategic Advisor. Mr. Watson was awarded Canada's Prospector of the Year Award in 1991 for his participation in the discovery of a number of deposits in Canada. Dr. Hansuld was named "Mining Man of the year" in 1988 by "The Northern Miner", "Developer of the Year" in 1989 by the PDAC and was inducted into the Canadian Mining Hall of Fame in January 2012.

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Geological setting

Larose is situated in the western portion of the Shebandowan belt, approximately 40 km west of Golden Share’s Shebandowan project. The property is mostly underlain by metasedimentary rocks of the Quetico sub-province, mainly greywacke and argillite, which have been intruded by various plutonic rocks with the most prominent of these in the area being the Moss Lake and Obadinaw syenite stocks. Gold mineralization is associated with the Larose shear zone (“LSZ”), a major northeast trending shear up to 25 m wide, that can be identified across the entire property over 9 km and which has so far been systematically traced through surface exposures over 4 km.

The LSZ hosts quartz veins, stockworks and sulphide disseminations in altered greywacke which show very high gold grades locally. Previous operator Freewest reported grades up to 371.9 g/t Au from surface rock sampling on the P1 trench. Freewest executed surface programs comprising prospecting, mapping, surface geophysics and trenching from 2003 to 2004. Limited diamond drilling showed gold mineralization to be persistent at depth with intercepts such as 8.74 g/t Au over 2 m and 1.95 g/t Au over 5 m.

Exploration history

This being a recent acquisition, the Company has not yet executed significant work on the property. Relatively little historical work has been executed as this property lies just west of the Shebandowan greenstone belt volcano-sedimentary package, within the Quetico sediments.

The main historical milestones for the Larose property‘s past exploration history can be summarized as follows:

  1999 - Noranda Exploration conducts till sampling in the area and gets anomalous gold results near Larose.

  2003 - R. Kwiatkowski samples rusty schist yielding very anomalous gold grades and recorded as the original discovery of the Larose showing. In the same year an option agreement is signed with Freewest Resources Canada Inc.

  2003 - Freewest Resources Canada Inc. conducts prospecting, line cutting, geochemical soil sampling, ground geophysics (magnetic and induced polarization) and trenching.

  2003/2004 - Freewest Resources Canada Inc. executes two short diamond drilling programs totaling 2,742 m on selected targets of the LSZ while continuing to explore the property by direct or indirect methods.

The sedimentary rock package and the association of the gold with syenitic type intrusives are very reminiscent of the Malartic and Timmins mining camps.

Golden Share exploration history

Golden Share executed a fall 2011 campaign comprising geological reconnaissance, outcrop sampling, channel sampling, 73 km of line cutting and a ground magnetometer survey over the freshly cut grid. Highlights for this recent campaign are provided by channel sampling on the P1 trench located within the central part of the LSZ and which yielded 45.93 g/t Au over 3.1 m and 54.21 g/t Au over 1.4 m. The mineralization is hosted in sheared, very fine grained metasediments showing local sericitization, silicification and carbonatization and quartz veinlets containing up to 20% sphalerite, 10% pyrite and 2% galena.

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The 2012 summer surface exploration focused mainly on the 2011 freshly cut grid that covers the southern, yet unexplored, 4 km strike length of the Larose Shear Zone (“LSZ”). Other targets also being investigated on the property in parallel were:

1.	Parallel shears to the LSZ,
2.	Soil geochemical anomalies from Freewest,
3.	Pressure shadows and dilational jogs in the southwestern extension of the Obadinaw pluton.

The following highlights are reported :

  A total of 72.6 km of lines was prospected and mapped for a total of 622 new outcrops for a total of 407 surface rock samples collected.

  In the south western part of the property, the LSZ is hosted by metasedimentary rocks and shows a thickness between 5 and 15 m. A total of 3 samples yielded results above 0.15 g/t Au with a maximum value of 1.14 g/t Au.

  Two new shear zones parallel to the LSZ were also identified, the Tribute Shear Zone (“TRSZ”) and the Lys Shear Zone (“LYSZ”) :
o

The TRSZ is located to the northwest and is well defined over a strike length of 2.5 km (with a possible 6.5 km). The observed alteration is also similar to that of the LSZ and feldspar porphyry intrusives have been identified within the TRSZ. A total of 6 samples yielded results above 0.15 g/t Au with a maximum value of 2.24 g/t Au.

o	The LYSZ is located to the southeast and has so far been defined over a 300 m strike length. One gold value of 0.18 g/t Au has been recorded so far.

A total of 2 claims (21 units) covering a surface area of approximately 3.64 km² have been staked by Golden Share to secure the northeastern extension of the TRSZ were gold values of up to 2.24 g/t Au were obtained.

SRK Consulting (Canada) Inc. (« SRK ») was mandated to perform structural geology investigations of stripped outcrops and available drill core on the Larose property. SRK’s preliminary conclusions are :

  Gold mineralization at Larose is associated with stockworks of quartz pyrrhotite ± pyrite ± sphalerite ± chalcopyrite veinlets hosted within strongly foliated metagreywacke or feldspar porphyry dykes.

  The deformed character of auriferous stockwork veins and veinlets suggests that the auriferous veins were introduced before or during deformation in the LSZ.

  The LSZ is a high strain corridor of variable dip angles characterized by strongly foliated rocks. Kinematic indicators suggest both strike-slip (sinistral) movement and dip-slip (northwest over southeast) movement.

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  Three-dimensional analysis using Leapfrog indicates that the auriferous zone in the Larose Trench is offset to the southeast relative to the auriferous zone in the P1 Trench. Such an offset may be related to late faults or may alternatively indicate the occurrence of multiple “stacked” auriferous zones.

Viking and Golden Share have agreed to modify their original agreement. Golden Share will notably not be required to incur exploration expenditures of $150,000 in the second year of the option as originally agreed, though it will be required to keep the claims in good standing and any expenditures incurred will be applied against its $500,000 total work commitment. Golden Share has issued its second tranche of 100,000 common shares to Viking and has agreed to pay in June 2013, 50% of the $10,000 advance royalty payment due. The option agreement has been extended by one additional year under these revised terms.

ELWOOD PROPERTY

The Elwood property is located 70 km west of the city of Thunder Bay, Ontario, Canada. It consists in 31 mining titles covering 36.8 km².

Acquisition terms

The Elwood property results in the consolidation of two contiguous claim blocks acquired under different terms.

The Elwood “Main” property consists in 21 mining titles covering 22.1 km². The terms of the original option agreement were modified in May 2009 and in May 2011 Golden Share executed the final property payments and all work commitments have now been realized. The Elwood Main property is therefore now under a 100% ownership by Golden Share.

The Elwood “West” property comprises 10 mining titles for a total surface area of 14.7 km² and is directly adjoining the Elwood “Main” Property on its western boundary. It was acquired by acquired by direct staking in 2008. Golden Share also holds a 100% interest in the Elwood West property.

As a result of the May 2009 addendum with the Vendor of the Elwood Main property, Golden Share granted a 2% NSR on its Elwood West property. Moreover, an additional 300,000 shares can be issued to the Vendor at any time in the event that measured and indicated resources representing a metal content of 500,000 ounces of gold or more can be defined on the Elwood or Elwood West Property; a first tranche of 150,000 shares would be issued when a first threshold of 250,000 ounces of gold is achieved.

Geological setting

Elwood is located south of the synvolcanic Shebandowan Felsic Intrusive Complex and shows several important, undeveloped gold showings associated with granodiorite dykes and/or sills hosted in a typical volcanic sequence. It also covers the western extension of the Peewatai granodiorite which is host to the mineralized Penziwol area. A large structure termed the Tinto Lake Fault Zone, a north-easterly trending structure interpreted to be a splay off of the regional-scale Crayfish Creek Fault, transects the western corner of the Elwood Property.

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Golden Share exploration history

A thorough initial 2008 exploration program comprising systematic compilation, ground geophysics, prospecting, geological mapping, channel sampling and a first diamond drilling program was executed by Golden Share and highlighted the U Zone as an important target. A 485 m, first pass, 6 diamond drill hole program, yielded the following highlights :

EL-08-01: 2.38 g/t Au over 8.30 m from 17.00 m to 25.30 m
o	including 14.97 g/t Au over 1 m from 18.00 to 19.00 m
EL-08-02: 0.60 g/t Au over 7.45 m from 35.90 m to 43.35 m
o	including 1.56 g/t Au over 1 m from 35.90 to 36.90 m

In December 2010, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to follow-up on the initial drilling. Insight Geophysics Inc. executed an Insight Section Array / Tuned Gradient Array induced polarisation and resistivity survey over 5 line km to cover the U Zone and its immediate extensions. The survey demonstrated a very good correlation between zones of intense auriferous quartz veining and higher resistivity measurements. The IP survey confirmed the vertical extension of the mineralized system at depth and outlined drill targets associated with resistivity highs characteristic of quartz veining with associated chargeability anomalies.

In November 2011, one drill hole executed by Golden Share on the U zone failed to return significant results. Additional drilling had been planned at the time but the program had to be shortened for logistical reasons.

ONTARIO – RED LAKE AREA

BERENS RIVER PROPERTY

The Berens River property is located 200 km north of the city of Red Lake, Ontario, Canada in the Favourable Lake Greenstone Belt of Northwestern Ontario. Winter road access is possible from Red Lake, Ontario. The property can also be reached by float and ski plane services operating out of Red Lake. It consists in 21 unpatented mining claims covering 37.6 km².

Acquisition terms

The Berens River property results in the consolidation of two distinct claim blocks acquired under different terms.

In October 2010, Golden Share first acquired the past-producing Berens River Mine through a one to one share exchange with Nanoose Gold Limited, a private Canadian Company, resulting in Golden Share issuing 5,000,000 common shares. Additionally, Golden Share has taken over the commitments to the Property Optionors and will pay a total of $480,000 cash and issue a total of 1,000,000 Shares over a five year period. A 2% NSR is also payable to the Optionors.

In December 2011, Golden Share then secured the land package surrounding the past-producing Berens River Mine by entering into an option agreement with Favourable Lake Gold, a private Canadian company, to acquire a 100% interest in 20 unpatented claims. Golden Share can acquire this 100% interest over two years for a cash compensation of $50,000 upon the achievement of certain milestones and by issuing to the vendor a maximum of 8,000,000 of the Company's common shares (500,000 shares upon the achievement of certain milestones, a maximum of 3,000,000 shares on the first anniversary date, a maximum of 3,000,000 shares on the second anniversary date; all share issuances being conditional to the achievement of certain milestones. Additionally, the Company can issue a maximum of 1,500,000 additional shares upon reaching certain production milestones). The two 3,000,000 shares payment on the first and second anniversary dates can be replaced by cash payments.

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As at December 31, 2012, the Company paid a total of $137,500 ($57,500 in 2012, $60,000 in 2011 and $20,000 in 2010) in cash and issued 750,000 (350,000 in 2012, 200,000 in 2011 and 200,000 in 2010) common shares of the Company for a total value of $103,500 ($28,500 in 2012, $34,000 in 2011 and $41,000 in 2010).

Geological setting

The geology of the area consists of a sequence of folded Archean metavolcanic and metasedimentary rocks which have been intruded by gabbro and granitoid masses.

The Berens River Mine gold-silver mineralized system present on the Berens River Mine claim comprises 10 recognized strongly silicified hydrothermally altered zones (historically called “Veins”) developed in steeply dipping, fracture-shear-fault systems with a general strike of 110° and a 75° dip towards the SSW that cross-cut the stratigraphy at a high angle. The zones vary in thickness from 15 cm to 4.50 m and show lateral extents of up to several hundred meters. Past exploration efforts have concentrated on only two of these Veins; the N°1 Vein system, site of the former Berens River Mine, and the nearby N°3 Vein system.

The past producing Berens River Mine was operated by a subsidiary of Newmont Mining from 1939 to 1948 and produced 158,000 ounces of gold and 5.8 million ounces of silver as well as 1.7 million pounds of zinc and 6.1 million pounds of lead. The historical production originates from the N°1 Vein, one of the ten veins recognized on the Property and the only one having undergone mining. The N°1 Vein was mined by shaft N°1 which was sunk to a depth of 990 m although no production has been recorded below the 518 m level. A second shaft was sunk to a depth of 232 m on the N°3 Vein but has not yet entered into production.

Several historical, non NI 43-101 compliant resource estimates, have been completed on the N°3 Vein and the most recent and conservative estimate executed in 1989 by Watts, Griffis, McOuat Ltd. outlined a mineral inventory of 43,000 ounces of gold and 981,000 ounces of silver above the 300 m level (174,000 tonnes at a grade of 7.72 g/t Au and 175.22 g/t Ag***). No resource calculation has ever been executed on the other Berens River veins.

*** These estimates were executed prior to the introduction of National Instrument 43-101; hence they should be treated as historical data and therefore not be relied upon.

The land position surrounding the past-producing Berens River Mine claim consists in two discrete blocks:

Berens Extension (15 contiguous claims)

  Direct eastern extensions to the Berens River Mine vein system with historical drilling intercepts up to 29.79 g/t Au and 30.10 g/t Ag over 2.50 m (DDH N87-2 – Vein 3 extension).

  Direct southeastern extension of the Berens River Mine ”en echelon” vein system (Veins 6, 9, 13, 14, 15, 16, 17 and 18).

  Several historical Au, Ag, Pb and Zn mineralized occurrences located approximately 2 km to the northeast of the Berens River Mine associated with a major northwest trending fault (Oliver, South Trout Lake, Patnora, Gold Hill N°1, Lewis and Henderson).

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Berens South (5 claims)

  Several historical Au and Ag mineralized occurrences located about 10 km to the southeast of the Berens River Mine and notably the Younge occurrence with reported historical channel sampling of up to 135.09 g/t Au and 89.14 g/t Ag over 0.50 m.

Golden Share exploration history

In the fall of 2010 a surface program executed by Golden Share consisted in geological mapping and prospecting with the objective to sample all accessible veins to validate the historical surface data as well as confirm the blue-sky potential of the property. A team of three geologists was on site to maximize surface work and a total of 61 surface rock samples weighting 1 to 3 kg were collected with geological hammers. Highlights of this program include :

  Vein N°1 returned grades of up to 7.53 g/t Au (0.24 oz/t Au) in a quartz-sulphide assemblage containing up to 5-10% chalcopyrite, 1-3% pyrite and 55-60% sphalerite and galena. Silver and base metal grades of up to 1,130 g/t Ag (36.3 oz/t Ag), 15% Zn and 3.8% Pb were also obtained.

  Vein N°3 returned grades of up to 31.88 g/t Au (1.02 oz/t Au) in a quartz-sulphide assemblage containing up to 2-5% chalcopyrite, 2-5 % pyrite and 20% sphalerite. Silver and base metal grades of up to 547 g/t Ag (17.6 oz/t Ag), 15.1 % Zn and 7.4% Pb were also obtained.

  Vein N°19 yielded the highest grades with up to 37.71 g/t Au (1.21 oz/t Au), shows a similar composition to veins N°1 and N°3 and is part of a volcanic hosted quartz stockwork. Silver grades of up to 1,630 g/t Ag (52.4 oz/t Ag) were also obtained.

Immediately following the surface program, a mandate was given to InnovExplo, a Val d’Or based geological and mining consulting group, for the realization of a thorough compilation of all previous drilling and underground data on the Berens River Mine claim. The results were released in May 2011 and can be summarized as follows.

Extension at depth

Vein N°3 has been investigated by 121 diamond drill holes (“DDH”) for a total of 13,753 m and bottom historical diamond drill holes on two of the main sections show the mineralization to widen and to remain open at depth :

- 10.16 g/t Au and 178.20 g/t Ag over 10.50 m (DDH GZ-82-225-05, 525 m vertical depth).

- 9.26 g/t Au and 145.03 g/t Ag over 14.06 m (DDH G-15, 260 m vertical depth).

Vein N°19 has only been investigated by 13 diamond drill holes for a total of 1,400 m and the compilation also highlights its potential below current historical drilling as one of the two bottom holes on the main historical section yielded the following results:

- 24.26 g/t Au and 678.06 g/t Ag over 1.85 m (DDH 15-12, 475 m vertical depth).

Vein N°1 has been investigated by more than 70 historical diamond drill holes for an approximate total in excess of 12,831 m. All the historic production from the Berens River Mine originated from Vein N°1 and comprised 560,607 tons of ore processed at a rate of 250 tons per day producing a total of 157,696 ounces of gold, with an average mill grade of 9.6 g/t gold. All the data available with regards to shafts 1 and 2 and mine openings were transformed into a 3D model. However, there is a great uncertainty on the placement in space of the openings with respect to the drill hole locations.

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The compilation was nevertheless able to demonstrate that in the area of shaft N°1, the main ore zone plunged approximately 70° to the SE with ore shoots within Vein N°1 being from 18 to 106 m in strike length, showing widths between 1 and 5 m and variable vertical extents between 25 and 150 m. The mineralization on Vein N°3, in the shaft N°2 area, appears to have the same geometry.

High grade near surface mineralization

While the previous section enhances the potential of the mineralization at depth, only drill intersections over 1 m along the drill core were reported. Historical reports however show some very high grade near surface intersections up to 246.65 g/t Au over 0.42 m as demonstrated by the following table.

Hole number	From	To	m	Au oz/t	Au g/t
N87-25	92.66	93.16	0.50	1.08	33.59
Z-150-16	16.05	16.55	0.50	1.04	32.35
Z-150-19	39.63	40.13	0.50	1.43	44.48
Z-150-21	52.82	53.32	0.50	1.43	44.48
Z-225-28	8.67	9.23	0.56	7.47	232.34
	9.23	9.83	0.60	1.92	59.72
Z-225-42	10.12	10.62	0.50	1.45	45.10
	10.62	11.12	0.50	2.29	71.23
Z-225-66	88.36	88.64	0.28	1.28	39.81
Z-225-67	21.59	21.89	0.30	1.38	42.92
Z-225-94	72.32	72.87	0.55	2.01	62.52
	74.82	75.17	0.35	1.14	35.46
Z-225-97	3.86	4.28	0.42	7.93	246.65
Z-225-98	6.54	7.04	0.50	5.75	178.85

Statistics on historical data

InnovExplo’s compilation work also yielded the following statistics :

A total of 45,754 m of drilling has been executed over the entire history of the Berens River property out of which 8,864 m was drilled in the early years prior to 1938.

The 36,890 m drilled since 1938 represents 344 DDH which can be allocated as follows :

o	Vein N°1 = more than 70 DDH for an approximate total in excess of 12,831 m
o	Vein N°3 = 121 DDH for a total of 13,753 m
o	Vein N°19 = 13 DDH for a total of 1,400 m
o	Remaining veins = 132 DDH for a total of 20,791 m

Detailed drill logs with geological descriptions available for 137 DDH totalling 17,035 m.

Detailed drill logs with assays and geological descriptions are available for 42 DDH totalling 8,985 m.

Limitations of historical data

The historical information is fragmentary and incomplete. This strongly affects the ability to execute a NI 43-101 compliant resource calculation with the currently available information. Most of the historic information has to be verified especially in the case of high-grade intersections, this includes underground information. The location of the drill holes and the shaft and drift locations must be rectified possibly through more accurate surveying of key features. This verification will lead to the completion of an accurate 3D model. Historic soil geochemistry should also be considered as a starting point for identifying potential gold bearing veins that may increase the mineral resources of the property.

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Vein N°3 holds the potential for mineable resources and should be the object of the emphasis for the verification of historic information and drilling follow-up.

Geological Model

InnovExplo agrees with historic hypotheses of a caldera formation with post volcanic plutonic activity reactivating the vein system resulting in an epithermal type deposit. Various indicators point towards a low-sulphidation epithermal model. However, the presence of iron formations, garnet-chlorite-actinolite and quartz-sericite alteration along with greenschist to amphibolite alteration indicates a hydrothermal alteration associated with a VMS model. It is possible that the Berens River deposit represents a complex ensemble of both VMS environment and with superimposition of an epithermal deposit due to the possible transition from the stratiform volcano to a caldera system.

NI 43-101 report

InnovExplo Inc. was again mandated in April 2012 to complete an evaluation of the project and execute a technical Report in compliance with Regulation 43-101/NI 43-101 and Form 43-101F1 on the Berens River property.

In early July 2012, Golden Share announced the filing of the technical Report which confirms the potential for epithermal and VMS deposits and indicates a potential for future production. The Report also notes that a large part of the property is still at an early stage of exploration and has the potential for further discoveries.

The authors recommend an initial two-phase program. Phase 1 would consist in diamond drilling targeting the high grade mineralization on veins 3, 10 and 19 while Phase 2 would comprise prospecting, whole rock geochemistry and geological mapping, particularly on the new claims acquired in 2011.

The full 43-101 technical Report is available on www.sedar.com.

Sandy Lake First Nation

The Berens River project is located on the Sandy Lake First Nation traditional territory. Golden Share held a first introductory meeting in February 2011 with the Sandy Lake First Nation. During the month of November 2011, Golden Share held a second meeting with the Chief and Council of the Sandy Lake First Nation to advance discussions for the establishment of a constructive relationship for the future while preserving heritage, culture and traditions of the Sandy Lake First Nations Community.

A third meeting was held in Red Lake in September 2012 during which the Sandy Lake First Nation representatives confirmed the endorsement of a gradual approach that would be implemented in stages according to the phases of development of the project. Golden Share provided the Sandy Lake representatives with a proposal for a Memorandum of Understanding that would guide all parties through the first exploration phase in a spirit of mutual respect, ongoing dialogue and regular interaction.

All regulatory documentation relating to Ontario’s new Mining Act was filed by Golden Share in Q4 2012 for the Berens River project and the Company received the corresponding Exploration Permit in early March 2013. Such permit has been issued with a period of validity of three years, cover early higher impact exploration activities and notably allow the execution of standard core diamond drilling. Golden Share remains involved in ongoing discussions with the Sandy Lake First Nation to work in a collaborative way and continue to advise them of the Company’s future exploration plans.

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QUEBEC – VAL D’OR - ROUYN-NORANDA AREA

MALARTIC LAKESHORE PROPERTY

The Malartic Lakeshore property is located 20 km west of the town of Val d’Or, Quebec, Canada. It consists in 26 claims for a total property surface area of 10 km².

Acquisition terms

In October 2009, Golden Share executed the final property payments and all work commitments have now been realized. The Malartic Lakeshore property is therefore now under a 100% ownership by Golden Share.

Geological setting

The property is located on the Norbenite-Marbanite shear zone host of the Kiena Mine currently operated by Wesdome and of the past producing Norlartic and Marban mines located 6 km to the east. The property is also strategically located between Agnico Eagle’s new Lapa mine, located 5 km to the west, and Osisko’s Canadian Malartic project located 6 km due south. To the east of Malartic Lakeshore, NioGold Mining Corporation is developing its Marban block in partnership with Aurizon Mines Ltd. Historical production from the Norlartic, Kierens and Marban past producing mines amounted to 600,000 ounces of gold. In September 2012, NioGold announced an updated mineral resource estimate for the Marban deposit. Based on a cut-off grade of 0.35 grams of gold per tonne and a high value capping of 25 grams of gold per tonne, the in-pit mineral resource is estimated at 20,700,000 tonnes at 1.58 grams of gold per tonne or 1,053,000 ounces of gold in the measured and indicated category plus at 3,780,000 tonnes at 1.60 grams of gold per tonne or 194,000 ounces of gold in the inferred category.

Golden Share exploration history

A thorough 2008 exploration program comprising systematic compilation, mechanical stripping and a first diamond drilling program highlighted the RLM prospect as a 320 m long structure up to 50 m wide consisting in a network of over 25 individual gold bearing veins up to 1.10 m in width. This RLM target sits right on the Norbenite-Marbanite shear and is the first one developed systematically by Golden Share. The mechanical stripping yielded channel samples up to 90.88 g/t Au over 1.32 m (including 178.00 g/t Au over 0.67 m) and the first drilling campaign yielded the following highlights :

ML-08-23 : 15.27 g/t Au over 1.20 m from 76.40 to 77.60 m
o	included in 2.59 g/t Au over 8.40 m from 75.60 to 84.00 m
ML-08-28 : 123.50 g/t Au over 0.50 m from 24.30 to 24.80 m
o	included in 39.84 g/t Au over 1.60 m from 24.30 to 25.90 m

A second drill program was executed in the spring of 2009 and consisted in eighteen holes totalling 1,396 m. Nine new holes were drilled and nine of the drill holes executed by Golden Share in 2008 were lengthened to investigate the mineralized system at greater depths.

The auriferous Zone 66, recognized over a width 27 m, was intersected in ML-08-11 at a vertical depth of 185 m to the north-east of the RLM prospect. It consists in sheared basalt hosting 5 to 15% quartz-calcite veinlets mineralized with 1 to 2% pyrite. In hole ML-08-11 Zone 66 is especially well mineralized with sulphides over an interval of 6.95 m, from 269.15 m to 276.10 m, comprising five quartz veins ranging in width from 0.45 to 1.30 m each and containing 8% pyrite, 4% chalcopyrite and up to 1% galena. Zone 66 is anomalous in gold with grades of up to 1.19 g/t Au over 0.55 m from 255.35 to 255.90 m. Four additional anomalous intervals of 0.31, 0.33, 0.53 and 0.56 g/t Au over up to 2.60 m were also obtained.

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Following this second drill program, and in order to refine drill targets, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to execute an Insight Section Array / Tuned Gradient Array induced polarisation and resistivity survey over 7.2 line km to cover the RLM prospect and its immediate extensions Deeper drill targets associated with resistivity highs characteristic of quartz veining were outlined with a positive chargeability signature.

A third drill program was executed in the fall of 2009 for a total core length of 888 m and consisted in two deep holes drilled to transect the entire RLM shear zone and reach depths where resistivity and chargeability anomalies are best developed.

The highlight of the program was hole ML-09-41, drilled on section 1230E to a depth of 471 m, that intersected Zone 66 over a down hole length of 18 m at a 400 m vertical depth similar. The mineralization comprises 75 % quartz veins up to 1.45 m in width containing up to 7% pyrite, chalcopyrite and galena with strongly anomalous gold values. A 0.70 m quartz vein assayed 2.88 g/t Au over 0.80 m in the hanging wall of Zone 66 at a down hole depth of 396 m.

The results of the fall 2009 drill program clearly demonstrate the intensification and widening of the mineralization at depth and validate the results of the IP survey. Moreover, the mineralization is in all points similar to what was observed in our shallow drilling on the RLM prospect where Golden Share reported grades of up to 123.50 g/t Au.

A fourth, 1,233 m, diamond drilling program on the Malartic Lakeshore property was executed in Q2 2011 and the following highlights are reported :

  ML-11-42 – total length 528 m : The hole was a 90m step out from hole ML-09-41 to intersect Zone 66 towards the southeast. A one meter pyrite bearing vein was intersected around 420 m. Zone 66 was reportedly intersected over an 8 m width at the targeted depth from 483.5 to 491.5 m. It displays good shearing with approximately 20% quartz veins up to 30 cm in width and low sulfide content.

  ML-11-43 – total length 513 m : The hole targeted a flexure in the main RLM corridor, one of the SRK Consulting (Canada) Inc. hypotheses to be verified. A 17 m shear zone with quartz veins in excess of 3 m and showing up to 2-3% pyrite, trace chalcopyrite and trace galena was intersected from 231 to 248 m. Schistosity measurements show a very high angle to core axis.

  ML-11-44 – total length 192 m : The hole targeted an IP anomaly associated with a mafic-intermediate volcanic contact. The target was reached and pyrite bearing felsic volcanics and sediments were intersected near the bottom of the hole.

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FORSAN PROPERTY

The Forsan property is located 45 km east of the town of Val d’Or, Quebec, Canada. It consists in 50 claims for a total property surface area of 8 km².

Acquisition terms

Following discussions with the owner, the original option agreement has been modified on September 26, 2009. In the original option agreement, Golden Share had to pay a sum of $50,000 on the second anniversary of the agreement. In the amended option agreement, Golden Share has now instead paid a sum of $12,500 and issued 312,500 common shares of Golden Share to the owner.

Following these payments and the issuance of 400,000 additional common shares, a condition from the original option agreement, Golden Share has now fulfilled all the conditions of the option and therefore owns 100 % of the Forsan property.

Geological setting

The rocks of the Forsan property consist in a thick volcanic sequence comprising mostly mafic agglomerates and mafic tufs. The units show an east-west strike and a northerly dip. A sub parallel porphyric intrusive with a north-eastern dip, hosting some minor, sub-concordant, granodiorite injections, transects the volcanic sequence. A 50 m wide, northeast trending, diabase dyke cuts the property in an oblique direction. The Pershing batholith contact cuts the north-eastern border of the property. Favourable structures (quartz veins, shear zones, faults) as well as competent host rocks (quartz feldspar porphyry) are present on the property.

The property is situated at the south-eastern extremity of the Abitibi greenstone belt in the Val d'Or geological formation. The Forsan property is located 6 km north-east of the Chimo past producing mine and 10 km south-west of Blue Note Mining’s Croinor project. The property sits on the end of the prolific Cadillac break, in east-west second and third order structures, and at the intersection with strongly developed north-east lineaments in a setting similar to that of the Val d’Or area.

Golden Share exploration history

A thorough 2008 exploration program comprising systematic compilation, mechanical stripping and a first diamond drilling program outlined two new mineralized area, the Forsan Southwest Zone (“FSZ”) and the Forsan East Zone (“FEZ”) located respectively south-west and east of the Main mineralized zone (“FMZ”).

A second drill program was executed in the spring of 2009 and consisted mainly in nine short vertical holes totalling 454 m and targeting the FEZ. An intersection of 56.86 g/t Au over 4.00 m from 42.00 to 46.00 m (including 226.00 g/t over 1.00 m) was obtained in hole GSH-09-18.

At the level of hole GSH-09-18, the FEZ is described as a 4 meter wide zone hosting 12% quartz-pyrite-tourmaline veins with individual veins up to 0.20 m thick. The zone is located at the contact between a tuffaceous unit and a felsic porphyry dyke and contains 2 to 5 % pyrite with trace chalcopyrite. Fine grained visible gold was observed in association with the higher grade section of the interval.

In the fall 2009 a 43-101 compliant resource calculation was released on the FMZ. The work was executed by InnovExplo, a Val d’Or based geological and mining consulting group, to establish a geological model for the mineralization and to confirm the presence of sufficient mineral resources to justify further exploration work by Golden Share.

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Based on InnovExplo’s recommendation, a cut-off grade of 2.50 g/t Au was used, which results in an Inferred Resource of 132,000 metric tonnes grading 3.52 g/t Au for a total of 15,000 ounces of gold on the FMZ. When a cut-off of 1.00 g/t Au is used, an Inferred Resource of 536,500 metric tonnes grading 2.03 g/t Au containing a total of 35,000 ounces of gold is obtained thereby validating the historical data for the FMZ.

Inferred Resource
Cut-Off grade	Metric	Grade	Ounces
g/t Au	Ton (t)	g/t Au	Au
1.0	536,500	2.03	34,981
1.5	322,600	2.57	26,650
2.0	203,100	3.07	20,026
2.5	132,000	3.52	14,936
3.0	85,000	3.95	10,810

*Notes: Golden Share owns 100% of the Forsan property. Mineral Resources are not Mineral Reserves having demonstrated economic viability. Results are presented undiluted and in-situ. The estimate includes 4 gold-bearing zones and covers the Forsan project area over 450 meters NW-SE, 200 meters NE-SW, and from an elevation of 0 to -225m. The cut-off grade must be re-evaluated in light of current market conditions (gold price, exchange rates and mining cost). InnovExplo is not aware of any environmental, permitting, legal, taxation, socio-political, marketing or other relevant issue that could materially affect the Mineral Resource estimate.

The geological interpretation of the mineralized zones was entirely redone by Bruno Turcotte, P.Geo., and Donald Gervais, P.Geo., using a set of sections looking towards an azimuth of N335o.

The geological model and current resource estimate demonstrate that the FMZ contains at least four (4) continuous mineralized lenses having a minimum width of 2.2 m corresponding to the necessary minimum for an open-pit operation or underground bulk mining. In order to confirm the historical data, two verification drill holes were executed by Golden Share during the spring 2009 drill campaign; they also provided material for density measurements. InnovExplo considers this estimate to be reliable, rigorous, based on quality data and in conformity to CIM standards and guidelines for reporting mineral resources and reserves.

One of the most important findings of the resource estimate on Forsan is the definition of geological continuity at N115°. This observation further reinforces the significance of the FEZ located 600 m south-east of the FMZ where an intersection of 56.86 g/t Au over 4.00 m was obtained.

The 2009 Mineral Resource Estimate was performed by Bruno Turcotte, M.Sc., P.Geo., and Donald Gervais, B.Sc., P. Geo., under the supervision of Carl Pelletier, B.Sc., P.Geo., using all available results. The work performed on the Forsan property has been executed under the supervision of Mrs. Laurence Huss, M.Sc., P. Geo., and Golden Share’s Vice-President Exploration.

The full 43-101 technical Report is available on www.sedar.com.

A short 546 m follow-up diamond drilling program was executed in Q3 2010 and consisted in four holes, two holes on the Forsan Main Zone (“FMZ”) for total of 330 m and two holes on the Forsan East Zone (“FEZ”) for a total of 216 m.

Hole GSH-10-29 drilled to investigate the FEZ at greater depths, identified a new mineralized zone hosting 15% quartz-pyrite-tourmaline veins with individual veins up to 0.25 m thick and containing traces of pyrite and chalcopyrite. This new zone returned 3.38 g/t Au over 3.70 m from 118.00 to 121.70 m and includes 6.62 g/t Au over 1.00 m. Additional points of interest comprise :

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  This new zone is located immediately below the 2009 discovery of hole GSH-09-18 which had intersected 56.86 g/t Au over 4.00 m from 42.00 to 46.00 m including 226.00 g/t over 1.00 m.

  This new zone shows similar mineralization to the 2009 high grade FEZ discovery with an array of pyrite and chalcopyrite bearing quartz-tourmaline veins.

  The new zone is part of a broader mineralized interval reporting 0.62 g/t Au over 25,70 m and showing sustained gold impregnation including a significant number of intersections above 0.50 g/t Au.

This latest finding is particularly significant in the light of the recently recognized viability of lower grade models in a high price gold environment and comes as an added bonus to the high grade mineralization already observed on the FEZ.

In December 2010, Golden Share contracted Insight Geophysics Inc. of Oakville, Ontario, to execute an Insight Section Array / Tuned Gradient Array induced polarisation and a resistivity survey over the FEZ in order to refine drill targets which now comprise both high grade gold mineralization and broad, lower grade envelopes of gold impregnation.

LAC FORTUNE WEST AND BELLETERRE PROPERTIES

Acquisition terms

In December 2007, the Company entered into an agreement with the company SearchGold Resources Inc. (« SearchGold ») under which it acquired the Fortune Lake West and the Belleterre properties in exchange of 8,479,993 common shares evaluated at $0.30 per share.

LAC FORTUNE WEST PROPERTY

The property is located approximately 25 km west of the town of Rouyn-Noranda in the Abitibi area of Northwestern Quebec, Canada. It is easily accessible by national road 117 which passes just south of the property.

Golden Share entered into a purchase and sale agreement with Vantex Resources Ltd (“Vantex”) dated November 2nd, 2012 through which Vantex acquired a 100% interest in the Lac Fortune West property by paying Golden Share $100,000 in cash and issuing to Golden Share 1,000,000 common shares in Vantex’s capital. Golden Share retained a 1% NSR in the property.

Lac Fortune West is directly adjoining Vantex’s Galloway project where several gold targets are being developed, and notably the recent Moriss discovery which returned 8.21 g/t Au over 22.50 m to a depth of 106 m in initial Vantex drilling. In August 2012, Vantex announced a drill intercept of 59.51 g/t Au over 6.20 m to a depth of 64.20 m in the N1 zone which is part of the Moriss discovery. In October 2012, mining executive and investor Rob McEwen increased his stake in Vantex by 500,000 shares bringing his total investment to 7.8 million shares or about 12% of the company.

BELLETERRE PROPERTY

The property is located approximately 2.5 km to the west of the town of Belleterre in the Témiscamingue area of Northwestern Quebec, Canada. It is easily accessible by national road 382 which crosses the property. The consolidation of Niogold’s Blondeau-Guillet property with the Chevrier Lake property creates a substantial 163 claim package (the « Belleterre » project) allowing the implementation of a regional exploration approach to the area.

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Original pre-2007 acquisition terms

The Belleterre property results in the consolidation of two contiguous claim blocks acquired under different terms.

The Blondeau-Guillet property consists in 155 claims. In June 2006, SearchGold entered into an option agreement with Niogold Mining Corporation to acquire a 70% interest in the Property in order to consolidate a position in an area which bears an undeveloped potential. This option was transferred to Golden Share in connection with the agreement with SearchGold. As of today, Golden Share holds a 50% in the Blondeau-Guillet property and intends to remain at this level.

The Lac Chevrier property consists in 8 claims. This property was transferred to Golden Share in connection with the agreement with SearchGold. As of today, Golden Share holds a 100% interest in the Lac Chevrier property.

Geological context and previous wok

The known auriferous veins of the north-east sector of the Belleterre project are part of a high grade mineralization system associated with a granite-volcanic contact which is characterized by pyrite-chalcopyrite-galena-sphalerite-gold bearing quartz veins. The past-producing Belleterre mine is located 5 km east of the property boundary. Previous work by SearchGold included a drill program totaling of 13 short holes drilled to test the continuity and grade of the known auriferous veins of the north-east sector over a strike length of 250 m and at a maximum vertical depth of 65 m. The program returned encouraging gold grades at depth with intersections of 18.21 g/t Au over 0.33 m and 16.81 g/t Au over 0.40 m. A follow-up drill program failed to provide wider intercepts but outlined strike extensions for the mineralization. Many sectors of the property remain to be investigated.

All of Golden Share’s exploration programs are executed under the supervision of Mrs. Laurence Huss, M.Sc., P. Geo., and Golden Share’s Vice-President Exploration. Laurence Huss is a Qualified Person as defined in National Instrument 43-101. Philippe Giaro, P.Geo., President and CEO of Golden Share Mining Corporation, also acts as Qualified Person for Golden Share.

FINANCIAL INFORMATION

RESULTS:

The net loss for the three-month period ended March 31, 2013 amounts to $305,030 ($0.003 per share) compared to $573,300 ($0.005 per share) for the three-month period ended March 31, 2012.

The difference between the two comparative periods is due to the following important variations:

Exploration and evaluation expenditures

For the three-month period ended March 31, 2013, the Company incurred exploration and evaluation expenditures totalling $210,982 compared to $466,420 for the same period in 2012. The expenditures were mainly done on the Berens River property in 2013 and on the Band Ore property in 2012.

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Administrative expenses

The table below details the amounts, by nature, included in Administrative expenses:

	2013	2012
	$	$
Salaries and other employee benefits expenses	905	15,952
Consultants	3,219
Professional services	48,266	57,164
Investors related fees	10,627	33,395
Regulatory fees	12,393	14,954
Other expenses	18,663	16,534
Property and equipment depreciation	292	292
Losses (gains) from exchange differences	(317)	129
Expenses recovered		(31,540)
Total	94,048	106,880

Salaries and other employee benefits expenses:

The decrease of $15,047 is mainly related to share-based payment. The share-based payment is established based on the vesting period on which the options are acquired, the number of stock option issued and finally the strike price.

Investors related fees

The decrease of $22,768 is attributable to the efforts of management to reduce costs and this in order to preserve its cash position.

Reimbursement of expenses

During the three-month period ended March 31, 2012, the Company charged the salary of one of its geologists whose services were made available to a mineral exploration company. The company also billed to a supplier, accommodation costs for its drillers during the drilling campaign on the Band Ore project.

Other comprehensive loss

The Company's available-for-sale financial assets include marketable securities in quoted a mining exploration company.

Available-for-sale financial assets are measured at fair value. Net change in fair value is recognized in other comprehensive income and reported within the available-for-sale reserve within equity. When the asset is derecognized, the cumulative gain or loss recognized in other comprehensive income is reclassified to profit or loss in Finance income or Finance costs if applicable and presented as a reclassification adjustment within other comprehensive income.

The Company recognized a decrease in fair value of $50,000 for the three-month period ended March 31, 2013 compared to an increase in fair value of $16,000 for the same period in 2012.

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CASH FLOW AND FUTURE PERSPECTIVE

As of March 31, 2013, the Company had a cash position of $59,692 as well as guaranteed investments certificates for $305,000 and marketable securities in quoted companies for $99,000.

The Company has to make total cash payment of $300,000 as $100,000 in 2014 and $200,000 in 2015, incur $243,570 in exploration and evaluation expenditures as $93,570 in 2013 and $150,000 in 2014 and issue a total of 6,400,000 common shares of the company to fulfill its commitments related to its properties agreements. The Company may elect to, at its sole discretion, make a cash payment of $150,000 in lieu of the issuance of 3,000,000 common shares of the Company.

The Company has sufficient working capital to cover its current administrative costs. However, the Company will have to obtain more cash through financings to assure the future development of its mining properties, its future administrative costs and properties commitments.

OUTSTANDING SHARE DATA

As of March 31, 2013 the Company had 111,823,452 shares issued and outstanding with a paid in value of $16,711,858 as well as 8,300,000 stock options and 31,365,000 warrants.

The authorized share capital of the Company consists of an unlimited number of shares and of which 111,823,452 were outstanding as of the date hereof.

RELATED PARTY TRANSACTIONS

The Company's related parties include its joint key management and members of the Board of Directors.

Unless otherwise stated, none of the transactions incorporated special terms and conditions and no guarantees were given or received. Outstanding balances are usually settled in cash.

The Company concluded the following transactions for the three-month period ended March 31, 2013:

President

Exploration and evaluation expenditures for a total amount of $23,990 were billed by a Company controlled by the President.

CFO

Professional services for a total amount of $10,916 were billed.

Vice-President Exploration

A salary of $18,681 was paid to the Vice-president exploration.

Director

Fees for an amount of $9,000 were paid to a director for investor related fees.

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CHOSEN ANNUAL INFORMATION (IN THOUSAND OF $)

	2012	2011	2010
Net loss	1 378	8 461	2 457
Basic and diluted net loss per share	0.01	0.09	0.06
Total assets	729	2 266	1 130
Long term debt	N/A	N/A	N/A
Dividend per share	N/A	N/A	N/A

QUARTERLY RESULTS TREND (IN THOUSAND OF $)

	2013	2012				2011
	March	Dec	Sept	June	March	Dec	Sept	June
Revenues	-	-	-	-	-	-	-	-
Net loss	305	23	349	433	573	1 199	817	5 929
Basic and diluted net loss per share	0.003	0.000	0.003	0.004	0.005	0.01	0.007	0.07

ESTIMATES, JUDGMENTS AND ASSUMPTIONS

When preparing the consolidated financial statements, management undertakes a number of judgments, estimates and assumptions about recognition and measurement of assets, liabilities, income and expenses. The actual results are likely to differ from the judgments, estimates and assumptions made by management, and will seldom equal the estimated results.

A detailed summary of the entire Company’s significant accounting policies and the estimates derived there from is included in Note 4 to the Annual Financial Statements for the year ended December 31, 2012.

Information about the significant judgments, estimates and assumptions that have the most significant effect on the recognition and measurement of assets, liabilities, income and expenses are discussed below:

1) Share-based payments

The estimation of share-based payment costs requires the selection of an appropriate valuation model and consideration as to the inputs necessary for the valuation model chosen. In the absence of its own share history, the Company used the share volatility of three estimated companies with comparable activities and estimated the probable life of stock options and warrants granted and the time of exercise of those stock options and warrants. The model used by the Company is the Black-Scholes valuation model.

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RISKS

All of the resource properties in which the Company has are at the exploration stage only and are without a known body of commercial ore or minerals. Substantial expenditures are required for our exploration programs and the development of reserves. In the absence of cash flow from operations, the Company relies on capital markets to fund its exploration and evaluation activities.

Capital market conditions and other unforeseeable events may impact the Company’s ability to finance and develop its projects.

While discovery of reserves may result in substantial rewards, few exploration properties ultimately evolve into producing mines. Major expenditures are required to identify, confirm reserves and to construct mining and processing facilities. It is impossible to know whether the Company’s current exploration programs will ultimately result in a profitable commercial mining operation.

A number of factors determine the economic viability of a property. They include the size of the deposit; the quantity, quality and average unit of the reserves; the proximity of the deposit to existing infrastructure; the estimated development and operating costs; the financing costs and the project cash flows; the prevailing prices and markets and the competitive nature of the industry. Also of key importance are governmental regulations, including those relating to taxes, royalties, land use, the environment, and interests and socio-economic impacts on affected communities.

In addition, although the Company has taken steps to verify that it holds good title to its mineral properties, there can be no guarantee that the Company’s title may not be subject to unregistered prior agreements, encumbrances or adverse regulatory requirements. The consequences of these risks cannot be accurately predicted, but any combination of them may impair the development of a deposit or render it uneconomic.

The Company intends to continue the evaluation and exploration of its properties subject to the availability of financing on acceptable terms. The Company intends to finance these activities either through existing financial resources or through additional equity or quasi-equity financing. However, there can be no assurance that the Company will be able to raise such additional equity.

Additional information on the Company can be found on SEDAR (www.sedar.com).

MANAGEMENT RESPONSIBILITY WITH REGARDS TO FINANCIAL INFORMATION

Management is accountable for the Company’s unaudited interim financial statements and any information included in this interim report.

The unaudited interim financial statements were prepared compliant to the International Financial Reporting Standards (“IFRS”) and with IAS 34 Interim Financial Reporting. These statements include certain amounts based on estimates and assumptions. Management established these amounts in a reasonable way to make sure that the financial statements reflect the situation accurately, with all important matters. The financial information presented anywhere else in the interim report complies with the unaudited interim financial statements.

The management of Golden Share Mining Corporation